UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

SENTIGEN HOLDING CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common stock, par value $.01 per share, of Sentigen Holding Corp.

(2)	Aggregate number of securities to which transaction applies:
7,694,542 shares of common stock
920 shares of common stock issuable upon the exercise of options with exercise price less than $3.37 per share

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum proposed cash payment to be transferred to security holders in the transaction is approximately $25,932,041.74, of which (i) $3.37 is payable per share of common stock and (ii) $1.56 is payable per outstanding option (which is the difference between $3.37 and $1.81, the exercise price of such options). In accordance with Section 14(g)(1)(A) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .000107 by the proposed maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:
$25,932,041.74

(5)	Total fee paid:
$2,774.73

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SENTIGEN HOLDING CORP.
445 Marshall Street
Phillipsburg, NJ 08865

Dear Stockholder:

On behalf of the board of directors of Sentigen Holding Corp. (“Sentigen”), you are cordially invited to attend a special meeting of the stockholders of Sentigen to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on November 14, 2006, at 10:00 a.m. Eastern Daylight Time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 31, 2006, by and among Invitrogen Corporation (“Invitrogen”), Arctic Fox Acquisition Corporation (“Arctic Fox”) and Sentigen, referred to in this proxy statement as the merger agreement, and to approve the merger contemplated by the merger agreement. If the merger is completed, Sentigen will become a wholly-owned subsidiary of Invitrogen, and you will receive $3.37 in cash, without interest, for each share of Sentigen common stock that you own.

Our board of directors has unanimously determined that the merger is advisable, fair to, and in the best interests of, Sentigen and its stockholders and recommends that you vote FOR the adoption of the merger agreement and approval of the merger at the special meeting.

Our board of directors also recommends that our stockholders vote FOR approval of adjournment of the special meeting of stockholders, if deemed necessary to facilitate the approval of the merger proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

We cannot complete the merger unless holders of a majority of the outstanding shares of our common stock vote to adopt the merger agreement and approve the merger. Because the vote is based on the number of shares of our outstanding common stock rather than on the number of votes cast, failure to vote your shares, and votes to abstain, are effectively votes against the merger.  Each of our executive officers and directors has agreed, pursuant to a voting agreement with Invitrogen, to vote all of the shares of our common stock owned by such individual, representing in the aggregate approximately 36% of our issued and outstanding shares, in favor of adoption of the merger agreement and approval of the merger.

Whether or not you plan to be present at the special meeting, please sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. Your vote is very important to us.

We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters. You can also obtain other information about Sentigen from documents that we have filed with the Securities and Exchange Commission. If the merger agreement is adopted by the requisite holders of our common stock, the closing of the merger will occur as soon as possible after the special meeting and the satisfaction or waiver of the conditions to closing.

On behalf of our directors and officers, we wish to thank you for your interest in Sentigen and urge you to vote FOR the adoption of the merger agreement and approval of the merger.

Sincerely,

/s/  Joseph K. Pagano
Chairman of the Board of Directors

/s/  Thomas J. Livelli
President and Chief Executive Officer

This proxy statement is dated October 13, 2006 and is first being mailed to stockholders on or about October 18, 2006.

SENTIGEN HOLDING CORP.
445 Marshall Street
Phillipsburg, NJ 08865

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 14, 2006

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Sentigen Holding Corp., a Delaware corporation, will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, on November 14, 2006, at 10:00 a.m. Eastern Daylight Time. The purpose of the meeting will be:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 31, 2006, among Invitrogen Corporation, a Delaware corporation, Arctic Fox Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Invitrogen Corporation, and Sentigen, pursuant to which Sentigen will become a wholly-owned subsidiary of Invitrogen and each outstanding share of our common stock will be converted into the right to receive $3.37 in cash (less applicable withholding taxes), and to approve the merger of Sentigen with Arctic Fox as contemplated thereby;

2. To consider and vote upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting to another time or place, if deemed necessary, for the purpose of soliciting additional proxies; and

3. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice, which you are encouraged to read in its entirety. Our board of directors has fixed the close of business on October 6, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. At the close of business on the record date, we had outstanding and entitled to vote 7,694,542 shares of common stock. Holders of our common stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with the merger if they meet certain conditions. See “The Merger-Appraisal Rights” beginning on page 25 of this proxy statement.

Each of our executive officers and directors has agreed pursuant to a voting agreement with Invitrogen to vote all of the shares of our common stock owned by such individual, representing in the aggregate approximately 36% of our issued and outstanding shares, in favor of adoption of the merger agreement and approval of the merger.

Whether or not you plan to attend the special meeting in person, please submit your proxy or voting instructions as soon as possible. You can vote your shares prior to the special meeting by mail with a proxy card in accordance with the instructions on the proxy card. Voting by either of these methods will ensure that you are represented at the special meeting even if you are not present in person. Submitting your proxy before the special meeting will not preclude you from voting in person at the special meeting should you decide to attend. Because the vote is based on the number of shares of our outstanding common stock rather than on the number of votes cast, failure to vote your shares, and votes to abstain, are effectively votes against the merger.

Our board of directors unanimously recommends that you vote FOR the approval and adoption of the merger agreement and approval of the merger at the special meeting, and for the adjournment of the special meeting of stockholders, if necessary, for the purpose of soliciting additional proxies to approve the merger.

By Order of the Board of Directors,

/s/  Joseph K. Pagano
Chairman of the Board of Directors

/s/  Thomas J. Livelli
President and Chief Executive Officer

October 13, 2006

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the special meeting, please mark, sign, date and return the enclosed proxy card in the enclosed self-addressed envelope.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q.	When and where will the special meeting be held?

A.	The special meeting of the stockholders will take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on November 14, 2006, at 10:00 a.m. Eastern Daylight Time.

Q.	What proposals will be voted on at the special meeting?

A.	The following two proposals will be voted on at the special meeting: The first proposal to be voted on is a proposal to adopt the Agreement and Plan of Merger dated as of August 31, 2006, among Invitrogen Corporation, a Delaware corporation, Arctic Fox Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Invitrogen Corporation, and Sentigen.

The second proposal to be voted on is a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting to another time or place, if deemed necessary, for the purpose of soliciting additional proxies.

Q.	What will Sentigen’s stockholders receive upon completion of the merger, if approved?

A.	As a result of the merger, our stockholders will receive $3.37 in cash, without interest and subject to any applicable withholding taxes, for each share of our common stock they own (other than shares held by stockholders who perfect their appraisal rights; see “The Merger — Appraisal Rights” beginning on page 25 of this proxy statement). For example, if you own 100 shares of our common stock, you will receive $337.00 in cash, subject to any applicable withholding taxes, in exchange for your Sentigen shares.

Q.	What do I need to do now?

A.	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you. Afterwards, return your completed, dated and signed proxy card in the enclosed self-addressed envelope, as soon as possible so that your shares can be voted at the special meeting.

Q.	How does Sentigen’s board of directors recommend I vote?

A.	At a meeting held on August 25, 2006, our board of directors determined unanimously that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Sentigen and its stockholders, declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, and approved and adopted the merger agreement, subject to stockholder approval. Our board of directors recommends that you vote FOR the adoption of the merger agreement and the approval of the merger and FOR the adjournment proposal.

Q.	What happens if I do not return a proxy card by mail?

A.	The failure to return your proxy card will have the same effect as voting against the merger.

Q.	May I vote in person?

A.	Yes. If your shares are not held in “street name” through a broker or bank, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in the following ways:

Send a written, dated notice to our Secretary (to be received prior to the special meeting) stating that you would like to revoke your proxy;

Complete, date and submit a new proxy card; or

Attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

Q.	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A.	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q.	What vote of the stockholders is required to approve the merger agreement?

A.	To approve the merger agreement, stockholders of record as of October 6, 2006, holding a majority of the outstanding shares of Sentigen common stock must vote FOR the adoption of the merger agreement and approval of the merger. There are 7,694,542 shares of our common stock entitled to be voted at the special meeting. Stockholders holding approximately 36% of our outstanding shares of common stock have entered into a voting agreement with Invitrogen whereby, among other things, these stockholders have agreed to vote the shares of our common stock owned by them in favor of the merger agreement, and appointed Invitrogen and its designees as their proxy and attorney-in-fact to vote the shares of our common stock held by them in favor of adoption of the merger agreement and approval of the merger.

Q.	What will happen to Sentigen as a result of the merger?

A.	If the merger is completed, Sentigen will become a wholly-owned subsidiary of Invitrogen.

Q.	Will I own any shares of Sentigen common stock after the merger or will I receive any shares of Invitrogen common stock as a result of the merger?

A.	No. You will be paid in cash for your shares of Sentigen common stock. Our stockholders will not have the option to receive Invitrogen common stock in exchange for their shares.

Q.	What happens to Sentigen stock options as a result of the merger?

A.	Immediately prior to the effective time of the merger, we will cause each outstanding stock option to be either cancelled or converted into an option exercisable for cash. The holder of an option that is cancelled will be entitled to receive a cash payment equal to the product of (i) the excess, if any, of $3.37 per share over the exercise price per share under the option and (ii) the number of shares of our stock covered by the option. Upon exercise and payment of the exercise price under an option that is converted into an option exercisable for cash, the holder of an option will be entitled to a cash payment equal to the product of $3.37 per share and the number of shares of our common stock covered by the option which was converted. Invitrogen will not assume any of our stock options as a result of the merger.

Q.	What happens if I sell my shares before the special meeting?

A.	The record date for the special meeting is earlier than the date of the special meeting or the expected completion date of the merger. If you held your shares of Sentigen common stock on the record date but subsequently have transferred those shares, you may retain your right to vote at the special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares of Sentigen common stock.

Q.	Will the merger be taxable to me?

A.	Generally, yes. For U.S. federal income tax purposes, generally you will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received and your adjusted tax basis in your Sentigen shares. This gain or loss will be long-term capital gain or loss if you hold your Sentigen shares as capital assets and will have held these shares for more than one year prior to their surrender. See “The Merger — Material United States Federal Income Tax Consequences” beginning on page 27 of this proxy statement.

Q.	Am I entitled to dissenter’s or appraisal rights?

A.	Yes. If you wish to exercise your appraisal rights, you must not vote in favor of the merger and you must strictly follow the other requirements of Delaware law. A summary describing the requirements you must meet in order to exercise your appraisal rights is in the section entitled “The Merger — Appraisal Rights” beginning on page 25 of this proxy statement.

Q.	Should I send in my stock certificates now?

A.	No. After the merger is completed, you will receive written instructions for exchanging your shares of Sentigen common stock for the merger consideration of $3.37 in cash, without interest and subject to any applicable withholding taxes, for each share of Sentigen common stock.

Q.	When do you expect the merger to be completed?

A.	We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, all other closing conditions to the merger must be satisfied or waived. We cannot assure you when, if at all, the conditions to the merger will be satisfied or waived.

Q.	When will I receive the cash consideration for my shares of Sentigen common stock?

A.	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration paid in the merger. When you properly return and complete the required documentation described in the written instructions, you will as promptly as practicable receive from the paying agent a payment of the cash consideration for your shares.

Q.	What will happen to our olfaction intellectual property?

A.	We have contributed all of our company’s olfaction intellectual property to a newly formed wholly-owned subsidiary. Prior to the effective time of the merger, we will spin off the shares of this new corporation to our stockholders on a pro rata basis (we refer to this as the “spin-off”). The spin-off will be a taxable transaction to our stockholders. You will receive from us a separate information statement setting forth detailed information with respect to the spin-off and its effect on our stockholders. Certain information regarding the spin-off is contained in the section entitled “Spin-Off of Olfaction Intellectual Property” on page 2 of this proxy.

Q.	Whom should I contact if I have additional questions?

A.	If you have questions about the merger, including the procedures for voting your shares, or would like additional copies, without charge, of this proxy statement, you should contact Investor Relations at (908) 454-7774. Our public filings can be accessed at the Securities and Exchange Commission’s website at www.sec.gov. See “Where You Can Find More Information” on page 49 of this proxy statement.

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FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions. Those statements include, among other things, the risk that the merger may not be completed in a timely manner, if at all, risks regarding employee retention and other risks detailed in our and Invitrogen’s current filings with the United States Securities and Exchange Commission (referred to in this proxy statement as the SEC), including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning our operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect future events or circumstances.

SUMMARY

This summary highlights selected information contained in this proxy statement about the proposed merger and may not contain all of the information that is important to you as a Sentigen stockholder. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

The Companies

Sentigen Holding Corp.

We conduct our business through two wholly-owned operating subsidiaries: Sentigen Biosciences, Inc. (“Sentigen Biosciences”) and Cell & Molecular Technologies, Inc. (“CMT”). CMT provides contract research and development services to companies engaged in the drug discovery process in the following areas: molecular and cell biology, gene expression and protein biochemistry, bio-processing, high throughput screening support services, mouse genetics, and cell-based G protein-coupled receptors (“GPCR”) selectivity profiling. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tangotm Assay System to address the functionalization of GPCRs for pharmaceutical drug discovery and development.

We were incorporated under the laws of the State of Delaware in May 1990. After having engaged in the acquisition and operation of different businesses subsequent to our initial public offering in August 1990, we commenced our current business operations when we acquired CMT in May 1998. CMT was incorporated on May 6, 1997 to acquire all of the outstanding stock in each of Specialty Media, Inc. and Molecular Cell Science, Inc., two entities operating in the biotechnology and pharmaceutical industries since 1987 and 1991, respectively. We formed Sentigen Corp. as a wholly-owned subsidiary on February 16, 2000, and changed its name to Sentigen Biosciences, Inc. on February 24, 2004. On January 9, 2002, our common stock began trading on The Nasdaq Capital Market under the symbol SGHL. On February 22, 2005, we sold substantially all of the assets of our Specialty Media division.

We maintain our principal executive office, laboratory, and office/warehouse facilities at 445 Marshall Street, Phillipsburg, New Jersey 08865. We operate laboratories at 418 and 422 Industrial Drive, North Wales, Pennsylvania 19454. We also maintain an administrative office at 710 East Durant Avenue, Aspen, Colorado 81611. Our telephone number is (908) 387-1673.

Invitrogen Corporation

Invitrogen provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in its efforts to improve the human condition. Invitrogen provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics and cell biology, placing Invitrogen’s products in nearly every major laboratory in the world. Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. Invitrogen globally employs approximately 4,800 professionals and had revenues of more than $1.2 billion in 2005.

Invitrogen was founded in 1987 and was incorporated in California in 1989, was reincorporated in the State of Delaware in 1997, and is headquartered at 1600 Faraday Avenue, Carlsbad, California 92008. Invitrogen’s telephone number is (760) 603-7200.

Arctic Fox Acquisition Corporation

Arctic Fox Acquisition Corporation is a Delaware corporation and a wholly-owned subsidiary of Invitrogen. Arctic Fox Acquisition Corporation was organized solely for the purpose of entering into the merger agreement with Sentigen and completing the merger and has not conducted any business operations.

The Merger

The Merger

Pursuant to the merger agreement, Arctic Fox will merge with and into us, with Sentigen being the surviving corporation. After the merger, Invitrogen will own all of our outstanding capital stock. Our stockholders will receive cash in the merger in exchange for their shares of our common stock. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully and fully as it is the definitive agreement that governs the merger.

Spin-Off of Olfaction Intellectual Property

We have contributed to a newly formed wholly-owned subsidiary (“Newco”) all of our and our subsidiaries’ olfaction intellectual property. This olfaction intellectual property consists of certain patents and patent applications and all proprietary rights licensed under our subsidiary’s Exclusive License Agreement, dated April 10, 2000, with The Trustees of Columbia University of the City of New York. Prior to the effective time of the merger, shares of Newco will be spun off to our stockholders on a pro rata basis, based on the number of shares of Sentigen common stock held. Generally, Sentigen stockholders will recognize income on the receipt of shares of Newco. See “The Merger — Material United States Federal Income Tax Consequences” beginning on page 27 of this proxy statement. Chartered Capital Advisers, Inc., an independent third party valuation firm, has estimated a fair value range of our olfaction intellectual property of between $120,000 and $190,000. You will receive from us a separate information statement setting forth detailed information with respect to the spin-off and its effect on our stockholders. In addition, Sentigen stockholders will receive information necessary to report their receipt of Newco shares pursuant to the spin-off on their federal, state and local income tax returns.

Merger Consideration (See page 31)

If the merger is completed, stockholders who do not exercise appraisal rights will receive $3.37 in cash, without interest and subject to any applicable withholding taxes, in exchange for each share of Sentigen common stock that a stockholder owns. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a stockholder.

Treatment of Stock Options (See page 32)

Immediately prior to the effective time of the merger, we will cause each outstanding option to be either cancelled or converted into an option exercisable for cash. The holder of an option that is cancelled will be entitled to receive a cash payment equal to the product of (i) the excess, if any, of $3.37 per share over the exercise price per share under the option and (ii) the number of shares of our stock covered by the option. Upon exercise and payment of the exercise price under an option that is converted into an option exercisable for cash, the holder of an option will be entitled to a cash payment equal to the product of $3.37 per share and the number of shares of our stock covered by the option which was converted. Invitrogen will not assume any of our stock options as a result of the merger.

Market Price (See page 47)

Our common stock is listed on The Nasdaq Capital Market under the symbol “SGHL.” On August 31, 2006, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $2.75 per share. On October 12, 2006, the last trading day prior to the date of this proxy statement, Sentigen common stock closed at $3.45 per share.

Reasons for the Proposed Merger (See page 15)

Our board of directors has unanimously (i) determined that the merger is advisable, fair to, and in the best interests of, Sentigen and our stockholders, (ii) approved the merger agreement and the transactions contemplated thereby (subject to stockholder approval), and (iii) recommended that our stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

The factors considered by Sentigen’s board of directors in evaluating the merger included the following:

•	The financial terms of the transaction, including:

•	the fact that the consideration to be paid by Invitrogen is all cash; and

•	the relationship of the merger consideration to the recent and historical market prices and trading activity of shares of Sentigen common stock.

•	The fact that Invitrogen’s obligation to consummate the merger is subject to a limited number of conditions, and no financing contingencies;

•	Our board of directors’ familiarity with, and management’s view of, our financial condition, operations and businesses, including our risks and prospects going forward as an independent company;

•	Our board of directors’ view that conducting a public auction process before selling the company would be detrimental to us and our stockholders;

•	The fact that, in view of our prior efforts to find potential acquirers, it was unlikely that any other party would propose to enter into a transaction more favorable to us and our stockholders;

•	The fact that the merger agreement permits us, under certain conditions, to provide information to, and negotiate with, any third party that may make an unsolicited acquisition proposal if our board of directors reasonably believes it is or could reasonably be expected to lead to a superior proposal;

•	The fact that the merger agreement can be terminated by us under certain circumstances if our board of directors receives a superior proposal;

•	The fact that our executive officers and directors, who collectively hold approximately 36% of our outstanding common stock, entered into voting agreements with Invitrogen to vote all of the shares of Sentigen common stock beneficially owned by them in favor of the merger;

•	The fact that Invitrogen would allow us to contribute our olfaction intellectual property to Newco and effectuate the spin-off; and

•	The opinion of Burnham Securities Inc. (“Burnham”), our financial advisor, that, as of August 25, 2006, as reaffirmed on August 30, 2006, and based upon and subject to the factors, assumptions, limitations and qualifications set forth in the opinion, the $3.37 in cash per share of our common stock to be received by holders of shares of our common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

Our board of directors also identified and considered several potentially countervailing factors in its deliberations concerning the merger, including the following:

•	The risk that our key employees could depart or be distracted by the process of the merger;

•	The risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	The risk that the merger might not be completed and the potential adverse effects of the failure to consummate the merger on our operating results;

•	The significant transaction costs that we will incur in connection with the proposed transaction;

•	The risk that, as a result of the announcement of the merger, our existing relationships with suppliers and customers could be impaired;

•	The decreased likelihood of a competing third-party acquisition proposal in light of:

•	our agreement not to solicit acquisition proposals; and

•	generally, the termination fee and damage provisions;

•	The fact that certain of our executive officers and directors may have interests in the merger that differ from the interests of our stockholders generally;

•	The fact that our stockholders would not benefit from any future appreciation in the value of our company; and

•	The fact that the merger would constitute a taxable transaction.

Opinion of our Financial Advisor to our Board of Directors (See page 17)

In connection with the merger, our board of directors received a written opinion from Burnham, dated August 25, 2006, as reaffirmed on August 30, 2006, that as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the $3.37 per share in cash to be received by the holders of our common stock was fair, from a financial point of view, to such holders. The full text of Burnham written opinion, dated August 25, 2006, is attached to this proxy statement as Annex B. Holders of our common stock are encouraged to read this fairness opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Burnham’s opinion was delivered to our board of directors for use by the Board in its evaluation of the merger consideration and does not address any other aspect of the merger, and does not constitute a recommendation to any stockholder as to how to vote or act with respect to any matters relating to the merger.

Recommendation to Stockholders (See page 17)

Our board of directors, by unanimous vote, has determined that the merger agreement is advisable, fair to, and in the best interests of our stockholders, and has approved the merger agreement. Our board of directors recommends that you vote FOR adoption of the merger agreement and approval of the merger at the special meeting.

Vote Required (See page 10)

The affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve the merger agreement. The merger is not contingent upon the approval at the special meeting of any other proposal presented to our stockholders.

Proxies, Voting and Revocation (See page 11)

Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted FOR the adoption of the merger agreement and, if necessary, FOR the approval of one or more adjournments of the special meeting to solicit additional proxies.

A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	Sending a written, dated notice to our Secretary stating that you would like to revoke your proxy;

•	Completing, dating and submitting a new proxy card; or

•	Attending the special meeting and voting in person. Your attendance alone will not revoke your proxy.

Interests of Certain Persons in the Merger (See page 24)

In considering the recommendation of our board of directors in favor of the merger, you should be aware that there are provisions of the merger agreement and existing and contemplated employment agreements that will result in certain benefits to our directors and executive officers, including continuation of certain indemnification and insurance arrangements for these individuals, and a new employment agreement for our chief executive officer. If the merger is completed, based on the number of shares of our common stock held by our directors and executive officers as of October 6, 2006, our directors and executive officers will receive in the aggregate approximately $9,408,797 in exchange for their shares of our common stock. None of our directors or executive officers owns stock options with an exercise price per share below the merger consideration of $3.37 per share of common stock.

Appraisal Rights (See page 25)

Our stockholders have the right under Delaware law to dissent from the adoption of the merger and to exercise appraisal rights to receive payment in cash for the fair value of their shares of our common stock determined in accordance with Delaware law. The fair value of shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting Sentigen stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached to this proxy statement as Annex C. You are encouraged to read these provisions carefully and in their entirety.

Material United States Federal Income Tax Consequences of the Merger (See page 27)

The receipt of cash by a U.S. holder (as defined in “The Merger — Material United States Federal Income Tax Consequences”) of Sentigen common stock in exchange for that holder’s shares of Sentigen stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a non-U.S. holder (as defined in “The Merger — Material United States Federal Income Tax Consequences”) of Sentigen common stock in exchange for that non-U.S. holder’s shares of Sentigen stock pursuant to the merger generally will not be subject to U.S. federal income tax. To review certain U.S. federal income tax consequences of the merger to holders of Sentigen common stock in greater detail, see “The Merger — Material United States Federal Income Tax Consequences.” Because tax matters are complicated, we urge you to consult your own tax advisors as to U.S. federal income tax consequences, as well as other federal, state, local and foreign tax consequences, applicable to them.

Conditions to the Completion of the Merger (See page 39)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Invitrogen and we are obligated to effect the merger only if the following conditions are satisfied (or waived, if permissible under applicable law):

•	the holders of a majority of the outstanding shares of our common stock must have voted in favor of adopting the merger agreement; and

•	there is no instituted or pending action or proceeding by any governmental authority or agency, domestic or foreign: (i) generally, seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Invitrogen or any of its subsidiaries of all or any portion of the business of Sentigen or of Invitrogen or to compel Invitrogen or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of Sentigen or of Invitrogen; (ii) seeking to impose or confirm limitations on the ability of Invitrogen to effectively exercise full rights of ownership of the shares of Sentigen common stock; (iii) seeking to require divestiture by Invitrogen of any such shares, or any other legal restraint that would reasonably be expected to have the effect of preventing the consummation of the merger; or (iv) seeking to make the consummation of the merger illegal, and no law shall have been deemed applicable to the merger which makes the consummation of the merger illegal.

Invitrogen will not be obligated to effect the merger unless the following additional conditions are satisfied (or waived if permitted under applicable law):

•	generally, our representations and warranties contained in the merger agreement are true and correct in all material respects as of the closing date with the same effect as if made on and as of the closing date;

•	we have duly performed in all material respects the obligations required to be performed by us under the merger agreement at or prior to the closing date;

•	there has not occurred, with respect to us, a material adverse effect. An event, violation, inaccuracy or circumstance is deemed to have a “material adverse effect” on us if, in general, it has had or reasonably would be expected to have a material adverse effect on our business, capitalization, assets, liabilities, operations or revenues; our ability to consummate the merger or Invitrogen’s ability to exercise full ownership rights in the acquired stock of Sentigen; subject in all cases to certain specified exceptions;

•	our Chief Executive Officer has entered into an employment agreement with Invitrogen, and terminated his existing employment agreement with us;

•	we have completed the spin-off of the shares of Newco to our stockholders on a pro rata basis in a manner approved by Invitrogen; and

•	Newco has entered into an agreement with Invitrogen and Sentigen, in a form acceptable to Invitrogen, generally, not to assert any claims or rights that the operation by Invitrogen of the acquired business of Sentigen in a manner identical to that conducted by us prior to the merger infringes or unlawfully uses any olfaction intellectual property being spun-out to Newco.

Sentigen will not be obligated to effect the merger unless the following additional conditions are satisfied (or waived, if permitted under applicable law):

•	generally, the representations and warranties of Invitrogen and Arctic Fox contained in the merger agreement are true and correct in all material respects as of the closing date with the same effect as if made on and as of the closing date; and

•	Invitrogen and Arctic Fox have duly performed in all material respects the obligations required to be performed by them under the merger agreement at or prior to the closing date.

Limitations on Considering Other Acquisition Proposals (See page 36)

The merger agreement provides that Sentigen cannot, nor can it authorize or permit any of its subsidiaries or any of its or their directors, officers, investment bankers, attorneys, accountants and other advisors or representatives, on its or its subsidiaries’ behalf, directly or indirectly, to:

•	solicit, initiate, or knowingly encourage or support any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any takeover proposal; or

•	participate in any discussions with any third party regarding, or furnish to any person any non-public information with respect to, or otherwise knowingly facilitate, any effort to attempt to make or implement, any takeover proposal.

Notwithstanding the above, prior to the adoption of the merger agreement at the special meeting, we may, to the extent that the failure to do so is reasonably likely to cause our board of directors to violate its fiduciary duties, in response to a bona fide written takeover proposal made or received after the date of the merger agreement that our board of directors determines in good faith is or could reasonably be expected to lead to a superior proposal:

•	furnish any information with respect to Sentigen and its subsidiaries to the person making the takeover proposal, pursuant to a confidentiality agreement not less favorable than the confidentiality agreement with Invitrogen; and

•	participate in discussions or negotiations with the person making the takeover proposal regarding the takeover proposal.

We must provide to Invitrogen copies of all information provided to such person prior to (or concurrent with) our delivery of the information to such person, except for information that is publicly available or previously has been delivered to Invitrogen.

In addition, we must promptly advise Invitrogen of any request for information or other inquiry or communication that we reasonably believe would lead to or contemplates a takeover proposal, or of any takeover proposal, including any inquiry for non-public information relating to Sentigen or any of its subsidiaries, the terms and conditions of the request, takeover proposal or inquiry (including any subsequent material amendment or modification to the terms and conditions) and the identity of the person making the request, takeover proposal or inquiry. We cannot provide any information to or participate in discussions or negotiations with a person or entity making any takeover proposal until after we have first notified Invitrogen of such takeover proposal as required by the preceding sentence. We also must keep Invitrogen fully informed on a timely basis of the status and details of any such request, takeover proposal or inquiry.

Termination of the Merger Agreement (See page 41)

Invitrogen or Sentigen can terminate the merger agreement under certain circumstances, including, generally:

•	by mutual written consent;

•	by either Invitrogen or Sentigen, by written notice to the other party, if the merger is not consummated on or before December 29, 2006 (120 days from the date of the merger agreement) or any later date as may be agreed upon in writing by the parties;

•	by either Invitrogen or Sentigen, if a court or other governmental instrumentality issues a final and nonappealable order, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•	by either Invitrogen or Sentigen, if our stockholders do not adopt the merger agreement at a duly convened stockholders meeting or any adjournment or postponement thereof;

•	by Invitrogen (at any time prior to the receipt of the stockholder approval), if any of the following shall have occurred:

•	our board of directors failed to recommend the merger to our stockholders, or withdraws or modifies in a manner adverse to Invitrogen such recommendation;

•	we (A) failed to include in this proxy statement a statement to the effect that our board of directors has determined and believes that the merger is in the best interests of our stockholders and recommends its approval, or (B) removed such board recommendation from this proxy statement or modified the text of this proxy statement in any manner adverse to Invitrogen;

•	our board of directors failed to reaffirm its board recommendation for the merger or failed to publicly state that the merger is in the best interests of our stockholders, in either case if requested to do so by Invitrogen;

•	our board of directors approved or recommended to our stockholders the approval of any other takeover proposal;

•	a tender or exchange offer relating to our securities commenced, and we did not send to our stockholders a statement disclosing that our board of directors recommended rejection of that tender or exchange offer;

•	a takeover proposal is publicly announced, and we failed to issue a press release reaffirming a recommendation in favor of the merger, or otherwise failed to publicly announce our opposition to or actively oppose that takeover proposal; or

•	we or any of our officers, directors, employees or representatives breached or took action inconsistent with our non-solicitation obligations (explained in detail beginning on page 36 of this proxy statement);

•	by Invitrogen, by written notice, (i) if any of our representations and warranties were inaccurate as of the date of the merger agreement, such that the condition precedent would not be satisfied, or (ii) if (A) any of our representations and warranties become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date), such that the condition precedent would not be satisfied and (B) the inaccuracy has not been cured by us within twenty business days after we receive written notice of the breach, and remains uncured at the time notice of termination is given, or (iii) if (A) any of our covenants contained in the merger agreement were breached, such that the condition precedent would not be satisfied and (B) the breach has not been cured by us within fifteen business days after we receive written notice of the breach, and remains uncured at the time notice of termination was given;

•	by us, by written notice, (i) if any of Invitrogen’s representations and warranties were inaccurate as of the date of the merger agreement, such that the condition precedent could not be satisfied, or (ii) if (A) any of Invitrogen’s representations and warranties became inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date), such that the condition precedent to the closing could not be satisfied and (B) the inaccuracy had not been cured by Invitrogen and remained uncured at the time notice of termination was given, or (iii) if any of Invitrogen’s covenants contained in the merger agreement were breached such that the condition precedent could not be satisfied;

•	by us if, prior to the stockholders meeting:

•	our board of directors determined that it desires to recommend entering into a written agreement providing for a takeover proposal which our board of directors has determined to be a superior proposal;

•	we complied with our non-solicitation provisions in the merger agreement in all material respects; and

•	prior to any termination, we gave Invitrogen written notice of our intention to terminate the merger agreement, identifying the takeover proposal and delivering a summary of the material terms and conditions of the proposal and Invitrogen does not make a binding written offer that our board of directors concludes in good faith is as favorable to our stockholders as the takeover proposal determined to be a superior proposal.

Termination Fees (See page 42)

Generally, we must pay Invitrogen a termination fee of $1,000,000, in addition to reimbursing Invitrogen for any other damages incurred by it, in the event the merger agreement is terminated for any of the following reasons:

•	our board of directors failed to recommend the merger to our stockholders, or withdraws or modifies in a manner adverse to Invitrogen such recommendation;

•	we (A) failed to include in this proxy statement a statement to the effect that our board of directors has determined and believes that the merger is in the best interests of our stockholders and recommends its approval, or (B) removed such board recommendation from this proxy statement or modified the text of this proxy statement in any manner adverse to Invitrogen;

•	our board of directors failed to reaffirm its board recommendation of the merger or failed to publicly state that the merger is in the best interests of our stockholders, in either case if requested to do so by Invitrogen;

•	our board of directors approved or recommended to our stockholders the approval of any other takeover proposal;

•	a tender or exchange offer relating to our securities commenced, and we did not send to our stockholders a statement disclosing that our board of directors recommended rejection of that tender or exchange offer;

•	a takeover proposal is publicly announced, and we failed to issue a press release reaffirming a recommendation in favor of the merger, or otherwise failed to publicly announce our opposition to or actively oppose that takeover proposal;

•	we or any of our officers, directors, employees or representatives breached or took action inconsistent with our non-solicitation obligations;

•	if, prior to the stockholders meeting:

•	our board of directors determined that it desires to recommend entering into a written agreement providing for a takeover proposal which our board of directors has determined to be a superior proposal;

•	we complied with our non-solicitation provisions in the merger agreement in all material respects; and

•	prior to any termination, we gave Invitrogen written notice of our intention to terminate the merger agreement, identifying the takeover proposal and delivering a summary of the material terms and conditions of the proposal and Invitrogen does not make a binding written offer that our board of directors concludes in good faith is as favorable to our stockholders as the takeover proposal determined to be a superior proposal. We refer to this scenario as the exercise by our board of directors of its “fiduciary out.”

•	our stockholders did not adopt the merger agreement at a duly convened stockholders meeting (or any adjournment or postponement of the meeting) and at or prior to the time of the failure to obtain stockholder approval there was a publicly disclosed and not withdrawn takeover proposal relating to our company and either:

•	within twelve months after the termination, an agreement is entered into providing for the acquisition of our company or substantially all of our assets with the person making the takeover proposal; or

•	within six months after the termination, an agreement is entered into with any other person providing for the acquisition of our company or substantially all of our assets.

•	our representations and warranties (i) were inaccurate as of the date of the merger agreement, such that the conditions precedent to closing could not be satisfied, or (ii) if any of our representations and warranties became inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date), such that the condition precedent to closing could not be satisfied and this inaccuracy had not been cured by us and remained uncured at the time notice of termination was given, or (iii) if any of our covenants contained in the merger agreement were breached, such that the condition precedent to the closing could not be satisfied and the breach had not been cured by us and remained uncured at the time notice of termination was given, and:

•	at or prior to the time of the failure to obtain stockholder approval, there was a publicly disclosed and not withdrawn takeover proposal relating to Sentigen; and

•	within twelve months after the termination, an agreement is entered into providing for the acquisition of Sentigen or substantially all of its assets with that person making the takeover proposal.

Expenses (See page 44)

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties shall be borne by the party incurring such fees and expenses; provided that we must pay Invitrogen’s fees and expenses up to $100,000 in the event:

•	the merger has not been consummated on or before December 29, 2006 (120 days from the date of the merger agreement) or any later date as may have been agreed upon in writing by the parties; or

•	the merger agreement is terminated and we are required to pay the termination fee of $1,000,000 to Invitrogen.

The Special Meeting of Sentigen’s Stockholders (See page 10)

The special meeting will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, at 10:00 a.m. Eastern Daylight Time, on November 14, 2006 to consider and vote upon the proposal to adopt and approve the merger agreement and the proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies, if necessary.

You are entitled to vote at the special meeting if you owned shares of our common stock on October 6, 2006, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned on the record date. There are 7,694,542 shares of our common stock entitled to be voted at the special meeting.

To vote, you can either (i) complete, sign, date and return the enclosed proxy card or (ii) attend the special meeting and vote in person. If your shares are held in “street name” by your broker or bank, you should instruct your broker or bank to vote your shares by following the instructions provided by your broker or bank. Your broker or bank will not vote your shares without instructions from you. Remember, if you fail to instruct your broker or bank to vote your shares, it has the same effect as a vote “against” the adoption of the merger agreement.

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. The proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies, if necessary, requires the approval of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the special meeting.

Exchange of Certificates (See page 31)

Assuming approval of the merger by our stockholders, promptly after the effective time of the merger, you will be mailed a letter of transmittal and instructions specifying the procedures to be followed to surrender your shares of Sentigen common stock in exchange for the merger consideration. You should not submit your stock certificates for exchange until you receive the letter of transmittal and instructions. When you surrender your stock certificates along with the properly executed letter of transmittal, you will as promptly as practicable receive from the paying agent the merger consideration.

THE SPECIAL MEETING

General

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on November 14, 2006, at 10:00 a.m. Eastern Daylight Time.

The Proposal

The purpose of the special meeting will be to consider and vote upon a proposal to approve the merger and adopt the Agreement and Plan of Merger, dated as of August 31, 2006, among Invitrogen, a Delaware corporation, Arctic Fox Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Invitrogen, and Sentigen, referred to in this proxy statement as the merger agreement. You will also be asked to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Voting

The holders of record of our common stock as of the close of business on October 6, 2006, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 7,694,542 shares of our common stock entitled to be voted at the special meeting.

The holders of a majority of the shares of our common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held in treasury by us are not considered to be outstanding for purposes of determining a quorum. In accordance with Delaware law, abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum.

Required Vote

Each share of our common stock that was outstanding on the record date for the special meeting entitles the holder to one vote at the special meeting. Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Because the vote is based on the number of shares of our outstanding common stock rather than on the number of votes cast, failure to vote your shares, and votes to abstain, are effectively votes against the merger.  Record holders may vote their shares of our common stock in one of two ways:

•	by completing and returning the enclosed proxy card by mail; or

•	by appearing and voting in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, you should vote your shares by proxy as described above as promptly as possible. Submitting your proxy before the special meeting will not preclude you from voting in person at the special meeting should you decide to attend.

If you hold your shares through a bank or brokerage firm, you must vote in accordance with the instructions on the voting instruction card that your bank or brokerage firm provides to you. You should instruct your bank or brokerage firm as to how to vote your shares, following the directions contained in the voting instruction card.

Concurrently with entering into the merger agreement, each of our directors and executive officers entered into a voting agreement with Invitrogen, pursuant to which that person agreed to vote all of the shares of Sentigen common stock beneficially owned by him in favor of the merger. In the aggregate, these stockholders hold approximately 36% of our outstanding common stock.

Shares Owned by Sentigen Directors and Executive Officers

As of the record date, our executive officers and directors beneficially owned an aggregate of approximately 2,791,928 shares of our common stock (excluding stock options), entitling them to exercise approximately 36% of the voting power of our common stock entitled to vote at the special meeting.

Proxies, Voting and Revocation

Each copy of this document mailed to our stockholders is accompanied by a form of proxy card and a self-addressed envelope. You should complete and return the proxy card accompanying this document to ensure your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the meeting.

You can revoke your proxy at any time before the vote is taken at the special meeting. If you have not voted through your broker, you may revoke your proxy by:

•	Sending a written, dated notice to our Secretary (to be received prior to the special meeting) stating that you would like to revoke your proxy;

•	Completing, dating and submitting a new proxy card; or

•	Attending the special meeting and voting in person. Your attendance alone will not revoke your proxy.

If you beneficially own shares held through a broker or bank, you may submit voting instructions by telephone or on the Internet if the firm holding your shares offers these voting methods. Please refer to the voting instructions provided by your broker or bank for information.

All shares represented by valid proxies we receive through this solicitation, which proxies are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted FOR adoption of the merger agreement and approval of the merger.

Sentigen Stock Certificates

PLEASE DO NOT SEND YOUR SENTIGEN COMMON STOCK CERTIFICATES TO US NOW. AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER, THE PAYING AGENT WILL MAIL A LETTER OF TRANSMITTAL TO YOU. YOU SHOULD SEND YOUR SENTIGEN COMMON STOCK CERTIFICATES ONLY IN COMPLIANCE WITH THE INSTRUCTIONS THAT WILL BE PROVIDED IN THE LETTER OF TRANSMITTAL.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. A majority in interest of the stockholders present at the special meeting may adjourn the special meeting. Any signed proxies received by us will be voted in favor of an adjournment in these circumstances, although a proxy card voted AGAINST the adoption of the merger agreement will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies the opportunity to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Effect of Abstentions and Broker Non-Votes

Absent specific instructions from the beneficial owners of shares, brokers may not vote the shares with respect to the adoption of the merger agreement. For purposes of determining adoption of the merger agreement, abstention and broker non-votes will have the same effect as a vote against the merger.

Solicitation of Proxies

We will pay for the costs associated with printing and filing this proxy statement and soliciting proxies for the special meeting. Our officers and employees may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. We also will request that persons and entities holding shares in their names, or in the names of their nominees that are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services.

THE MERGER

This section of the proxy statement describes material aspects of the merger, including the merger agreement. This summary may not contain all of the information that is important to you. You should carefully read this proxy statement, including the full text of the merger agreement, which is attached hereto as Annex A, for a more complete understanding of the merger.

Background of the Merger

Commencing in the last half of 2005 and continuing through May 2006, we engaged in discussions with five companies, including Invitrogen, regarding a potential transaction. Each of those companies, including Invitrogen, executed a confidentiality agreement with us, after which our management met with each of the interested parties to discuss possible synergistic opportunities between our company and the other company. Three of the parties expressed an interest in further pursuing a strategic relationship with our company.

On August 16, 2005 and August 17, 2005, Joseph K. Pagano, our Chairman, Thomas Livelli, our President and Chief Executive Officer, Dr. Kevin Lee, Vice President of Research and Development, Sentigen Biosciences, and Dr. Ronald Newbold, our former executive vice president of commercial operations, met with Nick Ecos, Invitrogen’s vice president and general manager, drug discovery solutions, Dr. Brian Pollok, Invitrogen’s vice president, global drug discovery and chief scientific officer, drug discovery solutions, Bill Checovich, Invitrogen’s director of operations of its Madison, Wisconsin location, Angie Christoffersen, Invitrogen’s business area manager, drug discovery solutions, and Dr. Steven Hayes, Invitrogen’s research area manager at Invitrogen’s Madison, Wisconsin location to better understand aspects to our business and technology and, generally, discuss possible synergies between the two companies.

On October 11, 2005, we provided an informational memoranda on our subsidiaries Cell & Molecular Technologies, Inc. (“CMT”) and Sentigen Biosciences, Inc. (“Sentigen Biosciences”) to Invitrogen; and on October 18, 2005 and October 19, 2005, members of the management team of Invitrogen’s drug discovery solutions business visited CMT’s operations in Phillipsburg, New Jersey and North Wales, Pennsylvania.

Preliminary additional conversations took place with each of the other companies as well, during which we observed that Invitrogen was most likely to consummate a transaction with us on terms acceptable to us within the desired time period. We were cognizant about completing a transaction, if at all, as promptly as practicable as the cost of continuing to fund our research and development activities was impacting our financial resources, and efforts to secure additional financing had to date been unsuccessful. We viewed a reduction or deferral of our research and development activities as neither promoting our own best interests as an independent company nor making our company more attractive to others, and thus not in the best interests of our stockholders. Invitrogen expressed a willingness to consummate an acceptable transaction with us within our desired time frame. We did not view the other interested parties as having the ability to engage in or consummate a transaction with us within the same time frame as Invitrogen and would require us to continue to expend its financial resources on research and development for an extended period of time which would adversely effect us in the event a transaction was not consummated. We determined that it was in our best interests and the best interest of our stockholders to pursue our discussions with Invitrogen which included further due diligence by Invitrogen, site visits and follow-up conference calls.

During the latter part of 2005 and early 2006, we continued to have discussions with Invitrogen regarding the terms of a possible acquisition of our company by Invitrogen. Invitrogen continued its business and scientific due diligence of our company. On December 19, 2005, key management and scientists from Invitrogen’s drug discovery solutions business and representatives from CMT and Sentigen Biosciences participated in a conference call to discuss Invitrogen’s evaluation of our Tango and Division-Arrest cell-based technologies. On January 13, 2006, key management and scientists from Invitrogen’s drug discovery solutions and representatives from CMT and Sentigen Biosciences participated in a conference call to review the data and discuss the conclusions of Invitrogen’s evaluation of our Tango and Division-Arrest cell-based technologies.

On March 6, 2006, Mr. Pagano, Mr. Livelli, Dr. Lee, Dr. Richard Axel (a faculty member of Columbia University and a consultant to Sentigen), John Thompson, Invitrogen’s senior vice president corporate development, Mr. Ecos and Dr. Pollock had a telephonic meeting to discuss the terms of our possible acquisition by Invitrogen.

On March 23, 2006, we received a letter of intent from Invitrogen outlining certain principal terms of an acquisition of our company by Invitrogen. On April 3, 2006, our board of directors held a telephonic meeting to discuss the letter of intent from Invitrogen. The board of directors, among other things, discussed in detail the economic and other terms of the letter of intent, the reasons for a merger with Invitrogen and other alternatives available to us. The board of directors authorized Mr. Pagano to execute the letter of intent on behalf of our company. On April 4, 2006, we signed a non-binding letter of intent with Invitrogen. Among other things the letter of intent provided for a thirty day exclusivity period for Invitrogen.

On April 5, 2006 and April 6, 2006, Mr. Pagano, Mr. Livelli, Dr. Lee, Scott Segler, our chief financial officer, and Dr. Zhong Zhong, CMT’s president drug discoveries, met with Mr. Ecos, Dr. Pollok, Mr. Checovich, Ms. Christoffersen, Charles Kang, Invitrogen’s manager corporate development, Dr. Sue Dale, Invitrogen’s business director drug discovery solutions, and members of Invitrogen’s financial due diligence team, Invitrogen’s information technology team, and Invitrogen’s business integration team at our headquarters in Phillipsburg, New Jersey. Following the April 5, 2006 and April 6, 2006 meetings, at the request of Invitrogen, we sent Invitrogen certain additional due diligence documents.

Subsequent to Invitrogen’s April 2006 visit to our headquarters and its review of additional due diligence, Invitrogen contacted us regarding a proposed reduction to the purchase price proposed in the letter of intent dated April 4, 2006. Thereafter, Messrs. Pagano and Thompson further negotiated terms of a proposed transaction on terms which would be acceptable to both parties. Invitrogen continued with its due diligence review, including on May 12, 2006, participating in a conference call between Mr. Livelli and Dr. Zhong and Mr. Ecos and Dr. Pollok to discuss the opportunities in the marketplace resulting from the technology synergies between our company and Invitrogen. On June 26, 2006, we received a modified letter of intent from Invitrogen. Over the next few days, the parties negotiated certain aspects of the letter of intent.

On June 30, 2006, our board of directors held a telephonic meeting to discuss the letter of intent from Invitrogen. The board of directors, among other things, discussed in detail the economic and other terms of the letter of intent, the reasons for a merger with Invitrogen and other alternatives available to us. The board of directors required certain changes be made to various of the terms and conditions within the letter of intent and authorized Mr. Pagano, together with counsel, to negotiate these changes; and, to the extent agreed to by Invitrogen, authorized Mr. Pagano to execute a letter of intent on behalf of our company. On June 30, 2006, we signed a non-binding letter of intent with Invitrogen which incorporated the changes requested by our board. Among other things the letter of intent provided for a forty-five day exclusivity period for Invitrogen.

During the week of July 3, 2006, in response to a due diligence request from Invitrogen, we compiled additional due diligence documents for Invitrogen. On July 10, 2006, we delivered these due diligence documents to Invitrogen. We delivered supplemental due diligence documents to Invitrogen and its counsel at various times prior to the execution of the merger agreement.

On July 12, 2006, Mr. Livelli and Dr. Zhong met with Mr. Ecos, Dr. Pollok and Mr. Checovich at the offices of CMT in Phillipsburg, New Jersey to discuss the sales projections of the combined businesses.

On July 13, 2006, DLA Piper US LLP (“DLA Piper”), legal counsel to Invitrogen, delivered a legal due diligence request to Fulbright & Jaworski L.L.P. (“Fulbright”), our legal counsel, and we provided additional materials, which supplemented prior due diligence materials previously furnished to Invitrogen.

On July 14, 2006, DLA Piper delivered an initial draft of the merger agreement to Fulbright. During July and August 2006 our representatives and representatives of Invitrogen and their legal counsel engaged in numerous negotiations with respect to the terms of the merger agreement and exchanged several drafts of the merger agreement, the voting agreement and the disclosure schedules.

On August 15, 2006, we agreed to extend exclusivity period for Invitrogen until August 31, 2006.

On August 25, 2006, our board of directors held a special telephonic meeting with respect to the proposed merger with Invitrogen. Representatives from Fulbright and Burnham attended the meeting. Sheldon Nussbaum, a partner at Fulbright, together with Mr. Pagano discussed in detail with the board of directors various aspects of the proposed merger and of the negotiations which had taken place in connection with the merger agreement and the terms of the proposed merger. Mr. Nussbaum led the board through a detailed analysis of the specific provisions of the merger agreement, at times referring to the summary and other materials which had been provided to the board of directors several days in advance of the meeting. The board of directors again reviewed, among other things, the reasons for the merger, alternatives available to our company and the legal standards applicable to the board of directors’ decision-making process. The board of directors considered the terms and conditions of the merger agreement, the merger, and the various other transactions and documents contemplated by the merger agreement, including the proposed indemnification agreements with our executive officers and directors. Representatives of Burnham then made a presentation and delivered its oral fairness opinion to the board of directors, later confirmed in writing, that as of August 25, 2006, based upon assumptions made, matters considered and limits of such review, as set forth in its opinion, the merger consideration to be received by our stockholders was fair, from a financial point of view. Burnham’s presentation included, among other things, the actions taken by Burnham to familiarize itself with and understand our past and present businesses, future prospects and management, and the various analyses performed by Burnham in reaching its opinion. The board of directors asked clarification questions of the representatives of Burnham, and the representatives responded to such questions. After discussing the terms of the proposed transactions, including the interests of certain executive officers and directors in the proposed transactions, the board of directors approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and the indemnification agreements to be entered into with our executive officers and directors, and recommended that the proposed merger be submitted to our stockholders for approval at a special meeting.

Reasons for the Proposed Merger

Our board of directors has unanimously (i) determined that the merger is advisable, fair to, and in the best interests of, Sentigen and our stockholders, (ii) approved the merger agreement and the transactions contemplated thereby (subject to stockholder approval), and (iii) recommended that our stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

The factors considered by our board of directors in evaluating the merger included the following:

•	The financial terms of the transaction, including:

•	the fact that the consideration to be paid by Invitrogen is all cash; and

•	the relationship of the merger consideration to the recent and historical market prices and trading activity of shares of our common stock. Our board of directors considered that the merger consideration represents (i) a premium of 30% to the closing price of shares of our common stock on June 29, 2006, the day prior to the date the Board approved the letter of intent setting out the basic terms of the proposed merger; (ii) a premium of 35% to the average closing price of shares of our common stock reported by The Nasdaq Stock Market for the thirty trading days ending on August 30, 2006, the day prior to the day the merger agreement was executed by all parties; and (iii) a premium of 21% to the average closing price of the shares of our common stock reported by The Nasdaq Stock Market for the ninety trading days ending on August 30, 2006;

•	The fact that Invitrogen had substantially completed its due diligence and that Invitrogen’s obligation to consummate the merger is subject to a limited number of conditions. Our board of directors also considered the fact that Invitrogen’s obligation to consummate the merger is not subject to any financing contingencies;

•	Our board of directors’ familiarity with, and management’s view of, our financial condition, operations and businesses, including our risks and prospects going forward as an independent company;

•	Our board of directors’ view that conducting a public auction process before selling the company would be detrimental to us and our stockholders by (i) potentially losing the opportunity to effect the proposed transaction with Invitrogen on the terms contemplated by the merger agreement, (ii) significantly disrupting our existing operations and exposing it to potential employee and customer loss and other risks that are inherent in a public auction and (iii) continuing to expend the our limited financial resources on continued research and development activities;

•	The fact that, in view of our prior efforts to find potential acquirers, it was unlikely that any other party would propose to enter into a transaction more favorable to us and our stockholders;

•	The fact that the merger agreement permits us, under certain conditions, to provide information to, and negotiate with, any third party that may make an unsolicited acquisition proposal if our board of directors reasonably believes it is or could reasonably be expected to lead to a superior proposal;

•	The fact that the merger agreement can be terminated by us under certain circumstances if our board of directors receives a superior proposal;

•	The fact that our executive officers and directors, who collectively hold approximately 36% of our outstanding common stock, entered into voting agreements with Invitrogen, pursuant to which they agreed to vote all of the shares of Sentigen common stock beneficially owned by them in favor of the merger, thereby significantly increasing the likelihood of receiving stockholder approval;

•	The fact that Invitrogen would allow us to contribute our olfaction intellectual property to Newco and effectuate the spin-off; and

•	The opinion of Burnham, our financial advisor, that, as of August 25, 2006, as reaffirmed on August 30, 2006, and based upon and subject to the factors, assumptions, limitations and qualifications set forth in the opinion, the $3.37 in cash per share of Sentigen common stock to be received by holders of our shares of common stock pursuant to the merger agreement is fair from a financial point of view to such holders.

Our board of directors also identified and considered several potentially countervailing factors in its deliberations concerning the merger, including the following:

•	The risk that our key employees could depart or be distracted by the process of the merger and the subsequent integration of our and Invitrogen’s businesses;

•	The risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	The risk that the merger might not be completed and the potential adverse effects of the failure to consummate the merger on our present and future operating results;

•	The significant transaction costs that we will incur in connection with the proposed transaction;

•	The risk that, as a result of the announcement of the merger, our existing relationships with suppliers and customers could be impaired and we may have difficulty attracting new customers;

•	The decreased likelihood of a competing third-party acquisition proposal in light of:

•	our agreement not to solicit acquisition proposals; and

•	generally, the $1,000,000 termination fee and other possible damage award reimbursement provided for in the merger agreement, under certain circumstances;

•	The fact that certain of our executive officers and directors have interests in the merger that may differ from the interests of our company and stockholders, generally;

•	The fact that our stockholders would not benefit from any future appreciation in the value of our company and its future business and operations, or in those of Invitrogen; and

•	The fact that the merger, and the receipt by our stockholders of the merger consideration in cash, would constitute a taxable transaction.

Recommendation of Our Board of Directors

At a meeting on August 25, 2006, our board of directors unanimously determined that the merger is fair to, and in the best interests of, Sentigen and its stockholders and that the merger is advisable and approved the merger agreement and recommended that Sentigen stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

Opinion of Our Financial Advisor

Our board of directors retained Burnham as its financial advisor in connection with its consideration of the merger. Burnham is a nationally recognized firm. As part of its investment banking activities, Burnham regularly engages in the valuation of businesses and their securities in connection with such transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate financings and other purposes. Burnham was not retained to, nor did it, advise us or our board of directors with respect to alternatives to the transaction, assessment of or negotiation of the financial terms of the transaction, the proposed spin-off, or the underlying decisions of our board of directors to proceed with, or effect the merger.

On August 25, 2006, Burnham rendered its opinion to our board of directors that, as of that date and based upon its review and analyses and such other factors as it deemed relevant, the consideration to be received by our stockholders was fair, from a financial point of view, to such holders. This opinion was reaffirmed to our Board on August 30, 2006. No limitations were imposed by the board of directors on the scope of Burnham’s investigation or the procedures to be followed by Burnham in rendering its opinion. Burnham did not determine the form or amount of consideration to be received by our stockholders in the merger, which was agreed to as a result of negotiations between us and Invitrogen.

The full text of Burnham’s written opinion to our Board of Directors setting forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion is attached hereto as Annex B and is incorporated herein by reference. The following summary of Burnham’s opinion is qualified in its entirety by reference to the full text of such opinion. Burnham’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by our stockholders in the merger, was provided for the use of our board of directors in connection with its consideration of the merger, and does not address any other aspect of the merger. Burnham’s opinion is addressed to our board of directors and does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the merger.

Analysis Performed by Burnham

Burnham, in conducting its analysis of the proposed merger, relied on traditional valuation techniques, conducted other financial studies and analyses, performed such other investigations and took into account such factors as it deemed necessary. In the course of this analysis, Burnham:

•	Reviewed selected publicly available information concerning our company, including all SEC filings, since January 1, 2001;

•	Reviewed certain internal financial statements and other financial and operating data prepared by our management;

•	Analyzed sales projections prepared by our management for the remainder of calendar year 2006;

•	Reviewed and discussed with our senior executives certain strategic and financial issues, including our past performance and future prospects;

•	Compared our financial and operating performance and the market prices and trading activities of our stock with those of certain other publicly-traded companies that Burnham deemed relevant (as reported by reliable information sources);

•	Considered and reviewed the limited trading in our common stock, our comparatively small market capitalization and the limited ownership of our common stock by non-affiliates;

•	Considered the nature and value of the consideration to be received by our stockholders in the merger with respect to each of their shares of common stock, in comparison to the price of the common stock before, and on the date of the public announcement of the merger;

•	Compared the merger with other comparable announced or completed business combination transactions involving publicly-traded companies that Burnham deemed relevant, as reported by reliable information services;

•	Reviewed drafts of the merger agreement and other related documents as they became available;

•	Considered the prospects for our company and our stockholders if the merger transaction were not effected;

•	Considered our 2005 sale of our profitable Specialty Media division;

•	Considered our dependence on a single contract with Merck & Co. to generate a majority of our revenue, along with a recent decline in projected revenues anticipated to be derived from the current Merck contract;

•	Considered that the consideration to be received by our stockholders in the merger is all cash, in a fixed per-share amount, and therefore not subject to uncertainty based on our results of operations or the performance of the financial markets;

•	Considered our prospects if we were to remain independent (as well as the risks involved in achieving those prospects);

•	Considered the possible costs to us if we were to continue as a public company;

•	Considered our prior discussions with respect to possible business combinations, the process undertaken by our board of directors and management to explore strategic alternatives, and the lack of other proposals after months of intermittent discussions with certain other parties;

•	Reviewed the size and mergers and acquisitions track record of, and financial resources available to, Invitrogen in consummating the merger; and

•	Performed such other analyses and considered such other information and factors as Burnham deemed appropriate.

In preparing its opinion, Burnham assumed and relied upon the accuracy and completeness of all of the financial and other information provided to, reviewed or analyzed by it in connection with its opinion without making, or assuming any responsibility for making, any independent verification of such information. With respect to the prospective financial information supplied to it, Burnham assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of Sentigen’s management as to expected future financial performance, including, without limitation, the character, quantity or timing of any anticipated benefits of the merger. Burnham assumes no responsibility for and expresses no view as to such prospective financial information or the estimates and assumptions on which they are based. In addition, Burnham did not make or assume any responsibility for making, any independent evaluation or appraisal of our assets, including intellectual property, or liabilities (including the assets and liabilities to be included in the spin-off).

Burnham’s opinion is necessarily based on economic, market and other conditions as they exist and as they can be evaluated as of the date of its opinion. Subsequent developments may affect, and may in the future affect, Burnham’s opinion. If we request that Burnham update its opinion to reflect material changes in the merger or because of delays in the closing of the merger, we are obligated to pay an additional fee to Burnham for each such update. Burnham was not requested to express any opinion with respect to, and does not in any manner express any opinion with respect to our underlying business decision to proceed with the merger.

Burnham’s opinion is addressed to our board of directors, was provided for the use of our board of directors in connection with its consideration of the merger, and does not constitute a recommendation to our board of directors or any of our stockholders as to how such director or stockholder should vote with respect to the merger.

Set forth below is a summary of the material financial analyses considered by Burnham in connection with providing its opinion to our board of directors. This summary does not purport to constitute a complete description of the analyses performed by Burnham or of the presentation made by Burnham to our board of directors on August 25, 2006. Burnham believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by Burnham, without considering all factors and analyses, could create an incomplete or misleading view of the analytical process underlying Burnham’s opinion.

Market Multiple Analysis of Publicly Traded Companies

Burnham compared the historical financial, operating and stock market performances of the following six publicly-traded companies that it considered relevant to the historical financial and operating performance of Sentigen based upon publicly available financial information:

•	Albany Molecular Research, Inc., which provides chemistry services and proprietary drug discovery technologies primarily to pharmaceutical and biotechnology companies, is based in the United States;

•	Bioanalytical Systems, Inc., which provides contract development services and research equipment to pharmaceutical, medical research, and biotechnology companies and institutions, is based in the United States;

•	Combimatrix, which develops products to aid the discovery and development of new drugs and diagnostics for human healthcare, is based in the United States;

•	Commonwealth Biotechnologies, Inc., which is a contract research organization that provides research and development services to the biotechnology industry, academic institutions, government agencies, and pharmaceutical companies worldwide, is based in the United States;

•	Healthcare Technologies, Ltd., which develops clinical diagnostic test kits and produces molecular biology-based gene screening tools, is based in Israel; and

•	Lab International, Inc., which provides contract research services and develops therapeutics for the inhalation market, is based in Canada.

Although none of these companies individually closely resembles us, Burnham selected these companies because, taken as a group, these companies share certain relevant characteristics pertaining to size, growth, lines of business, financial performance and markets served.

Burnham calculated and compared various financial multiples and ratios, and derived the following ranges of relevant valuation multiples by compiling valuation multiples for each selected company. For each category of valuation multiple (e.g., Enterprise Value/Revenue), Burnham excluded the lowest and highest multiple from among the selected companies in making its findings.

Table I

Multiple:	Range of Multiples

Enterprise Value / Revenue, last twelve months	1.0x — 1.7x
Enterprise Value / Revenue, calendar year 2006	1.4x — 2.0x
Enterprise Value / Assets (less cash)	0.9x — 1.5x
Market Capitalization / Book Value	1.0x — 1.5x

Burnham applied these multiples against our financial performance for the latest available twelve months of quarterly financial information to derive a range of estimated valuations. For estimates involving enterprise value, Burnham deducted our anticipated debt at the effective time of the merger to arrive at the equity valuation. Using this analysis, Burnham calculated an estimated per share valuation range from $1.42 to $2.47, including our cash and excluding our debt.

In performing the market multiple analysis, Burnham considered applying a control premium to the estimated per share valuation range calculated by this analysis. Burnham noted certain recent dramatic changes in Sentigen’s financial performance, business, strategic direction and management team (discussed below under “Market Price Analysis”), and also noted that these changes, among other things, left us with a single customer, and intellectual property that has yet to generate significant revenues for us. Burnham also observed that a substantial portion of our value consists of cash and cash equivalents, to which no control premium would be applied. For these reasons, among others, Burnham has concluded that applying a control premium to our value was not appropriate for purposes of this analysis. Burnham also concluded that even if a control premium were to be applied, our position in the market and our operations would indicate a premium below the 29% that is the median control premium for our company’s broad industry, thus making any potential adjustment immaterial to the conclusions underlying its opinion.

Relevant Transactions Analysis

Burnham analyzed other acquisition transactions deemed relevant to the merger for reasons including:

•	transaction announcement or completion over the past 24 months;

•	the acquired company’s SIC codes and business description, and public disclosure of the transaction’s financial terms; and

•	the acquired company’s annual revenues (less than $200 million).

Burnham selected ten transactions with characteristics deemed relevant to us, based on publicly available financial information, described below:

•	Acquisition by Galapagos Genomics NV, through its BioFocus plc subsidiary, of substantially all the assets of Discovery Partners International, Inc., a provider of pharmaceutical research and development services based in the United States.

•	Acquisition by Fisher Scientific International, Inc. of Athena Diagnostics, Inc., a commercial diagnostic laboratory that primarily performs assays in the field of neurology, based in the United States.

•	Acquisition by Albany Molecular Research, Inc. of ComGenex, Inc., a provider of contract chemistry services to pharmaceutical and biotechnology companies, based in Hungary.

•	Acquisition by Galapagos Genomics NV of BioFocus plc, a provider of drug discovery products and services to pharmaceutical companies, based in the United Kingdom.

•	Acquisition by Invitrogen of BioSource International, Inc., a developer of products to support drug discovery and disease process analysis in the biotech and pharmaceutical industries, based in the United States.

•	Announcement of the proposed acquisition by OXIS International, Inc. of BioCheck, Inc., a developer of assay kits for the biomedical, pharmaceutical and scientific research markets, based in the United States. (OXIS completed the initial purchase of 51% of BioCheck’s outstanding shares, but no additional stock purchases have been disclosed.)

•	Acquisition by Fisher Scientific International, Inc. of Cellomics, Inc., a developer of an integrated product platform for drug discovery in the pharmaceutical industry, based in the United States.

•	Acquisition by Fisher Scientific International, Inc. of McKesson BioServices, a provider of clinical supply and biological specimen management services based in the United States.

•	Acquisition by Invitrogen of Caltag Laboratories, a developer of immunological reagents used in research and clinical environments based in the United States.

•	Acquisition by LAB International, Inc. of Scantox, Biologisk Laboratorium A/S, a preclinical contract research company based in Denmark.

Burnham derived a range of relevant valuation multiples by compiling valuation multiples for each selected transaction. In conducting its analysis, Burnham excluded the lowest and the highest valuation multiple from among the selected transactions. Due to the unavailability of other detailed operating or balance sheet financial information for the acquired companies prior to their transactions, only the Enterprise Value / Revenue, LTM multiple was used.

Table II

Multiple	Range of Multiples

Enterprise Value / Revenue, last twelve months	0.5x – 3.8x

Burnham applied this multiple against our revenues for the latest available twelve months to derive a range of estimated valuations. For estimates involving enterprise value, Burnham deducted our anticipated debt at the effective time of the merger to arrive at the equity valuation. Based upon the analysis described above, Burnham calculated an estimated per share valuation range from $1.61 to $3.92, including our cash and excluding our debt.

Market Price Analysis

Burnham considered our operations, financial history and share trading activity from 2001 through August 24, 2006. Burnham also noted that in 2005 and 2006, we experienced dramatic changes in our financial performance, business, strategic direction and management team. For example:

•	we replaced our President and Chief Financial Officer;

•	we sold a significant and profitable business segment (Specialty Media);

•	we closed our Sentigen Biosciences facility in New York;

•	we accumulated a substantial amount of cash and marketable securities; and

•	revenues for the quarter ended June 30, 2006 declined significantly in comparison to prior quarters in 2005 and 2006.

These changes, and others, caused Burnham to conclude that an analysis of the trading history of our common stock prior to the last six months would not contribute materially to Burnham’s assessment concerning the fairness of the merger from a financial point of view.

Burnham therefore considered closing stock prices across the 125 trading days encapsulated by the six month period from February 25, 2006 through August 24, 2006. During that period, 80% of our share trading volume was at per share prices below the per share consideration proposed to be received by our stockholders in the merger. In fact, on only six trading days did our shares close at per share prices higher than the consideration proposed to be received by our stockholders in the merger. Burnham’s analysis of our stock trading history is summarized in the table below:

Table III
Price per Share, by Volume Traded(1)

Upper Quartile(2)	$3.35
Median	3.02
Lower Quartile(3)	2.87

(1)	Source: CapitalIQ

(2)	Upper Quartile: 3/4 of all share volume traded below this level

(3)	Lower Quartile: 3/4 of all share volume traded above this level

Between February 25, 2006 and August 24, 2006, our common stock traded between $2.02 and $3.91 per share, with the high achieved on February 27, 2006. Over this six-month period, the average daily value of shares traded was less than $5,000, with no shares of our common stock trading on 57 of the 125 trading days. In addition, during this six-month period, Burnham observed that no control stockholder or member of management bought or sold shares of common stock in the public market. Furthermore, other than filing periodic reports with the SEC, we did not host or participate in any public or private investor forum during this six-month period that provided participants and attendees with context on our financial or operating information.

Based on a range defined by the Upper and Lower Quartiles (a range encompassing 50% of all trading volume in Sentigen’s shares over the past six months), Burnham’s analysis of the trading history of our common stock reflects an estimated per-share valuation range from $2.87 to $3.35.

Transaction Premium Analysis

Burnham reviewed numerous announced or completed acquisition transactions in broad industry sectors related to our industry sector during the past 24 months. Among the criteria Burnham deemed relevant when selecting transactions was the acquired company’s line of business and country of domicile, as well as the availability of information relevant to the premium analysis and a transaction announcement date within the past 24 months. Burnham considered over 30 such announced or completed transactions. The results of Burnham’s analysis are summarized below:

Table IV

Premiums Paid 30 Days Prior

Upper Quartile(1)	46%
Median	32%
Lower Quartile(2)	21%
Proposed Transaction	53%

(1)	Upper Quartile: 3/4 of all share volume traded below this level

(2)	Lower Quartile: 3/4 of all share volume traded above this level

Burnham applied the Upper Quartile and Lower Quartile premiums against Sentigen’s stock price one month prior to determine an estimated per share valuation. As a result, Burnham’s transaction premium analysis reflected an estimated per share valuation range from $2.66 to $3.20 for our company.

Discounted Cash Flow Analysis

In conducting its analysis with respect to its opinion, Burnham considered developing a discounted cash flow analysis of our company. In this connection, Burnham was advised by us that we do not regularly prepare cash flow forecasts beyond twelve months, that we had not prepared a multi-year forecast (or the necessary underlying assumptions) in contemplation of the merger, and that the cash flow forecast we had prepared considered only the remainder of 2006 and anticipated negative net cash flows. Burnham was also advised by us that we had incurred consolidated net losses from continuing operations for each of the last three years, that we expect to continue to have substantial consolidated net losses in future periods and that we cannot be certain whether or when we will become profitable or generate positive net cash flows from continuing operations.

As discussed in detail under “Market Price Analysis” above, in 2005 and 2006, Burnham also noted that we had undergone changes to our financial performance, business and management team. Consequently, Burnham concluded that a discounted cash flow analysis would not materially assist in evaluating the fairness of the merger from a financial point of view.

Summary of Valuation Analysis

In order to consider the fairness of, from a financial point of view, the consideration of $3.37 per share in cash to be received by our stockholders in the merger, Burnham utilized the market multiple, relevant transactions, trading history and transaction premium analyses previously described, and arrived at seven ranges of implied valuations for us.

Through these analyses, Burnham derived an estimated per share value of $1.42 to $3.92, respectively, including our cash and excluding our debt.

Other Considerations

In addition to the financial analyses discussed above, Burnham also considered the following key factors in reaching its conclusions in expressing its opinion.

•	Our failure to generate substantial revenues and operating profits since our emergence as a public entity, despite various initiatives, including a research and licensing agreement with Columbia University; an attempt to transform our company into a developer of proprietary drugs and therapeutics that failed to attract the necessary capital investment; and the disposition of our Specialty Media assets which was our sole source of profits.

•	The recent replacement of our President and Chief Financial Officer.

•	Our contract research operation, which has historically generated most of our sales, has seen its revenue decline by more than 35% for the quarter ended June 30, 2006 as compared to the same quarter in 2005, due to the conclusion of a government research contract and steadily decreasing licensing revenues from our sole remaining customer. Our management indicates that there is substantial uncertainty as to the timing, size and profitability of future research contracts.

•	Our Tangotm Assay System, a novel bioassay system that elucidates the underlying biology of protein-protein interactions for pharmaceutical drug discovery and development, while assumed to be of value to Invitrogen, has yet to generate significant revenues for us; and the existence of substantial uncertainty for the potential timing and growth of revenue that may be generated.

•	Our portfolio of olfaction intellectual property, based on Nobel Prize-winning research, will be packaged and distributed to our stockholders on a pro-rata basis through the spin-off.

•	Reflecting many of these events, the market price of our stock has declined steadily since its high of $9.99 per share on January 16, 2004. One year later, our stock traded at $6.67 per share, and on January 16, 2006, the stock closed at $4.19 per share. On August 24, 2006, our stock sold for $2.50 per share and, on average, less than 0.03% of our shares outstanding are traded per day, and, on numerous trading days, no shares of our common stock have been traded.

•	Recognizing that our company’s prospective results were contingent on many variables, our management, including control stockholders, held numerous exploratory discussions with a variety of potential strategic partners during the past year, including discussions with Invitrogen.

•	Invitrogen’s experience in acquiring other businesses.

•	Our management’s assessment that, unless additional large contracts are secured in the near future, prospective results for Sentigen as an independent entity are not likely to improve, and that securing significant additional contracts would require significant amounts of time and marketing capital. Burnham concluded that this assessment called into question our ability to retain key personnel if we were to continue as an independent entity, in contrast to the breadth and scope of Invitrogen’s operations and scientific endeavors that may enhance the intellectual and professional opportunities for our scientists and other key professionals.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Burnham’s opinion. In arriving at its fairness determination, Burnham considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Burnham made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses is directly comparable to us or the transaction.

The above analyses were prepared by Burnham solely for purposes of providing its opinion to our board of directors as to the fairness, from a financial point of view, to Sentigen’s stockholders, of the consideration to be paid in connection with the merger. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Sentigen, our board of directors, Burnham or any other person assumes responsibility if future results are materially different from those forecast.

The foregoing summary does not purport to be a complete description of the analyses performed by Burnham in connection with its opinion, and is qualified in its entirety by reference to its written opinion, which is attached hereto as Annex B and incorporated herein by reference.

Engagement Terms

Burnham has received a fee from us as compensation for its services as financial advisor. If we request that Burnham update its opinion to reflect material changes in the merger or because of delays in the closing of the merger, Sentigen is obligated to pay an additional fee to Burnham for each such update. We also have agreed to reimburse Burnham for its out-of-pocket expenses and to indemnify Burnham against certain liabilities arising out of its services.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors in favor of the merger, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours. If the merger is completed, based on the number of shares of our common stock held by our directors and executive officers as of October 6, 2006, our directors and executive officers will receive in the aggregate approximately $9,408,797 in exchange for their shares of our common stock. None of our directors or executive officers owns stock options with an exercise price per share below the merger consideration of $3.37 per share of common stock, and therefore, none of our directors or executive officers will receive merger consideration in connection with their options.

All additional interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of stockholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement and the merger.

Indemnification and Insurance

The merger agreement provides that all rights to indemnification under our certificate of incorporation, bylaws or indemnification agreements, with respect to any matter occurring at or prior to the effective time of the merger, will survive the merger, and Invitrogen will assume all of our obligations in respect thereof as to any claim or claims asserted prior to or within the six-year period immediately following the effective time of the merger.

The merger agreement further provides that for six years after the effective time of the merger, Invitrogen will cause the surviving corporation to maintain in effect a “tail” policy of the directors’ and officers’ liability insurance policies currently maintained by us (or Invitrogen may substitute other policies providing equivalent coverage). Such “tail” policy covers acts or omissions occurring at or prior to the effective time of the merger with respect to those persons who are currently covered by our directors’ and officers’ liability insurance policy, on terms with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date of the merger agreement; except that generally, Invitrogen shall not be required to pay an aggregate premium for the “tail” policy in excess of $200,000 or oppose the recission or obtain replacement coverage in the event of a recission or attempted recission by the insurer based on misrepresentation or concealment in any related insurance application or associated materials. In the event the premium for any “tail” policy exceeds $200,000, Invitrogen may reduce the amount of coverage to the greatest amount of coverage that can be obtained for a premium of $200,000.

Employee Benefits

Unless Invitrogen indicates otherwise to us in writing, we will terminate our 401(k) plan as of the date immediately prior to the effective date of the merger. See “The Merger Agreement-Employee Benefits” on page 39 of this proxy statement.

Employment Agreements

We are party to an employment agreement with each of Joseph K. Pagano, our Chairman, Thomas Livelli, our President and Chief Executive Officer, and G. Scott Segler, our Chief Financial Officer.

Mr. Pagano will be entitled to terminate his employment agreement for good reason (as defined in his employment agreement), in the event his agreement is not assumed by the surviving corporation. In the event the Mr. Pagano terminates his employment agreement for good reason or Mr. Pagano is terminated without cause (as defined in his employment agreement), he shall be entitled to receive his salary through the last day of the then current term of his employment agreement and any other damages to which he may be entitled as a result of the termination of his employment, including all legal fees and expenses incurred by him in contesting or disputing any termination or seeking to obtain or enforce any right or benefit provided by his employment agreement.

Mr. Livell’s employment agreement with Sentigen provides that if he is terminated without cause or resigns for good reason (each as defined in the agreement) he would be entitled to receive a lump sum payment equal to his base salary for six months and all previously earned bonuses. As a condition precedent to the merger, effective upon the effective time of the merger, Mr. Livelli has agreed to terminate his existing employment agreement and enter into a new employment agreement with Invitrogen. The employment agreement between Mr. Livelli and Invitrogen provides that Mr. Livelli will serve as Vice President, Cellular Assays Systems at Invitrogen’s Madison, Wisconsin location. Further, pursuant to the agreement with Invitrogen, Mr. Livelli will receive, among other things, (i) an annual base salary of $210,000, (ii) a retention bonus of up to $55,000, (iii) a performance-based bonus of up to $25,000, (iv) an option to purchase 7,500 shares of Invitrogen’s common stock, (v) relocation assistance which may exceed $100,000, and (vi) all other standard benefits available to employees. The agreement also provides that in the event Invitrogen terminates the employment of Mr. Livelli without cause, he would be entitled to six months’ base salary and payment of his health insurance for such period.

Mr. Segler’s employment agreement provides for its termination upon a change of control of Sentigen. The merger with Invitrogen constitutes a change of control of Sentigen as defined in Mr. Segler’s employment agreement. Pursuant to the terms of his employment agreement Mr. Segler is entitled to receive his salary and benefits for a period of twelve months following the termination of his employment agreement upon a change of control of Sentigen, provided that if requested by Invitrogen, Mr. Segler will become an employee of the surviving corporation for a period of three months following the effective time of merger (in which case he would be entitled to salary and benefits for twelve months following the end of such three-month period).

Appraisal Rights

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as the DGCL) within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary of Section 262 of the DGCL, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to precisely follow the procedures set forth in Section 262 could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262 of the DGCL. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the DGCL. A written demand for appraisal of shares must be filed with us before the special meeting on November 14, 2006. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote “for” the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as that stockholder’s name appears on the share certificate or on our transfer books. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

A Sentigen stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at 445 Marshall Street, Phillipsburg, New Jersey 08865, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its Sentigen common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 of the DGCL and have not voted for the merger.

Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 of the DGCL may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of, ten days after the stockholders’ request is received by us, or ten days after the latest date for delivery of a demand for appraisal under Section 262 of the DGCL.

Within 120 days after the effective time of the merger (but not thereafter), either we or any stockholder who has complied with the required conditions of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of Sentigen shares of stockholders entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

Upon the filing of any petition by a stockholder in accordance with Section 262 of the DGCL, service of a copy must be made upon us, which we must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

Sentigen stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 of the DGCL could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See “Material United States Federal Income Tax Consequences.”

Any stockholder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not be entitled, after the effective time of the merger, to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw such stockholder’s demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

Failure by any Sentigen stockholder to comply fully with the procedures described above and set forth in Annex C to this proxy statement may result in termination of such stockholder’s appraisal rights.

Accounting Treatment

Invitrogen will account for the merger under the purchase method of accounting for business combinations under generally accepted accounting principles in the United States of America (referred to in this proxy statement as GAAP).

Delisting and Deregistration of Sentigen Common Stock

If the merger is completed, Sentigen common stock will be delisted from The Nasdaq Capital Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger and spin-off to holders of Sentigen common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the United States of America for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States of America or any State or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States of America and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which, is subject to U.S. federal income tax regardless of its source.

If a partnership holds shares of our common stock, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding our common stock, the U.S. holder should consult its tax advisors. A non-U.S. holder is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all aspects of U.S. federal income tax laws that may be relevant to you in light of your personal investment circumstances, nor does it address your tax consequences if you are subject to special treatment under U.S. federal income tax laws (including, for example, persons who elect to treat dividends on, or gains from a disposition of, stock as investment income for purposes of the limitation on the investment interest deduction, partnerships or other pass-through entities, U.S. holders subject to the alternative minimum tax, persons who have a functional currency other than the U.S. dollar, mutual funds, banks, insurance companies, tax-exempt organizations, financial institutions, dealers and certain traders in securities, persons who hold stock as part of a straddle, hedging, constructive sale, or conversion transaction, certain former citizens or former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the spin-off and the receipt of cash in exchange for our common stock pursuant to the merger.

The Merger

U.S. Holders

The receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between the amount of cash received in exchange for the common stock and the U.S. holder’s adjusted tax basis in the common stock.

If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Certain U.S. holders, including individuals, are eligible for preferential rates of United States federal income tax in respect of long-term capital gains. The deductibility of a capital loss recognized in the merger is subject to limitations under the Code. If you acquired different blocks of our common stock at different times and different prices, you must determine your adjusted tax basis and holding period separately with respect to each block of common stock for purposes of calculating gain or loss.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless one of the following applies:

•	The gain is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to a non-U.S. holder’s U.S. permanent establishment. In such case, unless an applicable tax treaty provides otherwise, the non-U.S. holder will generally be taxed on such holder’s net gain derived from the sale at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

•	A non-U.S. holder who is an individual holds our common stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the merger, and certain other conditions are met. In such a case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S. capital losses.

•	We are or have been a “United States real property holding corporation,” or “USRPHC,” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period such non-U.S. holder held our common stock (the shorter period being referred to as the “lookback period”); provided that as our common stock is regularly traded on an established securities market, this rule will generally not cause any gain to be taxable unless the non-U.S. holder owned more than 5% of our common stock at some time during the lookback period. We do not believe that we are or have been a USRPHC.

The Spin-Off

U.S. Holders

Each U.S. holder that receives shares of Newco will be treated as if such U.S. holder received a taxable distribution equal to the full value of the Newco shares received, which would be taxed (i) as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, then (ii) as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Sentigen common stock, and finally (iii) as capital gain with respect to the remaining value. U.S. holders that are individuals are subject to a maximum tax rate on dividends equal to 15%, which corresponds to the maximum tax rate for long-term capital gains; however, certain holding period requirements and other limitations may apply. U.S. holders that are corporations may be eligible for a dividend-received deduction in respect of the portion of the distribution taxed as a dividend. Each U.S. holder’s basis in the shares of Newco will be equal to the fair market value of such shares at the time of the spin-off.

Non-U.S. Holders

Each non-U.S. holder that receives shares of Newco will be treated as if such U.S. holder received a taxable distribution equal to the full value of the Newco shares received, which would be taxed (i) as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, then (ii) as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in its Sentigen common stock, and finally (iii) as capital gain with respect to the remaining value. The portion of the distribution of Newco shares treated as a dividend and paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder generally will not be subject to United States federal income tax on the portion of the distribution of Newco shares treated as capital gain unless one of the three exceptions described above in “The Merger — Non-U.S. holders” applies to such non-U.S. holder.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is eligible for benefits under the applicable treaty. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. In addition, Treasury regulations provide special procedures for payments of dividends through certain intermediaries.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. holder of Sentigen common stock may be subject to information reporting with respect to the distribution of Newco stock and the receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) unless the U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the distribution of Newco stock and the cash received unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. In addition, U.S. holders will receive information necessary to report their receipt of Newco shares pursuant to the spin-off on their federal, state and local income tax returns.

Non-U.S. Holders

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the Newco shares received in the spin-off and the cash received pursuant to the merger (or pursuant to the exercise of appraisal rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Copies of these information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the non-U.S. holder resides. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to the distribution of Newco shares pursuant to the spin-off and the receipt of cash pursuant to the merger.

Regulatory Matters

We and Invitrogen have agreed to use our commercially reasonably efforts to complete the transactions contemplated by the merger agreement, including the taking of all commercially reasonable actions to ensure the conditions to the completion of the merger are satisfied, obtaining all necessary consents, waivers and approvals from governmental entities and third parties, promptly filing all notices, registrations, declarations, applications or other documents as may be necessary to consummate these transactions and executing and delivering any additional instruments necessary to consummate these transactions. Except for the approval of the merger by our stockholders and the filing of a certificate of merger with the Secretary of State of the State of Delaware at the effective time of the merger, we are unaware of any federal or state regulatory requirements or approvals that would be necessary for the consummation of the merger.

THE MERGER AGREEMENT

The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy as Annex A and which we incorporate herein by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

Structure and Effective Time

The merger agreement provides for the merger of Arctic Fox Acquisition Corporation with and into us. At the effective time of the merger, the separate corporate existence of Arctic Fox Acquisition Corporation shall thereupon cease and we shall continue as the surviving corporation and as a wholly-owned subsidiary of Invitrogen.

The merger will become effective at the time a certificate of merger is filed with the Delaware Secretary of State (or at a later time as is agreed to by the parties). We expect to complete the merger in the fourth quarter of 2006, however we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See “— Conditions to Completion of the Merger” beginning on page 39 of this proxy statement.

Merger Consideration

Assuming approval by of the merger by out stockholders, at the effective time of the merger, each outstanding share of our common stock, other than treasury shares and those shares held by stockholders who perfect their appraisal rights (as described in “The Merger-Appraisal Rights” beginning on page 25 of this proxy statement), will be converted into the right to receive $3.37 in cash, without interest and subject to any applicable withholding taxes. Treasury shares will be canceled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of any shares of our common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a Sentigen stockholder, except the right to receive $3.37 per share in cash. The price of $3.37 per share was determined through arm’s-length negotiations between Invitrogen and Sentigen.

Conversion of Shares; Procedures for Exchange of Certificates

The conversion of our common stock into the right to receive $3.37 per share in cash, without interest and subject to any applicable withholding taxes, will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, a paying agent selected by Invitrogen and reasonably acceptable to us will send a letter of transmittal to you. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy.

Upon surrender of a stock certificate representing shares of our common stock or compliance with the instructions in the letter of transmittal for shares held in book entry form, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, you will be entitled to receive from the paying agent, on behalf of Invitrogen, $3.37 in cash for each share of our common stock you hold and your common stock will be cancelled.

In the event of a transfer of ownership of our common stock that is not registered in our stock transfer records, the merger consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer; and

•	the person requesting such payment pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or establishes to our reasonable satisfaction that the tax has been paid or is not applicable.

No interest will be paid or accrue on any cash payable upon conversion of shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

Treatment of Stock Options

Immediately prior to the effective time, Sentigen shall cause each then outstanding option to purchase Sentigen common stock granted under Sentigen’s 1990 Stock Option Plan and 2000 Performance Equity Plan to be either (1) cancelled, or (2) converted into an option exercisable for cash. The holder of an option that is cancelled will be entitled to receive a cash payment equal to the product of (i) the excess, if any, of the merger consideration per share of Sentigen common stock over the exercise price per share under the option, and (ii) the number of shares of Sentigen common stock covered by the option. Upon exercise of and payment of the purchase price under an option that is converted into an option exercisable for cash, the holder of the option will be entitled to a cash payment equal to the product of (x) the merger consideration per share of Sentigen common stock, and (y) the number of shares of Sentigen common stock covered by the option which was so converted. The surviving corporation shall make such cash payments at or as soon as practicable after the effective time or the date the converted option is exercised, as the case may be, in each case subject to applicable income and employment tax withholding. Prior to the closing date, Sentigen shall take all action necessary to effect the cancellation or conversion of all Sentigen options.

Certificate of Incorporation and Bylaws

The merger agreement provides that our certificate of incorporation and bylaws, as the surviving corporation, shall be amended and restated at the effective time to read the same as the certificate of incorporation and bylaws of Arctic Fox in effect immediately prior to the effective time.

Directors and Officers

The merger agreement provides that the officers and directors of Arctic Fox immediately prior to the effective time of the merger will be the initial officers and directors of the surviving corporation. Each of our executive officers and directors will resign at or before the effective time of the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Invitrogen, including representations and warranties related to:

•	due organization, standing and power, and other corporate matters of us and our subsidiaries;

•	our certificate of incorporation and bylaws and those of our subsidiaries;

•	our capitalization;

•	authorization, execution, delivery and enforceability of the merger agreement;

•	conflicts or violations under charter documents, contracts and instruments of law and required consents and approvals;

•	governmental filings required in connection with the merger;

•	registration statements, reports and proxy statements filed with the Securities and Exchange Commission (referred to in this proxy statement as the SEC) and the accuracy of the information in those documents;

•	compliance with applicable provisions of the Sarbanes-Oxley Act of 2002;

•	financial statements;

•	the accuracy and completeness of information in this proxy statement and its compliance with applicable securities laws;

•	the conduct of our business in the ordinary course and the absence of any material adverse effects since June 30, 2006;

•	pending or threatened litigation;

•	compliance with laws;

•	material contracts;

•	employee benefits and labor matters;

•	tax matters;

•	matters related to our properties, assets and leases;

•	intellectual property matters;

•	restrictions on our business;

•	receipt of an opinion of our financial advisor with respect to the merger consideration;

•	absence of undisclosed brokers’ fees;

•	our notes and accounts receivables, certain payments and our customers and suppliers;

•	environmental matters;

•	insurance matters;

•	related party transactions;

•	immigration matters; and

•	completeness of our disclosure.

Some of the representations and warranties made by us are qualified by a material adverse effect standard. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a material adverse effect on Sentigen if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the merger agreement but for the presence of material adverse effect or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or would reasonably be expected to have a material adverse effect on (i) our business, capitalization, assets, liabilities, operations or financial performance and that of our subsidiaries taken as a whole, (ii) our ability to consummate the merger, or (iii) Invitrogen’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation. However, any event, violation, inaccuracy, circumstance or other matter arising out of, resulting from or attributable to the following shall not be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a material adverse effect:

•	changes in conditions in the United States or the global economy or capital or financial markets generally, including changes in interest or exchange rates, provided that such changes do not affect us and our subsidiaries in a disproportionately adverse manner;

•	changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which we and our subsidiaries conduct business, provided that such changes do not affect us and our subsidiaries in a disproportionately adverse manner;

•	the negotiation, execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees; or

•	any decline in the market price, or change in trading volume, of our capital stock or any failure to meet our publicly announced revenue or earnings projections, provided, however, that this exception shall in no way prevent or otherwise effect a determination that any event, violation, inaccuracy, circumstance or other matter underlying such decline or change in trading volume has resulted in, or contributed to, a material adverse effect.

The merger agreement also contains representations and warranties made by Invitrogen and Arctic Fox to us, including representations and warranties relating to:

•	due organization, standing and power and other corporate matters;

•	authorization, execution, delivery and enforceability of the merger agreement;

•	conflicts or violations under charter documents and instruments of law and required consents and approvals;

•	governmental filings required in connection with the merger;

•	pending or threatened material litigation;

•	the accuracy and completeness of information supplied by them for inclusion in this proxy statement;

•	ownership and absence of operations of Artic Fox Acquisition Corporation;

•	absence of undisclosed brokers’ fees;

•	sufficient capital resources; and

•	disinterested stockholder.

The representations and warranties of each party set forth in the merger agreement will expire upon completion of the merger. Our representations and warranties are qualified by information in confidential disclosure schedules that were exchanged in connection with the signing of the merger agreement. The disclosure schedules contain information (including information that has been included in our prior public disclosures, as well as potential additional non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement, regardless of whether an exception is noted. Accordingly, no reliance should be made that the representations and warranties are characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Proxy Statement and Stockholders Meeting

Under the merger agreement, as promptly as practicable following the date of the merger agreement, we are required to prepare and file a proxy statement with the SEC, and Invitrogen is to provide us with any information required by law for inclusion in the proxy statement and such other assistance as we may reasonably request. We will use our commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC and cause the proxy statement to be mailed to our stockholders as promptly as practicable after any such comments have been resolved. We are required to provide Invitrogen with a reasonable opportunity to review the proxy statement and our responses to any of the SEC’s comments.

We are also required to hold a stockholders meeting as promptly as practicable following the date of the merger agreement, and our board of directors shall recommend to our stockholders the adoption of the merger agreement and approval of the merger.

Covenants; Conduct of Business of Sentigen Prior to the Merger

Under the merger agreement, subject to certain exceptions, between the date of the merger agreement and the completion of the merger, we have agreed that we will conduct our business (and that of our subsidiaries) in all material respects in the ordinary course of business, to comply with applicable law in all material respects and to use our commercially reasonable efforts to preserve intact our assets, business organization and goodwill.

During the same period, we have also agreed that Sentigen nor any of its subsidiaries, will not, except as expressly permitted by the merger agreement or required by applicable law, without Invitrogen’s prior written consent:

•	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for the spin-off of our olfaction intellectual property;

•	subject to certain exceptions, purchase, redeem or otherwise acquire any shares of capital stock or any other of our securities or that of our subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, or take any action to accelerate any vesting provisions of any such shares or securities;

•	split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities, except for the spin-off of our olfaction intellectual property;

•	issue, deliver, sell, pledge or otherwise encumber any shares of our capital stock or in any way alter our capitalization structure existing on the date of the merger agreement (other than the issuance of shares of our common stock upon the exercise of outstanding options);

•	amend our certificate of incorporation or bylaws or the organizational documents of any subsidiary;

•	directly or indirectly, acquire or agree to acquire any assets constituting a business, other than inventory or immaterial assets, in each case in the ordinary course of business;

•	adopt a plan of complete or partial liquidation or dissolution or other reorganization;

•	directly or indirectly sell, lease, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of our properties or material assets, except:

•	in the ordinary course of business, including without limitation a six-month extension of Sentigen’s lease for its 445 Marshall Street, Phillipsburg, New Jersey facility,

•	pursuant to contracts or agreements that are in effect at the date hereof; or

•	dispositions of obsolete or worthless assets;

•	incur any indebtedness or guarantee any indebtedness of another person, or issue or sell any debt securities or make any loans, advances or capital contributions to, or investments in, any other person;

•	make any capital expenditures in excess of $50,000, except in the ordinary course of business;

•	pay, discharge or satisfy any material claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction:

•	in the ordinary course of business;

•	as required by applicable law;

•	of material claims, material liabilities or material obligations reflected or reserved against, in, or contemplated by our financial statements or incurred since the date of our financial statements in the ordinary course of business; or

•	waive, release, grant or transfer any right of material value;

•	enter into, modify, amend or terminate any material contract which would be reasonably likely to (x) have a material adverse effect on us, (y) impair in any material respect our ability to perform under the merger agreement, or (z) prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	pay any material benefit not provided for as of the date of the merger agreement under any contract or benefit plan or enter into, modify or terminate any benefit plan, or adopt any collective bargaining agreement or other labor union contract applicable to our employees;

•	hire any additional employees with an annual base salary in excess of $75,000 or retain any consultants who could not be terminated on 30 days notice, materially increase the compensation of any employees, officers or consultants (other than in the ordinary course of business or as required by law) or enter into any employment or consulting agreements (other than in the ordinary course of business);

•	materially reduce the current level of insurance coverage provided by the insurance policies;

•	except as required by GAAP, revalue any of our material assets or make any material changes in accounting methods, principles or practices;

•	make or change any material tax election or settle or compromise any material tax liability, agree to an extension of the statute of limitations with respect to the determination of material taxes, file any amended tax return, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

•	enter into any transaction that is reasonably likely to give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder;

•	make any changes in our accounting methods or method of tax accounting, except as may be required under applicable law or GAAP, in each case as concurred upon by our independent public accountants;

•	engage in any transaction with, or enter into any agreement with, any of our affiliates;

•	compromise or settle any suit, investigation or proceeding material to us and our subsidiaries, taken as a whole;

•	grant any material refunds, credits, rebates or other allowances to any customer or distributor, other than in the ordinary course of business; or

•	authorize any of, or commit, resolve or agree to take any of, the actions listed above.

Notwithstanding the covenants listed above, between the date of the merger agreement and the completion of the merger, we may, after providing notice to Invitrogen in our sole discretion and without the consent of Invitrogen, comply with our legally binding obligations outstanding as of the date of the merger agreement that have been either made available to Invitrogen or disclosed in Sentigen’s SEC documents in accordance with the terms of such agreements.

No Solicitation of Acquisition Proposals

The merger agreement provides that Sentigen can not, nor can it authorize or permit any of its subsidiaries or any of its or their directors, officers, investment bankers, attorneys, accountants and other advisors or representatives to on its or its subsidiaries behalf, directly or indirectly to:

•	solicit, initiate, or knowingly encourage or support any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any takeover proposal, including amending or granting any waiver or release under any standstill or similar agreement with respect to any of our common stock; or

•	enter into, continue or otherwise participate in any discussions or negotiations with any third party regarding, or furnish to any person, any non-public information with respect to, or otherwise knowingly facilitate any effort to attempt to make or implement, any takeover proposal.

Notwithstanding the above, prior to the adoption of the merger agreement at the special meeting, to the extent that the failure to do so is reasonably likely to cause our board of directors to violate its fiduciary duties under applicable law, as determined in good faith by our board of directors after consultation with outside legal counsel, in response to a bona fide written takeover proposal made or received after the date of the merger agreement that our board of directors determines in good faith, after consultation with outside counsel and an independent financial advisor, is or could reasonably be expected to lead to a superior proposal:

•	furnish any information with respect to Sentigen and its subsidiaries to the person making the takeover proposal pursuant to a confidentiality agreement not less restrictive of the other party than the confidentiality agreement between us and Invitrogen;

•	participate in discussions or negotiations with the person making the takeover proposal regarding the takeover proposal; and

•	enter into the confidentiality agreement contemplated above.

Copies of all information provided to such person must be provided to Invitrogen prior to (or concurrent with) our delivery of the information to such person except for information that is publicly available or previously has been delivered to Invitrogen.

In addition, neither our board of directors, nor any committee thereof, shall:

•	withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Invitrogen, the recommendation of our board of directors that the stockholders adopt and approve the merger agreement (referred to in this proxy statement as a company board recommendation);

•	recommend or propose publicly to recommend, to our stockholders, the approval or adoption of any takeover proposal (referred to in this proxy statement, along with the above paragraph, as a company adverse recommendation change);

•	approve, adopt or propose publicly to approve or adopt, any takeover proposal or withdraw our board of directors approval of the merger, or propose publicly to withdraw our board of directors approval of the merger; or

•	cause, authorize or permit Sentigen or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principal, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or any similar agreement, with respect to any takeover proposal (other than a permitted confidentiality agreement).

Notwithstanding the above, our board of directors may make a company adverse recommendation change, or approve, adopt or propose publicly to approve or adopt, any takeover proposal or withdraw its approval of the merger, or propose publicly to withdraw its approval of the merger if:

•	a takeover proposal is made to us and is not withdrawn and we have complied in all material respects with our non-solicitation obligations set forth above;

•	we provide Invitrogen with at least three days prior notice of any meeting of our board of directors (or presentation to the directors of a proposed unanimous written consent) at which our board of directors will consider and determine whether the takeover proposal is a superior proposal;

•	our board of directors, after consultation with its financial advisor, determines in its reasonable judgment that the takeover proposal constitutes a superior proposal; and

•	our board of directors determines in good faith, after consultation with our outside counsel, that, in light of the superior proposal, the failure to withdraw or modify the company board recommendation would be reasonably likely to cause a violation by our board of directors of their fiduciary duties under applicable law.

In addition, we must promptly advise Invitrogen of any request for information or other inquiry or communication that we reasonably believe would lead to or contemplates a takeover proposal, or of any takeover proposal including any inquiry for non-public information relating to Sentigen or any of its subsidiaries, the terms and conditions of the request, takeover proposal or inquiry (including any subsequent material amendment or modification to the terms and conditions) and the identity of the person making the request, takeover proposal or inquiry. We can not provide any information to or participate in discussions or negotiations with the person or entity making any takeover proposal until after we have first notified Invitrogen of such takeover proposal as required by the preceding sentence. We also must keep Invitrogen fully informed on a timely basis of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.

The merger agreement provides that the term “takeover proposal” means any inquiry, proposal or offer from any person (other than Invitrogen and its subsidiaries) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of:

•	all or any part of the material assets, properties or business of Sentigen or its subsidiaries equal to 20% or more of Sentigen’s consolidated assets or to which 20% or more of Sentigen’s revenues or earnings on a consolidated basis are attributable; or

•	20% or more of the outstanding shares of Sentigen common stock or capital stock of, or other equity or voting interests in, Sentigen or any of its subsidiaries.

The merger agreement provides that the term “superior proposal” means any proposal made by a third party to acquire, directly or indirectly, all or substantially all of the assets of Sentigen, or 50% or more of the equity securities of Sentigen, pursuant to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction:

•	on terms which our board of directors determines in its good faith and reasonable judgment to be more favorable from a financial point of view to the holders of our common stock than the transactions contemplated by the merger agreement following consultation with a nationally recognized independent financial advisor, taking into account all the terms and conditions of such proposal and the merger agreement (including the fees and expenses due thereunder, including the termination fee payable); and

•	that in the good faith and reasonable judgment of our board of directors is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Further Actions

We and Invitrogen have agreed to, among other things, cooperate and use our respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including:

•	the taking of all commercially reasonable acts necessary to cause the conditions to closing to be satisfied;

•	the obtaining of all necessary actions, waivers, consents and approvals from governmental entities and third parties required to consummate the transactions contemplated by the merger agreement; and

•	the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of the merger agreement.

Indemnification and Insurance

The merger agreement provides that all rights to indemnification under our certificate of incorporation, bylaws or indemnification agreements shall, with respect to any matter occurring at or prior to the effective time of the merger, survive the effective time and Invitrogen shall assume all of our obligations in respect thereof as to any claim or claims asserted prior to or within the six-year period immediately following the effective time of the merger.

The merger agreement further provides that for six years after the effective time of the merger, Invitrogen will cause the surviving corporation to maintain in effect a “tail” policy of the directors’ and officers’ liability insurance policies currently maintained by us (or Invitrogen may substitute other policies providing equivalent coverage). Such “tail” policy covers acts or omissions occurring at or prior to the effective time of the merger with respect to those persons who are currently covered by our directors’ and officers’ liability insurance policy, on terms with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date of the merger agreement; except that generally, Invitrogen shall not be required to pay an aggregate premium for the “tail” policy in excess of $200,000 or oppose the recission or obtain replacement coverage in the event of a recission or attempted recission by the insurer based on misrepresentation or concealment in any related insurance application or associated materials. In the event the premium for any “tail” policy exceeds $200,000, Invitrogen may reduce the amount of coverage to the greatest amount of coverage that can be obtained for a premium of $200,000.

Employee Benefits

Unless Invitrogen otherwise indicates in writing, we shall take all necessary action to terminate or cause to be terminated, effective as of no later than the day immediately prior to the effective time, our 401(k) plan.

Conditions to Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include the following:

Invitrogen and we are obligated to effect the merger only if the following conditions are satisfied (or waived if permissible under applicable law):

•	the holders of a majority of the outstanding shares of our common stock as of the record date must have voted in favor of adopting the merger agreement;

•	there is no instituted or pending action or proceeding by any government, court, administrative agency or commission or other governmental authority or agency, domestic or foreign:

(i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Invitrogen or any of its subsidiaries of all or any portion of the business of Sentigen or of Invitrogen or to compel Invitrogen or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of Sentigen or of Invitrogen, except where such action or proceeding would not reasonably be expected to have a material adverse effect;

(ii) seeking to impose or confirm limitations on the ability of Invitrogen to effectively exercise full rights of ownership of the shares of Sentigen common stock including the right to vote any such shares on any matters properly presented to stockholders;

(iii) seeking to require divestiture by Invitrogen of any such shares, or any other legal restraint or prohibition that would reasonably be expected to have the effect of preventing the consummation of the merger or otherwise preventing or interfering with the consummation of the merger; or

(iv) seeking to make the consummation of the merger illegal, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal.

Invitrogen will not be obligated to effect the merger unless the following additional conditions are satisfied (or waived, if permitted under applicable law):

•	our representations and warranties contained in the merger agreement are true and correct in all material respects as of the closing date with the same effect as if made on and as of the closing date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be true and correct in all material respects as of such specified date), except for changes expressly permitted by the merger agreement; provided that (i) in determining the accuracy of these representations and warranties, all materiality qualifications that are contained in these representations and warranties are to be disregarded; and (ii) this condition is to be deemed satisfied unless the circumstances giving rise to all inaccuracies in our representations and warranties constitute a “material adverse effect” on Sentigen as described below.

Invitrogen shall have received a certificate signed on behalf of us by our chief executive officer and principal financial officer to such effect;

•	we have duly performed in all material respects the obligations required to be performed by us under the merger agreement at or prior to the closing date and Invitrogen shall have received a certificate signed on behalf of us by our chief executive officer or the principal financial officer to such effect;

•	we have obtained the following, which shall be in full force and effect: (i) all authorizations, qualifications and orders of any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational required in order to effect the merger as provided herein (assuming Invitrogen and Arctic Fox shall have satisfied their respective obligations provided herein) and (ii) all consents and approvals of other third parties as listed on the disclosure schedule to the merger agreement, and Invitrogen shall have received evidence, in form and substance reasonably satisfactory to it, to such effect;

•	there has not occurred, with respect to us, a “material adverse effect” as described below;

•	our Chief Executive Officer has entered into an employment agreement with Invitrogen, and terminated his existing employment agreement with us and we shall have delivered proof of his termination to Invitrogen;

•	we have completed the spin-off of the shares of Newco to our stockholders on a pro rata basis, in a manner approved by Invitrogen, provided that it shall not be unreasonable for Invitrogen to withhold its approval if the fees and expenses related to the spin-off exceed $250,000;

•	Newco has entered into an agreement with Invitrogen and Sentigen, in a form acceptable to Invitrogen, generally, not to assert any claims or rights that the separation by Invitrogen of the acquired business of Sentigen in a manner identical to the conduct by us prior to the merger infringes or unlawfully uses any olfaction intellectual property being spun-out to Newco; and

•	we have delivered or cause to be delivered to Invitrogen and Arctic Fox, in each case in form and substance acceptable to Invitrogen: (i) the Certificate of Merger, duly executed by us, and (ii) a resignation letter of each of our directors, resigning in their capacity as our directors, each dated effective as of the closing.

We will not be obligated to effect the merger unless the following additional conditions are satisfied (or waived, if permitted under applicable law):

•	the representations and warranties of Invitrogen and Arctic Fox contained in the merger agreement are true and correct in all material respects as of the closing date with the same effect as if made on and as of the closing date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be true and correct in all material respects as of such specified date), except for changes expressly permitted by the merger agreement; provided, however, that (i) in determining the accuracy of these representations and warranties, all materiality qualifications that are contained in the representations and warranties are to be disregarded; and (ii) this condition is to be deemed satisfied unless the circumstances giving rise to all inaccuracies in Invitrogen’s representations and warranties constitute a material adverse effect on Invitrogen or Arctic Fox. We shall have received a certificate signed on behalf of Invitrogen and Arctic Fox by the chief executive officer and chief financial officer of Invitrogen to such effect;

•	Invitrogen and Arctic Fox have duly performed in all material respects the obligations required to be performed by them under the merger agreement at or prior to the closing date and Invitrogen has received a certificate signed on behalf of Sentigen by the chief executive officer, the chief financial officer or senior vice president of Invitrogen to such effect; and

•	Invitrogen has obtained the following, which shall be in full force and effect: (i) all authorizations, qualifications and orders of any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational required in order to effect the merger as provided herein (assuming we shall have satisfied its respective obligations provided herein) and (ii) all consents and approvals of other third parties as listed on the disclosure schedule to the merger agreement, and we shall have received evidence, in form and substance reasonably satisfactory to it, to such effect.

Termination of the Merger Agreement

Invitrogen or Sentigen can terminate the merger agreement under certain circumstances, including, generally:

•	by mutual written consent, upon approval of the boards of directors of Invitrogen and Sentigen;

•	by either Invitrogen or Sentigen, by written notice to the other party, if the merger is not consummated on or before December 29, 2006 (120 days from the date of the merger agreement) or any later date as may be agreed upon in writing by the parties, provided that the right to terminate is not be available to any party whose action or failure to act was a principal cause of, or resulted in the failure of the merger to occur on or before such date;

•	by either Invitrogen or Sentigen, by written notice to the other party, if a court of competent jurisdiction or any other governmental instrumentality, federal, state or local, domestic, foreign or multinational issues a final and nonappealable order, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, provided that the rights to terminate shall not be available to a party if the issuance of such order or action taken was primarily due to the failure of such party to perform any of its obligations under the merger agreement;

•	by either Invitrogen or Sentigen, by written notice to the other party, if our stockholders do not adopt the merger agreement at a duly convened stockholders meeting or any adjournment or postponement thereof, provided that the right to terminate is not be available if the failure to obtain the stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the closing date, and Sentigen is not be permitted to terminate the merger agreement unless Sentigen has made, to the extent applicable, the termination fee and expense reimbursement to Invitrogen pursuant to the merger agreement;

•	by Invitrogen (at any time prior to the receipt of the stockholder approval), by written notice if any of the following has occurred:

•	our board of directors failed to make the company board recommendation (as defined on page 37) or a company adverse recommendation change occurred (as defined on page 37);

•	we (i) failed to include in this proxy statement a statement the company board recommendation or a statement to the effect that our board of directors has determined and believes that the merger is in the best interests of our stockholders and recommends its approval, or (ii) removed the company board recommendation from this proxy statement or modified the text of this proxy statement in any manner adverse to Invitrogen;

•	our board of directors failed to reaffirm, unanimously and without qualification, the company board recommendation for the merger, or failed to publicly state, unanimously and without qualification, that the merger is in the best interests of our stockholders, within five business days after Invitrogen requested in writing that such action be taken, in either case if requested to do so by Invitrogen;

•	our board of directors approved, adopted, endorsed, or recommended, or proposed publicly to approve, adopt, endorse or recommend, any other takeover proposal;

•	a tender or exchange offer relating to our securities commenced, and we did not send to our stockholders, within ten business days after the commencement of that tender or exchange offer, a statement disclosing that our board of directors recommended rejection of that tender or exchange offer;

•	a takeover proposal is publicly announced, and we (i) failed to issue a press release reaffirming a recommendation in favor of the merger within ten business days after such takeover proposal was announced or (ii) otherwise failed to publicly announce our opposition to or actively oppose that takeover proposal; or

•	we or any of our officers, directors, employees, or representatives breached or took action inconsistent with our non-solicitation obligations referred to beginning on page 36.

•	by Invitrogen, by written notice, (i) if any of our representations and warranties were inaccurate as of the date of the merger agreement, such that the condition precedent would not be satisfied, or (ii) if (A) any of our representations and warranties become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date), such that the condition precedent would not be satisfied and (B) the inaccuracy has not been cured by us within twenty business days after we receive written notice of the breach, and remains uncured at the time notice of termination is given, or (iii) if (A) any of our covenants contained in the merger agreement were breached, such that the condition precedent would not be satisfied and (B) the breach has not been cured by us within fifteen business days after we receive written notice of the breach, and remains uncured at the time notice of termination was given;

•	by us, by written notice, (i) if any of Invitrogen’s representations and warranties were inaccurate as of the date of the merger agreement, such that the condition precedent could not be satisfied, or (ii) if (A) any of Invitrogen’s representations and warranties became inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date), such that the condition precedent to the closing could not be satisfied and (B) the inaccuracy had not been cured by Invitrogen within twenty business days after Invitrogen receives written notice of the breach, and remains uncured at the time notice of termination is given, or (iii) if any of Invitrogen’s covenants contained in the merger agreement were breached such that the condition precedent could not be satisfied;

•	by us if, prior to the stockholders meeting:

•	our board of directors determined that it desires to adopt, approve or recommend entering into a written agreement providing for a takeover proposal which our board of directors has determined to be a superior proposal;

•	we complied with our non-solicitation provisions in the merger agreement in all material respects, including, without limitation, the requirement that we provide to Invitrogen copies of all information that we have provided to the person making a takeover proposal prior to our delivery of the information to such person, or on a substantially concurrent basis; and

•	prior to any termination (i) we gave Invitrogen written notice of our intention to terminate the merger agreement, identifying the takeover proposal then determined to be a superior proposal and the parties thereto and delivering a summary of the material terms and conditions of such takeover proposal and (ii) within three days after we have provided the notice referred to in the previous clause (i), Invitrogen does not make a binding written offer that our board of directors concludes in good faith is as favorable to our stockholders as the takeover proposal determined to be a superior proposal.

Termination Fees

We must pay Invitrogen a termination fee of $1,000,000, in addition to reimbursing Invitrogen for any other damages incurred by it (in the case of the exercise by our board of directors of its “fiduciary out,” as defined on page 9, damages will be limited to the termination fee and reimbursement of $100,000 of Invitrogen’s fees and expenses), in the event the merger agreement is terminated for any of the following reasons:

•	our board of directors failed to make the company board recommendation or a company adverse recommendation change occurred (each as defined on page 37);

•	we (i) failed to include in this proxy statement the company board recommendation or a statement to the effect that our board of directors has determined and believes that the merger is in the best interests of our stockholders and recommends its approval, or (ii) removed company board recommendation from this proxy statement or modified the text of this proxy statement in any manner adverse to Invitrogen;

•	our board of directors failed to reaffirm, unanimously and without qualification, the company board recommendation or the merger or failed to publicly state, unanimously and without qualification, that the merger is in the best interests of our stockholders, in either case within five days of a request to do so by Invitrogen;

•	our board of directors approved, adopted, endorsed or recommended, or proposed publicly to approve, adopt, endorse or recommend, to our stockholders the approval of any other takeover proposal;

•	a tender or exchange offer relating to our securities commenced, and we did not send to our stockholders, within ten days after the commencement of that tender or exchange offer, a statement disclosing that our board of directors recommended rejection of that tender or exchange offer;

•	a takeover proposal is publicly announced, and we (i) failed to issue a press release reaffirming our recommendation in favor of the merger within ten days after such takeover proposal was announced or (ii) otherwise failed to publicly announce our opposition to or actively oppose that takeover proposal; or

•	we or any our officers, directors, employees or representatives breached or took action inconsistent with its non-solicitation obligations.

•	if, prior to the stockholders meeting:

•	our board of directors determined that it desires to adopt, approve or recommend entering into a written agreement providing for a takeover proposal which our board of directors has determined to be a superior proposal;

•	we complied with our non-solicitation provisions in the merger agreement in all material respects, including, without limitation, the requirement that we provide to Invitrogen copies of all information that we have provided to the person making a takeover proposal prior to our delivery of the information to such person, or on a substantially concurrent basis; and

•	prior to any termination (i) we gave Invitrogen written notice of our intention to terminate the merger agreement, identifying the takeover proposal then determined to be a superior proposal and the parties thereto and delivering a summary of the material terms and conditions of such takeover proposal and (ii) within three days after we provided the notice referred to in the previous clause (i), Invitrogen does not make a binding written offer that our board of directors concludes in good faith is as favorable to our stockholders as the takeover proposal determined to be a superior proposal.

•	our stockholders did not adopt the merger agreement at a duly convened stockholders meeting (or any adjournment or postponement of the meeting) and at or prior to the time of the failure to obtain stockholder approval there was a publicly disclosed and not withdrawn takeover proposal relating to our company and either:

•	within twelve months after the termination, an agreement is entered into providing for the acquisition of our company or substantially all of our assets with the person making the takeover proposal; or

•	within six months after the termination, an agreement is entered into with any other person providing for the acquisition of our company or substantially all of our assets.

•	Our representations and warranties were inaccurate as of the date of the merger agreement, such that the condition precedent to closing would not be satisfied, or (ii) if any of our representations and warranties become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date), such that the condition precedent to closing would not be satisfied and this inaccuracy has not been cured by us within twenty days after receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) if any of our covenants contained in the merger agreement were breached, such that the condition precedent to the closing could not be satisfied and the breach has not been cured by us within fifteen days after our receipt of written notice thereof and remains uncured at the time notice of termination is given and:

•	at or prior to the time of the failure to obtain stockholder approval there was a publicly disclosed and not withdrawn takeover proposal relating to our company; and

•	within twelve months after the termination, an agreement is entered into providing for the acquisition of our company or substantially all of our assets with that person making the takeover proposal.

Expenses

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties shall be borne by the party incurring such fees and expenses; provided that we must pay Invitrogen’s fees and expenses up to $100,000 in the event:

•	the merger has not been consummated on or before December 29, 2006 (120 days from the date of the merger agreement) or any later date as may have been agreed upon in writing by the parties; or

•	the merger agreement is terminated and we are required to pay the termination fee of $1,000,000 to Invitrogen.

Amendment

At any time prior to the effective time of the merger, the merger agreement may be amended at any time before or after our receipt of stockholder approval and whether before or after adoption of the merger agreement by the stockholders of Arctic Fox, by written agreement of the parties to the merger agreement; provided, however, that after our receipt of stockholder approval, no amendment or change to the provisions of the merger agreement may be made which by law would require further approval by our stockholders without such stockholder approval.

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

Voting Agreements

Contemporaneously with the execution of the merger agreement each of our executive officers and directors have entered into a voting agreement with Invitrogen. Approximately 36% of the outstanding shares of our common stock are subject to the voting agreements. We refer to these shares as the “subject shares.”

These stockholders have agreed to vote the subject shares at the special meeting:

•	in favor of approval of the merger agreement and the merger and any matter reasonably required to facilitate the merger based on the economic terms and conditions set forth in the merger agreement; and

•	against any action, proposal, agreement or transaction (A) made in opposition to or in competition with consummating of the merger and the merger agreement, (B) which would result in the liquidation, dissolution or winding up of Sentigen, or (C) which would, or could reasonably be expected to prohibit, delay or discourage the merger.

These stockholders have also agreed to grant the board of directors of Invitrogen an irrevocable proxy and irrevocably appointed the board of directors of Invitrogen such stockholders’ attorney and proxy to vote the subject shares with regard to any of the matters listed above at the stockholders meeting. In addition, these stockholders agreed that they would not transfer, pledge, sell, exchange or offer to transfer, sell or otherwise dispose of or encumber any of the subject shares at any time prior to the date and time on which the merger shall become effective or the date on which the merger agreement shall be terminated.

Employment Agreement

As a condition precedent to the merger, effective upon the effective time of the merger, Mr. Livelli has agreed to terminate his existing employment agreement with the company and enter into a new employment agreement with Invitrogen. The employment agreement between Mr. Livelli and Invitrogen provides that Mr. Livelli will serve as Vice President, Cellular Assays Systems at Invitrogen’s Madison, Wisconsin location. Further, pursuant to the agreement with Invitrogen, Mr. Livelli will receive, among other things (i) an annual base salary of $210,000, (ii) a retention bonus of up to $55,000, (iii) a performance-based bonus of up to $25,000, (iv) an option to purchase 7,500 shares of Invitrogen’s common stock, (v) relocation assistance which may exceed $100,000, and (vi) all other standard benefits available to employees. The agreement also provides that in the event Invitrogen terminates the employment of Mr. Livelli without cause, he would be entitled to six months base salary and payment of his health insurance for such period.

PROPOSAL TO GRANT AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If, at the special meeting of stockholders to be held on November 14, 2006, the number of shares of our common stock present or represented and voting in favor of adoption of the merger agreement is insufficient to adopt that proposal under the DGCL, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

The adjournment proposal requires the approval of a majority of the votes cast on the proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote on the adjournment proposal. No proxy that is specifically marked “against” adoption of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “for” the adjournment proposal.

Our board of directors believes that if the number of shares of our common stock present or represented at the special meeting and voting in favor of adoption of the merger agreement is insufficient to approve that proposal, it is in the best interests of our stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes in favor of adoption of the merger agreement to bring about its approval.

Our board of directors recommends that you vote FOR the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

At October 6, 2006, the record date for the special meeting of stockholders, our directors and executive officers as a group beneficially owned or had the right to acquire beneficial ownership of approximately 39.6% of our common stock.

The following table sets forth certain information as of August 31, 2006 with respect to the common stock ownership of (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each of our executive officers and directors; and (iii) all of our directors and executive officers as a group.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Shares of Sentigen common stock that a person has the right to acquire within 60 days of August 31, 2006, are treated as outstanding for purposes of computing the percentage of the person holding the right but are not treated as outstanding for computing the percentage of any other person. None of our directors or executive officers owns stock options with an exercise price per share below the merger consideration of $3.37 per share of common stock.

Name and Address of	Amount and Nature of		Percent of Class of
Beneficial Owner(1)	Beneficial Ownership(2)		Voting Securities(2)

Joseph K. Pagano	1,576,450	(3)	20.0%
Frederick R. Adler	663,573	(4)	8.6%
Samuel A. Rozzi	582,525	(5)	7.6%
Thomas J. Livelli	144,380	(6)	1.9%
Joel M. Pearlberg	85,000	(7)	1.1%
Bruce Slovin	85,000	(8)	1.1%
Gerald Greenwald	20,000	(9)	*
Arnold B. Pollard	20,000	(10)	*
G. Scott Segler	12,500	(11)	*
D.H. Blair Investment Banking Corp.	1,134,859	(12)	14.7%
All directors and executive officers as a group (nine persons)	3,209,428	(13)	39.6%

*	Less than 1% of the outstanding common stock

(1)	The address of each beneficial owner is c/o Sentigen Holding Corp., 445 Marshall Street, Phillipsburg, NJ 08865.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days of August 31, 2006, are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person. On August 31, 2006, we had 7,694,542 issued and outstanding shares of common stock.

(3)	Includes (i) 25,000 shares of common stock held of record by the Joseph K. Pagano, Jr. Trust established for Mr. Pagano’s son, and (ii) options to purchase 200,000 shares of common stock which are currently exercisable. Mr. Pagano disclaims beneficial ownership of all shares other than those held in his name.

(4)	Includes options to purchase 10,000 shares which are currently exercisable. Does not include 1,124,859 shares of common stock over which Mr. Adler is trustee pursuant to a voting trust among us, D.H. Blair Investment Banking Corp. and Mr. Adler. The voting trust agreement provides that Mr. Adler will vote those shares in the same manner as the public, on a proportionate basis, excluding the votes of our officers, directors and greater than ten-percent stockholders. However, with respect to a vote or consent in connection with either a “Rule 13e-3 Transaction” (as defined in Rule 13e-3 promulgated under Securities Exchange Act of 1934) or a transaction in which stockholders are afforded appraisal rights under Section 262 of the Delaware General Corporation Law, such as the merger, Mr. Adler will vote these shares as directed by D.H. Blair, or by the actual holders of the shares. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name except with respect to his pecuniary interest therein.

(5)	Includes options to purchase 10,000 shares which are currently exercisable. Includes 150,000 shares held by Scarsdale Limited Partnership, of which Mr. Rozzi is general partner. Mr. Rozzi’s daughter and The Samuel A. Rozzi Grantor Retained Annuity Trust, of which Mr. Rozzi’s daughter is trustee, are the sole limited partners of Scarsdale Limited Partnership. Mr. Rozzi disclaims beneficial ownership of all shares other than those held in his name except to the extent of his pecuniary interest therein.

(6)	Includes options to purchase 25,000 shares of common stock which are currently exercisable.

(7)	Includes options to purchase 50,000 shares of common stock which are currently exercisable.

(8)	Includes options to purchase 50,000 shares of common stock which are currently exercisable.

(9)	Consists of options to purchase 20,000 shares of common stock which are currently exercisable.

(10)	Consists of options to purchase 20,000 shares of common stock which are currently exercisable.

(11)	Consists of options to purchase 12,500 shares of common stock which are exercisable within 60 days of August 31, 2006.

(12)	J. Morton Davis is the sole stockholder of D.H. Blair Investment Banking Corp. The amount reported includes 10,000 shares owned by Mr. Davis’ wife of which Mr. Davis disclaims beneficial ownership. The information with respect to D.H. Blair Investment Banking Corp. and J. Morton Davis is based upon the Schedule 13G/A, dated May 23, 2001, filed by such persons with the Securities and Exchange Commission. All the shares beneficially owned by D.H. Blair Investment Banking Corp. have been placed in trust, pursuant to the trust agreement described in footnote 4. The voting trust agreement does not limit D. H. Blair’s ability to make public sales of the shares in the open market pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder or to make private sales of the shares pursuant to Section 4(1) of the Securities Act of 1933; provided, however, that shares sold in private sales will continue to be subject to the voting trust agreement until certain conditions are met. In addition, D.H. Blair agreed that, during the term of the voting trust agreement, it will not acquire additional shares of our common stock or other securities convertible into our common stock.

(13)	Includes options to purchase 397,500 shares of common stock which are currently exercisable or exercisable within 60 days of August 31, 2006. Excludes options to purchase 37,500 shares of common stock which are not exercisable within 60 days of August 31, 2006.

MARKET PRICE OF SENTIGEN COMMON STOCK AND DIVIDEND INFORMATION

Sentigen common stock is traded on The Nasdaq Capital Market. The following table sets forth the high and low closing prices of shares of Sentigen common stock as reported on Nasdaq, and the quarterly cash dividends declared per share for the periods indicated (rounded to the nearest cent).

	Market Prices
	High	Low	Dividends

2004
First Quarter	$10.94	$5.65	None
Second Quarter	9.80	8.14	None
Third Quarter	8.14	6.00	None
Fourth Quarter	8.99	6.55	None
2005
First Quarter	$7.09	$4.67	None
Second Quarter	5.25	3.97	None
Third Quarter	4.81	4.11	None
Fourth Quarter	6.49	4.40	None
2006
First Quarter	$4.55	$2.85	None
Second Quarter	3.45	2.60	None
Third Quarter (through August 31, 2006)	2.79	2.16	None

On August 31, 2006, the last full trading day prior to the public announcement of the merger agreement, the closing price of our common stock was $2.75 per share. We encourage our stockholders to obtain current market quotations for our common stock.

STOCKHOLDER PROPOSALS

If the merger is consummated, we will have no public stockholders and no public participation in any of our future stockholder meetings. We intend to hold an annual stockholders meeting in 2007 only if the merger is not completed. If we hold an annual stockholders meeting in 2007, any stockholder who wishes to have a stockholder proposal included in the proxy statement for the 2007 Annual Meeting must submit the proposal in writing to the

Secretary of Sentigen in a timely manner, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. A stockholder who wishes to introduce a proposal to be voted on at our 2007 Annual Meeting must send advance written notice (and must otherwise comply with the requirements in our bylaws relating to the submission of proposals) to: Sentigen Holding Corp., 445 Marshall Street, Phillipsburg, New Jersey 08865, Attention: Secretary.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

Invitrogen and Sentigen file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Invitrogen and Sentigen file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

Invitrogen has supplied all information contained in this proxy statement relating to Invitrogen and Arctic Fox and we have supplied all such information relating to us.

Our stockholders should not send in any Sentigen certificates until they receive the transmittal materials from the paying agent. After receiving the transmittal materials, our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent by calling the telephone number set forth in the transmittal materials.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 13, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the completion of the merger described in this proxy statement creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

INVITROGEN CORPORATION,

ARCTIC FOX ACQUISITION CORPORATION

AND

SENTIGEN HOLDING CORP.

August 31, 2006

A-i

Schedule A	—	List of Company Stockholders Subject to Voting Agreement
Exhibit A	—	Form of Voting Agreement
Exhibit B	—	Form of Employment Agreement
Exhibit C	—	Financial Performance

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 31, 2006, by and among INVITROGEN CORPORATION, a Delaware corporation (“Parent”), Arctic Fox Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SENTIGEN HOLDING CORP., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”); and

WHEREAS, each of the Boards of Directors of Parent and the Company (i) has determined that the Merger is fair to, and in the best interests of, the respective corporation and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent’s willingness to enter into this Agreement, the stockholders of the Company listed on Schedule A are executing and delivering one or more Voting Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Voting Agreements”) pursuant to which such stockholders are, among other things, agreeing to vote in favor of the adoption of and otherwise to support this Agreement and the transactions contemplated hereby;

WHEREAS, Section 8.3 of this Agreement contains certain definitions and a list of references to defined terms.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

THE MERGER

1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

1.2  Closing.  Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of DLA Piper Rudnick Gray Cary US LLP, located at 4365 Executive Drive, Suite 1100, San Diego, California 92121-2133, at noon, California time, on a date to be specified by the Parties to this Agreement, which shall be no later than two Business Days after satisfaction or waiver of the conditions set forth in Article 6 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or such other date and time as mutually agreed to by the Parties (the “Closing Date”).

1.3  Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing and on the Closing Date, the Parties shall file with the Delaware Secretary of State the certificate of merger (the “Certificate of Merger”) and such other documents as may be required by the DGCL in order for the Merger to become effective, duly prepared, executed and acknowledged by the Parties, as applicable. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State unless Parent and the Company agree to a subsequent date or time and specify such date and time in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

1.4  Effects of the Merger   The Merger shall have the effects specified in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5  Certificate of Incorporation and Bylaws.

(a) At the Effective time, the Certificate of Incorporation of the Company as the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that Article I thereof shall be amended to read in its entirety as follows: “The name of the Corporation is Sentigen Holding Corp.” As so amended and restated, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) At the Effective Time, the Bylaws of the Company shall be amended and restated to read the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be amended to refer to Sentigen Holding Corp.) until thereafter changed or amended as provided therein or by applicable Law.

1.6  Directors and Officers.

(a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately following the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation immediately following the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
COMPANY AND MERGER SUB; EXCHANGE OF CERTIFICATES

2.1  Effect on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Cancellation of Treasury Stock.  Each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that is directly owned by the Company (as treasury stock) or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Conversion of Merger Sub Common Stock.  Each issued and outstanding share of common stock of Merger Sub shall be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

(c) Conversion of Company Common Stock.  Subject to Section 2.1(d), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted, as of the Effective Time, into the right to receive $3.37 in cash (the “Merger Consideration”). At the Effective Time, and subject to Section 2.1(d) all issued and outstanding shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) representing any such shares of Company Common Stock (each a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive such holder’s Merger Consideration for each share of Company Common Stock evidenced by the Certificate held by such holder. Notwithstanding the foregoing, the Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or having a record date) after the date of this Agreement and prior to the Effective Time.

(d) Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who (i) has not voted such shares of Company Common Stock in favor of the Merger at the Stockholders Meeting or consented thereto in writing, (ii) is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL (“Section 262”) and complies in all respects with the provisions of Section 262 and (iii) has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under the DGCL as of the Effective Time (the “Appraisal Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(c), but instead such holder of Appraisal Shares shall only be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall automatically be cancelled and shall cease to exist or be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except such rights as are granted under Section 262. Notwithstanding the foregoing, if any such holder shall have failed to perfect or otherwise shall have withdrawn or lost the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the rights of such holder under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive such holder’s Merger Consideration as provided in Section 2.1(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent which shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

(e) Options and Purchase Rights.  Immediately prior to the Effective Time, the Company shall cause each then outstanding option to purchase Company Common Stock (an “Option”) granted under the Company’s 1990 Stock Option Plan and 2000 Performance Equity Plan to be either (1) cancelled, or (2) converted into an option exercisable for cash. The holder of an Option that is cancelled will be entitled to receive a cash payment equal to the product of (i) the excess, if any, of the Merger Consideration per share of Company Common Stock over the exercise price per share under the Option, and (ii) the number of shares of Company Common Stock covered by the Option. Upon exercise of and payment of the purchase price under an Option that is converted into an option exercisable for cash, the holder of the Option will be entitled to a cash payment equal to the product of (x) the Merger Consideration per share of Company Common Stock, and (y) the number of shares of Company Common Stock covered by the Option which was so converted. The Surviving Corporation shall make such cash payments at or as soon as practicable after the Effective Time or the date the converted Option is exercised, as the case may be, in each case subject to applicable income and employment tax withholding. Prior to the Closing Date, the Company shall take all action necessary to effect the cancellation or conversion of all Company Options as contemplated by this Section 2.1(e).

2.2  Exchange of Certificates.

(a) Paying Agent.  Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent for payment of the Merger Consideration (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit with the Paying Agent cash in the amount of the aggregate Merger Consideration to which the holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). Subject to Section 2.2(d), pending distribution pursuant to Section 2.2(b) of the cash deposited with the Paying Agent, such cash shall be held in trust for the benefit of the holders of shares of Company Common Stock issued and outstanding prior to the Effective Time that are to be cancelled in the Merger and such cash shall not be used for any other purposes. Any cash deposited with the Paying Agent which has not been distributed pursuant to Section 2.2(b) on or prior to the date which is one year after the Effective Time shall be turned over to Parent; provided, however, that no such return of unused funds to Parent shall affect the continuing obligation of Parent to pay the Merger Consideration for shares of Company Common Stock exchanged for transfer subsequent to such one-year period. Any and all interest earned at any time on the cash deposited with the Paying Agent shall inure to the benefit of, and belong to, Parent.

(b) Exchange Procedure.  As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive such holder’s ratable portion of the aggregate Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon the proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other customary provisions as Parent may reasonably specify) and (ii) instructions as specified by the Paying Agent or Parent for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (which instructions shall be reasonable and customary for a transaction of this type). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and executed, and in accordance with such other instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Paying Agent shall promptly distribute to such holder, the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, with respect to each share of Company Common Stock represented thereby, the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c). No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

(c) No Further Ownership Rights in Company Common Stock.  All cash paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article 2.

(d) No Liability.  None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay to the holder of such lost, stolen or destroyed Certificate, such holder’s Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate, as contemplated by the provisions of Section 2.2(b).

(f) Withholding Rights.  Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold any applicable taxes required by Law from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company.  The Company represents and warrants to Parent and Merger Sub that, except as expressly set forth in the written disclosure schedule prepared by the Company dated as of the date of this Agreement and delivered herewith (the “Disclosure Schedule”), which Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.1 (it being understood and agreed that any matter set forth in the Disclosure Schedule shall be deemed disclosure with respect to any and all sections or paragraphs contained in this Article 3 to which the matter relates, to the extent the relevance of such matter to such section is reasonably apparent on its face).

(a) Organization, Standing and Corporate Power.  Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as currently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in any jurisdiction that does not recognize the concept of good standing, and except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or Made Available to Parent, prior to the execution of this Agreement, complete and correct copies of (i) its Certificate of Incorporation and Bylaws, in each case as amended to the date of this Agreement and (ii) all the existing written consents and minutes of the meetings of its stockholders, its Board of Directors and each committee of its Board of Directors held since January 1, 2004. There are no decisions or resolutions of the stockholders, Board of Directors or committees of the Board of Directors of the Company since January 1, 2004 other than as disclosed in the written consents and minutes that have been delivered or Made Available to Parent.

(b) Subsidiaries; Equity Interests.  Section 3.1(b) of the Disclosure Schedule sets forth (i) a list of the Subsidiaries of the Company, (ii) the issued and outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary and (iii) the registered and beneficial holders of such shares or other equity or voting interests in each such Subsidiary. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company or a wholly-owned subsidiary of the Company, free and clear of all mortgages, pledges, assessments, claims, liens, charges, security interests and other encumbrances of any kind or nature whatsoever (collectively, “Liens”), except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and other applicable securities Laws. Except for the capital stock of, or other equity or voting interests in, the Subsidiaries listed in Section 3.1(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, or have any contractual right to acquire, any capital stock of, or other equity or voting interests in, any Person. The Certificate of Incorporation and Bylaws (or other organizational documents), and the minutes of the meetings of the stockholders and Board of Directors of each Subsidiary of the Company held since January 1, 2004 have been delivered or Made Available to Parent.

(c) Capital Structure.

(i) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the date of this Agreement, (A) 7,694,542 shares of Company Common Stock are issued and outstanding, (B) no shares of Company Common Stock are issued and held by the Company in its treasury and (C) as of June 30, 2006, 852,302 shares of Company Common Stock are covered by outstanding Options, and (D) no shares of Company Preferred Stock are issued and outstanding, or issued and held by the Company in its treasury.

(ii) Section 3.1(c)(ii) of the Disclosure Schedule lists, with respect to each in-the-money Option then outstanding, the holder of the Option and the relationship of the holder to the Company (whether director, employee, officer or independent consultant), the number of shares of Company Common Stock subject to such

Option, exercise price per share, exercise or vesting schedule and expiration date thereof, including the extent to which any vesting had occurred as of the date of this Agreement. The Company has delivered or Made Available to Parent true, complete and correct copies of all Company Stock Plans and the forms of all agreements and instruments relating to or issued thereunder and such agreements and instruments have not been amended, modified or supplemented and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent.

(iii) All outstanding shares of the Company’s capital stock are, and all shares of Company Common Stock reserved for issuance as specified above shall be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. None of the outstanding shares of the Company’s capital stock has been issued in violation of any federal or state securities Laws. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

(iv) The Company Common Stock constitutes the only class of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(v) Except as set forth in Section 3.1(c)(v) of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies) or registration under the Securities Act. To the Knowledge of the Company, except for the Voting Agreements, the Company’s executive officers and directors, are not a party to any agreement to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer of any securities of the Company or its Subsidiaries.

(vi) Except as described in this Section 3.1(c), there are no options, preemptive rights, warrants, calls, rights (including “phantom” stock rights and stock appreciation rights), convertible or exchangeable securities, stock-based performance units, commitments, Contracts, arrangements, undertakings or agreements of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, (i) obligating the Company or any of it Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any of its Subsidiaries, (ii) obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of, or otherwise amend or enter into, any such option, preemptive right, warrant, call, right, convertible or exchangeable security, stock-based performance unit, commitment, Contract, arrangement, undertaking or agreement, or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company capital stock. Except for the Company’s repurchase rights with respect to unvested shares issued under the Company Stock Plans, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person.

(d) Authority; Noncontravention.

(i) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Stockholder Approval (as defined in subparagraph (ii) below). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate authorizations or approvals on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar Laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

(ii) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date established for the Stockholders Meeting, voting as a single class, at the Stockholders Meeting (or any adjournment or postponement thereof) in favor of adopting this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement, and approve the Merger and the transactions contemplated hereby.

(iii) The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (the “Board Approval”) including (A) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby, (B) declaring that it is advisable and in the best interests of the Company and its stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (C) declaring that this Agreement is fair to the Company and its stockholders, (D) directing that this Agreement be submitted to a vote for adoption at a meeting of the Company’s stockholders to be held as promptly as practicable as set forth in Section 5.1(a) and (E) recommending that the Company’s stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 4.2(a).

(iv) Except as set forth in Section 3.1(d)(iv) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, do not and will not conflict with, require consent under or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (A) any provision of the Certificate of Incorporation or Bylaws of the Company or the Certificate of Incorporation or Bylaws (or similar organizational documents) of any of its Subsidiaries, (B) any provision of any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, binding arrangement, binding understanding, binding undertaking, permit, franchise or license whether oral or written (each, including all amendments thereto, a “Contract”), to which the Company or any of its Subsidiaries is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following paragraph, any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets; other than, in the case of clauses (B) and (C), any such conflicts, consents, violations, breaches, defaults, rights, results, losses, Liens or entitlements that would not reasonably be expected to have a Material Adverse Effect on the Company.

(v) Except as set forth in Schedule 3.1(d)(v) of the Disclosure Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (each, a “Governmental Entity”), is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (A) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the approval by the Company’s stockholders of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and such other filings, notices or reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (B) any filings or notifications required under the rules and regulations of The Nasdaq Stock Market, Inc. of the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business or (D) such other consents, approvals, orders, authorization, registrations, declarations or filings, which if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect on the Company.

(e) SEC Documents; Sarbanes-Oxley; Financial Statements.

(i) Since January 1, 2004, the Company has filed with the SEC on a timely basis all reports, schedules, forms, registration statements and proxy statements required to be so filed by the Company (as such documents may have been amended or supplemented with the SEC since the time of filing, the “Company SEC Documents”). No Subsidiary of the Company is required to file with the SEC any report, schedule, form, statement or other document. Each of the Company SEC Documents, (i) as of the filing date of such report (or, in the case of a registration statement, as of the effective date of such registration statement), complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing, or in the case of a registration statement, as of the effective date of such registration statement) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 3.1(e), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, transmitted or otherwise made available to the SEC.

(ii) The certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the applicable Company SEC Documents (collectively, the “Certifications”), were true and correct as of the date of filing thereof.

(iii) The Company maintains disclosure controls and procedures that are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s external auditors and the Audit Committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the Company’s internal control over financial reporting. The Company has delivered to Parent a summary of any such disclosure made by management to the Company’s auditors or the Audit Committee of the Company’s Board of Directors. Except as set forth in Schedule 3.1(e)(iv) of the Disclosure Schedule, no significant deficiency or material weakness was identified in management’s assessment of internal controls as of June 30, 2006 (nor has any such deficiency or weakness since been identified). Since January 1, 2004, neither the Company nor any of its Subsidiaries has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in accounting or auditing practices which violate applicable accounting standards or Law. Since January 1, 2004, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its executive officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

(iv) The Company is, and since enactment of the Sarbanes-Oxley Act has been, in compliance with the applicable provisions of the Sarbanes-Oxley Act and with the applicable listing and other rules and regulations of The Nasdaq Capital Market, and has not received any notice from The Nasdaq Capital Market asserting any non-compliance with such rules and regulations. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged, or modified (in any material way) personal loans to any executive officer or director of the Company.

(v) The Company has adopted a Code of Ethics, as defined by Item 406(b) of SEC Regulation S-K, for senior financial officers, applicable to its principal financial officer, controller or principal accounting officer, or persons performing similar functions.

(vi) As of their respective filing dates with the SEC, and with respect to the December 31, 2005 audited financial statements as of their date of issuance, the consolidated financial statements of the Company for the fiscal year ended December 31, 2005 and the fiscal quarters ended March 31, 2006 and June 30, 2006, in each case included in the Company SEC Documents (collectively, the “Company Financial Statements”), complied in all material respects with applicable requirements of the Securities Act and the Exchange Act, were prepared in accordance with the United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods covered (except as may be indicated therein or in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring year-end audit adjustments and other adjustments described therein and the omission of notes to the extent permitted by SEC Regulation S-X).

(vii) Except as set forth in the Company Financial Statements and except as arising hereunder, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that would be required to be reflected on or reserved against in any SEC Financial Statements that are not disclosed, reflected or reserved against in such SEC Financial Statements, except for such liabilities and obligations (A) which have been reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of June 30, 2006 included in the Company SEC Documents filed prior to the date of this Agreement, (B) that have been incurred since June 30, 2006 in the Ordinary Course of Business, (C) that would not reasonably be expected to have a Material Adverse Effect on the Company or (D) that are reasonable and customary expenses for a transaction of the nature and complexity contemplated in this Agreement. The Company is not party to or otherwise involved in any “off-balance sheet arrangements” (as defined in Item 303 of SEC Regulation S-K).

(f) Proxy Statement.  The Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

(g) Absence of Certain Changes or Events.  Since June 30, 2006 and except as set forth in Section 3.1(g) of the Disclosure Schedule and for the transactions specifically contemplated by this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been: (A) any state of facts, change, development, effect, condition or occurrence that would reasonably be expected to have a Material Adverse Effect on the Company; (B) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s or any of its Subsidiaries’ capital stock; (C) any purchase, redemption or other acquisition of any shares of capital stock or other securities of the Company or its Subsidiaries; (D) any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock; (E) any amendment to the Company’s Certificate of Incorporation; (F) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of any material increase (other than as required by Law) in compensation, bonus or other benefits (including grants of stock options, stock appreciation rights or other stock-based awards), other than pursuant to existing contractual agreements or arrangements or in the Ordinary Course of Business; (G) any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law; or (H) any material election with respect to taxes by the Company or any of its Subsidiaries or any settlement or compromise of any material Tax liability or refund.

(h) Absence of Litigation; Investigations.  Except as disclosed in Section 3.1(h) of the Disclosure Schedule, there are no claims, actions, suits, proceedings, governmental investigations, inquiries or subpoenas (i) pending against the Company or any of its Subsidiaries, executive officers (in their capacities as such), or any properties or assets of the Company or of any of its Subsidiaries or (ii) to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries (other than claims with customers or suppliers in the Ordinary Course of Business), or (iii) whether filed or threatened, that have been settled or compromised by the Company or any Subsidiary within the two years prior to the date of this Agreement (other than claims with customers or suppliers in the Ordinary Course of Business). Neither the Company nor any Subsidiary of the Company is subject to any outstanding Order. Since January 1, 2004, there has not been and there are not currently, nor has the Company received any notice of or correspondence related to, any internal investigations or inquiries being conducted by the Company or its Board of Directors concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(i) Compliance with Applicable Laws.  The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, certificates, authorizations, Orders and approvals of all Governmental Entities which are required for the lawful operation of the respective business of the Company and its Subsidiaries (the “Permits”), except where the failure to hold such Permits would not reasonably be expected to have a Material Adverse Effect on the Company. All such Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of the Permits and all applicable Laws, except where the failure to so maintain such Permits or so to comply would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not since January 1, 2004, received any notice to the effect that the Company or any of its Subsidiaries is not in compliance with the terms of the Permits or any such Laws, except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or delay the consummation of the Merger.

(j) Contracts.  For the purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(A) all contracts listed as an exhibit to (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, (ii) either of the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006 or June 30, 2006 or (iii) the Company’s current reports on Form 8-K filed after December 31, 2005 through the date hereof,

(B) all Contracts related to the Company’s Proprietary Rights as referenced in Section 3.1(p)(iii) of the Disclosure Schedule;

(C) all Contracts pursuant to which payments in excess of $250,000 are required or acceleration of benefits is required upon a “change of control” of the Company;

(D) all Contracts which require the consent or waiver of a third party prior to the Company consummating the Transactions, except to the extent that the failure to reasonably obtain such consent or waiver would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or delay consummation of the Merger;

(E) all Contracts between the Company and any other Person, which involve consideration, received or paid by the Company, in excess of $250,000;

(F) all Contracts which constitute exclusive distribution, reseller, OEM, license out or similar agreements between the Company or any Subsidiary and any other Person,

(G) all powers of attorney and Contracts and arrangements pursuant to which the Company or any Subsidiary of the Company has any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, or otherwise in respect of any obligation of any Person (except for such obligations or liabilities between the Company and its Subsidiaries that arise in the Ordinary Course of Business), or any capital maintenance, keep-well or similar agreements or arrangements, in all instances to the extent involving an amount in excess of $250,000; and

(H) Contracts of the Company or any of its Subsidiaries involving the lease of real property to the extent that the Company’s monthly rent obligation is greater than $5,000.

(ii) Except as set forth in Section 3.1(j)(ii) of the Disclosure Schedule, each Material Contract is valid and in full force and effect, and is enforceable (A) in all instances, against the Company or its Subsidiaries, as the case may be, in accordance with its terms, and (B) to the Company’s Knowledge, against any other party to such Material Contract, in accordance with its terms, each of (A) and (B) being subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(iii) Neither the Company nor any of its Subsidiaries, or to the Knowledge of the Company, any other Person, has materially violated, materially breached, or materially defaulted under, any Material Contract, and no event has occurred that with notice or lapse or time would give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under any Material Contract.

(iv) The Company has delivered or Made Available to Parent true and complete copies of each Material Contract (including all amendments thereto).

(k) Absence of Changes in Benefit Plans; Employment Matters.

(i) Since June 30, 2006, there was no adoption or amendment in any material respect by the Company or any entity, trade or business that is required, together with the Company, to be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (a “Controlled Group Member”) of:

(A) any stock ownership, stock purchase, stock appreciation, stock option or phantom stock benefit plan, program or arrangement (whether oral or written) not governed by ERISA (together, “Equity Benefit Plans”),

(B) any pension, profit and retirement savings, cafeteria, severance, disability, death, medical, welfare or other benefit plan, program or arrangement (whether oral or written), that is an “employee benefit plan,” as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (together, “ERISA Benefit Plans”), or

(C) any deferred compensation, cash bonus, stock bonus, performance or other incentive compensation, severance, vacation, paid time off or paid sick time benefit plan, program or arrangement (whether oral or written) that is not governed by ERISA and that is not an Equity Benefit Plan (together, “Non-ERISA Benefit Plans”), providing benefits to any current or former employee, officer or director of the Company or any Controlled Group Member. Except as set forth in Section 3.1(k)(i) of the Disclosure Schedule, (i) each of the employees of the Company and any Controlled Group Member is employed at will, (ii) there currently exist no employment (except employment at will), consulting, deferred compensation, post-termination or severance, change-in-control, termination or indemnification agreements or arrangements (whether oral or written) between the Company or any Controlled Group Member, on the one hand, and any current or former director, officer, employee or consultant of the Company or any Controlled Group Member, on the other hand, and (iii) there exist no agreements or arrangements (whether oral or written) between the Company or any Controlled Group Member, on the one hand, and any current or former director, officer, employee or consultant of the Company or any Controlled Group Member, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement.

(ii) Section 3.1(k)(ii) of the Disclosure Schedule sets forth a list of all plans, programs, Contracts or arrangements to which the Company or any Subsidiary is party, or to which either is subject, pursuant to which payments (or acceleration of benefits or vesting of Options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated by this Agreement or any other change of control of the Company or the termination of any Person’s service or employment relationship with the Company or its Subsidiaries in connection therewith. Complete and accurate copies of the plans, programs, Contracts or arrangements listed in Section 3.1(k)(ii) of the Disclosure Schedule, including all amendments thereto, have been delivered or Made Available to Parent.

(l) Labor Matters.  Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor or trade union, labor organization, staff association or works council, or similar grouping of employee representations and, to the Knowledge of the Company, there are no attempts to organize any of the Company’s or any of its Subsidiaries’ employees by any Person, unit or group seeking to act as their bargaining agent. The Company has complied with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, nondiscrimination, and the withholding and payment of social security and other Taxes, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company, threatened charges of unfair labor practices or of employment discrimination against the Company or any of its Subsidiaries. To the Knowledge of the Company, no union representation elections relating to the Company’s employees have been scheduled by any Governmental Entity and no investigation of the employment policies or practices of the Company by any Governmental Entity is pending or threatened.

(m) Employee Benefit Matters.  Set forth in Section 3.1(m) of the Disclosure Schedule is a list of (i) each loan to any employee, officer or director, (ii) each ERISA Benefit Plan, (iii) each Equity Benefit Plan and (iv) each Non-ERISA Benefit Plan, sponsored or maintained by the Company or any Controlled Group Member or to which the Company or any Controlled Group Member is required to make contributions (such plans, agreements, arrangements and related trusts and related agreements and arrangements being hereinafter referred to as the “Benefit Plans”). The Company has delivered or Made Available to Parent true and complete copies of all Benefit Plans, and, where applicable, summary plan descriptions, and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service or Department of Labor with respect to the three most recent filings made for such Benefit Plans prior to the date of this Agreement. In addition:

(i) each Benefit Plan has been operated and administered in compliance with its terms in all material respects;

(ii) each Benefit Plan complies in all material respects with all applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) and with all other applicable Laws;

(iii) each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code, and, to the Knowledge of the Company, no event or circumstance has occurred since the date of such determination or opinion letter that could adversely affect such qualified status;

(iv) neither the Company nor any Controlled Group Member maintains, sponsors, contributes to or has an obligation to contribute to, or has maintained, sponsored, contributed to or had an obligation to contribute to, any “defined benefit plan” (within the meaning of Section 3(35) of ERISA), any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), any “multiple employer plan” (within the meaning of Section 413 of the Code) or any self-insured welfare benefit plan;

(v) to the Knowledge of the Company, no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any ERISA Benefit Plan;

(vi) each Benefit Plan can be amended, discontinued or terminated at any time (including after the Effective Time) in accordance with its terms;

(vii) all contributions required to be made in connection with any Benefit Plan for any period prior to the date of this Agreement have been made or, if not yet due, have been accrued on the Company Financial Statements;

(viii) other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims pending with respect to any Benefit Plan, or, to the Knowledge of the Company, any circumstances which may reasonably be expected to give rise to any such action, suit or claim;

(ix) neither the Company, nor any Controlled Group Member has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA;

(x) except as set forth in Section 3.1(m)(x) of the Disclosure Schedule, which specifies the payments which may constitute parachute payments under Section 280G of the Code on the basis of the assumptions described therein, there is no agreement, plan, arrangement or other contract covering any current or former employee or other service provider of Company or any Controlled Group Member to which the Company or any Controlled Group Member is a party or by which Company or any Controlled Group Member is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or would reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent event, including termination of employee or other service status), give rise directly or indirectly to the payment of any amount that would reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G of the Code. On the Closing Date, Company shall deliver a complete update to 3.1(m)(x) of the Disclosure Schedule current as of that date; and

(xi) No Benefit Plan exists that is maintained outside of the United States or that is for the benefit of employees, directors or consultants outside the United States.

(n) Taxes.  Except as set forth in Section 3.1(n) of the Disclosure Schedule:

(i) As used in this Agreement: “Taxes” shall mean (x) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (y) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (x), and (z) any transferee liability in respect of any items described in clauses (x)  and/or (y) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

(ii) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material federal and state returns, and all material local and foreign returns, estimates, information statements and reports (“Tax Returns”) required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid.

(iii) No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which has not been fully paid or adequately reserved in the Company Financial Statements. Neither the Company nor any of its Subsidiaries has requested an extension of time within which to file a material Tax Return which has not been since filed. No audit or other administrative or court proceedings are pending with any Governmental Entity with respect to Taxes of the Company or any of its Subsidiaries, and written notice thereof has been received.

(iv) There are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for current Taxes not yet due and payable.

(v) The Company has delivered to Parent (i) complete and correct copies of all Tax Returns of the Company or any Subsidiary relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company or any Subsidiary relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.1(n)(v) of the Disclosure Schedule.

(vi) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the five-year period ending on the date hereof.

(vii) Neither the Company nor any of its subsidiaries is a party to any Tax allocation or sharing agreement.

(viii) The Company has properly and timely withheld and remitted to the proper Governmental Entity all material Taxes required to be withheld with respect to amounts paid or owed to any employee, independent contractor, stockholder, or other third party.

(ix) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(x) Neither the Company nor any of the Subsidiaries has engaged in any transaction that could give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder.

(xi) No Power of Attorney relating to Tax Matters has been provided to any Governmental Entity with respect to the Company or any of its Subsidiaries which is still in effect.

(o) Title to Properties.  Each of the Company and its Subsidiaries has marketable and legal title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the Ordinary Course of Business and except for defects in title, easements, restrictive covenants and similar Liens and encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.1(n) of the Disclosure Schedule, all such properties and assets, other than properties and assets in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for (a) Liens for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, (b) common law or statutory Liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (c) common law or statutory Liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like Liens, (d) Liens securing debt that is reflected in the Financial Statements or (e) Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

(p) Intellectual Property.

(i) Section 3.1(p)(i) of the Disclosure Schedule lists the following with respect to Proprietary Rights of the Company and its Subsidiaries:

(A) Section 3.1(p)(i)(A)(i) of the Disclosure Schedule lists all of the Patents owned by the Company or its Subsidiaries, setting forth in each case the jurisdictions in which Issued Patents have been issued and Patent Applications have been filed. Section 3.1(p)(i)(A)(ii) of the Disclosure Schedule lists (a) all of the Patents exclusively licensed to the Company or any of its Subsidiaries and (b) all of the Patents in which the Company or any of its Subsidiaries has any right, title or interest (including without limitation interest acquired through a license or other right to use) other than those owned by the Company or its Subsidiaries and for which the Company or any of its Subsidiaries has or had the right to prosecute the Patent Applications or have input into such prosecution, setting forth in each case the jurisdictions in which the Issued Patents have been issued and Patent Applications have been filed, and the nature of the right, title or interest held by the Company or any of its Subsidiaries.

(B) Section 3.1(p)(i)(B) of the Disclosure Schedule lists all of the Registered Trademarks and domain names and domain name registrations owned by the Company or any of its Subsidiaries, setting forth in each case the jurisdictions in which Registered Trademarks and domain names and domain name registrations have been registered and trademark and domain name applications for registration have been filed and all other Trademarks owned by the Company or any of its Subsidiaries used in connection with any Company Products or in the conduct of the business of the Company or any of its Subsidiaries.

(C) Section 3.1(p)(i)(C) of the Disclosure Schedule lists all of the Registered Copyrights owned by the Company or any of its Subsidiaries, setting forth in each case the jurisdictions in which Copyrights have been registered and applications for copyright registration have been filed.

(ii) The Company or its Subsidiaries are the sole and exclusive owners of and have good, valid and marketable title to, (i) all of the Company Proprietary Rights identified in Section 3.1(p)(i)(A)(i), 3.1(p)(i)(B) and 3.1(p)(i)(C) of the Disclosure Schedule and (ii) all Trade Secrets owned by the Company or any of its Subsidiaries, in each case free and clear of all IP Encumbrances, except for (a) any lien for current taxes not yet due and payable, (b) the liens set forth in Section 3.1(p)(ii) of the Disclosure Schedule that are being contested in good faith by appropriate proceedings, or (c) liens that have arisen in Ordinary Course Business and which would not reasonably be expect to detract from the value of the assets subject thereto or materially impair the operations of the Company or any Subsidiary, provided that the lien holder does not have any rights as at the Closing Date to foreclose on such lien such that the lien holder acquires any interest in the asset. The Company or its Subsidiaries have a valid, legally enforceable right to use, license and otherwise exploit all Proprietary Rights identified in Section 3.1(p)(i)(A)(ii) in accordance with the terms in the applicable agreement, of the Disclosure Schedule and to the Company’s Knowledge all other Proprietary Rights used by the Company or any of its Subsidiaries, other than those owned by the Company or its Subsidiaries (including without limitation interest acquired through a license or other right to use). The Company Proprietary Rights identified in Section 3.1(p)(i) of the Disclosure Schedule, together with the Proprietary Rights licensed to the Company and disclosed in Section 3.1(p)(iii)(B) and with the Trade Secrets used by the Company or its Subsidiaries, constitutes all Proprietary Rights necessary to conduct the business of the Company and its Subsidiaries as each is currently conducted, including without limitation as necessary or appropriate to make, use, offer for sale, sell or import the Company Product(s). To the Knowledge of the Company, all Proprietary Rights licensed exclusively to the Company or any of its Subsidiaries, are free and clear of IP Encumbrances and the Company and its Subsidiaries have not received any written notice that any portion of such Proprietary Rights are subject to any IP Encumbrance.

(iii) Section 3.1(p)(iii) of the Disclosure Schedule lists all oral and written contracts, agreements, licenses and other arrangements relating to any Company Proprietary Rights or any Company Products, as follows:

(A) Section 3.1(p)(iii)(A) lists any agreement, contract, license or other arrangement, written or oral, (A) granting any Person any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute a Company Product, with or without the right to sublicense the same; (B) granting any license of, any covenant not to assert/sue or other immunity from suit under or any other rights to any current or future Proprietary Rights, with or without the right to sublicense the same granted to or granted by the Company or any of its Subsidiaries (other than licenses granted to the Company and its Subsidiaries for Off-the-Shelf Software); (C) regarding joint development of any products, Company Products or Proprietary Rights; (D) by which the Company or any of its Subsidiaries grants any ownership right or title to any Company Proprietary Rights or by which the Company or any of its Subsidiaries is assigned or granted an ownership interest in any Proprietary Rights other than agreements with employees and contractors that assign or grant to the Company or any of its Subsidiaries ownership of Proprietary Rights developed in the course of providing services by such employees and contractors; (E) under which any of the Company or any of its Subsidiaries undertakes any ongoing royalty or payment obligations in excess of or which could reasonable exceed $25,000 with respect to any Company Proprietary Rights, (F) under which the Company or any of its Subsidiaries grants an option relating to any Company Proprietary Rights; (G) relating to any covenant not to sue granted by the Company or any Subsidiary to any Person, or granted by any Person to the Company or any Subsidiary for the benefit of the Company or such Subsidiary, as the case may be, with respect to any Proprietary Rights, and (H) limiting the ability of the Company or any of its Subsidiaries to transact business in any market, field or geographical area or with any Person, or that restricts the use, sale, transfer, delivery or licensing of Company Proprietary Rights (or any tangible embodiment thereof), including without limitation any covenant not to compete;

(B) Section 3.1(p)(iii)(B) of the Disclosure Schedule lists any agreement, contract, license or other arrangement, written or oral, to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Proprietary Rights owned by any Person, excluding nonexclusive licenses for Off-the-Shelf Software. Except as set forth in Section 3.1(p)(iii)(B) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligation to pay any royalties, license fees or other amounts or provide or pay any other consideration to any Person by reason of the Company’s and its Subsidiaries, as the case may be, ownership, use, exploitation, practice, sale or disposition of Company Proprietary Rights (or any tangible embodiment thereof) or the Company’s or its Subsidiaries, as the case may be, reproducing, making, using, selling, offering for sale, distributing or importing any Company Products;

(C) Except as set forth in Section 3.1(p)(iii)(C) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any written or oral contract, agreement, license or other arrangement to defend, indemnify or hold harmless any Person against any charge of infringement of any Proprietary Rights, other than indemnification provisions contained in standard sales agreements or agreements with customers or end users arising in the Ordinary Course of Business the forms of which have been delivered or Made Available to Parent or its counsel; and

(D) Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other Person is in breach of any contract, agreement, license or other arrangement described in this Section 3.1(p)(iii), except to the extent such breach could not reasonably be expected to have a material adverse effect on the respective contract, agreement or license. The Company has not notified any Person and no Person has notified the Company or any of its Subsidiaries of any such breach, except to the extent such breach could not reasonably be expected to have a Material Adverse Effect on the Company.

(iv) Except as set forth in Section 3.1(p)(iv) of the Disclosure Schedule:

(A) Neither the Company nor any of its Subsidiaries jointly owns, licenses or claims any right, title or interest with any other Person of any Company Proprietary Rights owned by the Company or any Subsidiary or exclusively licensed to the Company or any Subsidiary. To the Company’s Knowledge, no current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Company or its Subsidiaries has any right, title or interest in, to or under any Company Proprietary Rights that has not been either (a) irrevocably assigned or transferred to the Company or its Subsidiaries or (b) licensed (with the right to grant sublicenses) to the Company or its Subsidiaries under an exclusive, irrevocable, worldwide, royalty free, fully paid and assignable license.

(B) No Person has challenged or, to the Company’s Knowledge, threatened to challenge and no Person has asserted or, to the Company’s Knowledge, threatened a claim or made a demand, nor is there any pending proceeding or, to the Company’s Knowledge, threatened nor to the Company’s Knowledge are there any facts which could give rise to any such challenge, claim, demand or proceeding, which would adversely affect (a) any of the Company’s or its Subsidiaries’ right, title or interest in, to or under any Company Proprietary Rights, (b) any contract, agreement, license or and other arrangement under which the Company or its Subsidiaries claims any right, title or interest under any Company Proprietary Rights or restricts in any material respect the use, manufacture, transfer, sale, delivery or licensing by the Company or its Subsidiaries of the Company Proprietary Rights or Company Products, or (c) the validity, enforceability or claim construction of any Patents owned by or exclusively licensed to the Company or any of its Subsidiaries. Neither the Company any of its Subsidiaries has received any notice regarding any such challenge, claim, demand or proceeding.

(C) Neither the Company nor any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Company Proprietary Rights by the Company or any of its Subsidiaries, the use, manufacture, transfer, sale or licensing of any Company Product by the Company or any of its Subsidiaries, or which might affect the validity, use or enforceability of any Company Proprietary Rights;

(D) To the Company’s Knowledge, no Company Proprietary Rights owned by or exclusively licensed to the Company or any of its Subsidiaries have been infringed or misappropriated by any Person. To the Company’s Knowledge, there is no unauthorized use, disclosure or misappropriation of any Company Proprietary Rights by any current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Company or any of its Subsidiaries.

(E) (a) All Patents, Registered Copyrights, Registered Trademarks and domain names owned by the Company or any Subsidiary and (b) to the Knowledge of Company, all Patents, Registered Copyrights, Registered Trademarks and domain names exclusively licensed to the Company or any of its Subsidiaries in each case of (a) and (b) (i) have been duly filed or registered (as applicable) with the applicable Governmental Entity, and maintained, including the timely submission of all necessary filings and payment of fees in accordance with the legal and administrative requirements or the appropriate jurisdictions, (ii) have not lapsed, expired or been abandoned and (iii) no opposition proceedings have been commenced related thereto in any jurisdictions which such procedures are available nor does there exist any fact that could lead to any such opposition.

(v) Except as set forth in Section 3.1(p)(v) of the Disclosure Schedule:

(A) (i) All Patents owned by the Company or any of its Subsidiaries, all Patents for which the Company or any of its Subsidiaries had or has the right to prosecute and/or maintain the Patents or the right to review and/or comment on any Patent and/or correspondence with the applicable Governmental Entity related to the Patents and all Patents exclusively licensed to the Company or any of its Subsidiaries, in each case, have been prosecuted in good faith and are subsisting and in good standing and, to the Company’s Knowledge, disclose patentable subject matter, (ii) to the Company’s Knowledge, there are no inventorship challenges to any such Patents nor does there exist any fact that could lead to any such challenge, (iii) no interference has been declared or provoked relating to any such Patents nor, to the Company’s Knowledge, does there exist any fact that could lead to any such interference, (iv) no opposition proceedings have been commenced related to such Patents in any jurisdictions which such procedures are available, nor to the Company’s Knowledge, does there exist any fact that could lead to any such opposition, (v) all Issued Patents in the Company Proprietary Rights owned by or exclusively licensed to the Company or any of its Subsidiaries are valid and enforceable, nor, to the Company’s Knowledge, does there exist any fact that could lead to a finding of invalidity or unenforceability of such Issued Patents in the Company Proprietary Rights, and (vi) all maintenance and annual fees have been fully and timely paid, and all fees paid, during prosecution and after issuance of any Patent owned by or exclusively licensed to the Company or any of its Subsidiaries have been paid in the correct entity status amounts, with respect to Issued Patents within the Company Proprietary Rights owned by or exclusively licensed to the Company or any of its Subsidiaries;

(B) to the Company’s Knowledge, there is no material fact with respect to any Patent Application owned by the Company or any of its Subsidiaries or any Patent Application exclusively license to the Company or any of its Subsidiaries that would (i) preclude the issuance of an Issued Patent from such Patent Application, or (ii) render any Issued Patent issuing from such Patent Application invalid or unenforceable; and

(C) Neither the Company nor any of its Subsidiaries has received any notice of any inventorship challenge, interference, invalidity or unenforceability with respect to Patents included in the Company Proprietary Rights.

(vi) The conduct of the business of the Company and its Subsidiaries as conducted prior to or on the Closing Date, including without limitation the making, using, offering for sale, selling, otherwise distributing or importing of any Company Product, to the Company’s Knowledge, does not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of Proprietary Rights of any Person, and no Person has asserted to the Company or to the Company’s Knowledge, threatened a claim, nor to the Company’s Knowledge, are there any facts which could give rise to a claim nor has the Company nor any of its Subsidiaries received any notification, that any Company Product (or any Company Proprietary Right embodied in any Company Product) infringes, constitutes contributory infringement, inducement to infringe, misappropriation or unlawful use of Proprietary Rights of any Person. Neither the Company nor any of its Subsidiaries has received any written notice of any of any such claim of infringement, misappropriation or unlawful use.

(vii) To the Company’s Knowledge, there does not exist any material fact with respect to the Trademarks included in the Company Proprietary Rights that would (i) preclude the issuance of any Registered Trademarks from any trademark applications, or (ii) render any such Trademarks invalid or unenforceable. The Company and its Subsidiaries have taken commercially reasonable and customary measures and precautions necessary to protect and maintain Trademarks in which the Company or any of its Subsidiaries has any right, title or interest and otherwise to maintain and protect the full value of all such Trademarks except where the failure to take such measures or precautions would not reasonably be expected to have a negative or adverse effect on the value of the applicable Trademark or on the ability of the Company or any Subsidiary to obtain or maintain the rights in the applicable

Trademark. To the Company’s Knowledge, there does not exist any material fact with respect to any Copyrights included in the Company Proprietary Rights that would (i) preclude the issuance of any Registered Copyright from any copyright applications, or (ii) render any such Copyrights invalid or unenforceable.

(viii) The Company and its Subsidiaries have taken commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Trade Secrets in which the Company or any of its Subsidiaries has any right, title or interest and otherwise to maintain and protect the full value of all such Trade Secrets, except to the extent the failure to take such reasonable and customary measures and precautions could not reasonably be expected to have a material adverse effect on the value of the Trade Secrets.

(A) Without limiting the generality of the foregoing, except as set forth in Section 3.1(p)(viii)(A) of the Disclosure Schedule, all current and former employees of the Company and its Subsidiaries, including without limitation those employees who are or were involved in, or who have contributed to, the creation or development of any Company Proprietary Rights or any Company Product have executed and delivered to the Company or its applicable Subsidiary a written agreement (containing no exceptions to or exclusions from the scope of its coverage) regarding the protection of proprietary information and the irrevocable assignment to the Company, or the applicable Subsidiary, of any Proprietary Rights arising from services performed by such Persons, that is substantially identical to the form of Agreement Regarding Terms and Conditions of Employment that the Company previously delivered to Parent. To the Company’s Knowledge, no current or former employee is in violation of any term of any such agreement, including without limitation any patent disclosure agreement or other employment contract or any other contract or agreement relating to the relationship of any such employee with the Company;

(B) Each current and former consultant and independent contractor to the Company or any of its Subsidiaries, including without limitation each who is or was involved in, or who has contributed to, the creation or development of any Company Proprietary Rights or any Company Product has executed and delivered to the Company, or its applicable Subsidiary, a written agreement (containing no exceptions to or exclusions from the scope of its coverage) regarding the protection of proprietary information and the irrevocable assignment to the Company of any Proprietary Rights arising from services performed by such Person, that is no less favorable to the Company than the form of provisions contained in the Agreement Regarding Terms and Conditions of Employment referenced above. Section 3.1(p)(viii)(B) of the Disclosure Schedule sets forth a list of consultants and independent contractors used by the Company or any of its Subsidiaries in connection with the conception, reduction to practice, creation, derivation, development, or making of any Company Proprietary Rights or any tangible embodiments thereof. To the Company’s Knowledge, no current or former consultant or independent contractor is in violation of any term of any such agreement, including without limitation any patent disclosure agreement or any other contract or agreement relating to the relationship of any such consultant or independent contractor with the Company or any Subsidiary;

(C) No current or former employee, officer, director, stockholder, consultant or independent contractor to the Company or any Subsidiary has any right, title, claim or interest in or with respect to any Company Proprietary Rights owned by Company or any Subsidiary or exclusively licensed to the Company or any Subsidiary; and

(D) Neither the Company nor any of its Subsidiaries has disclosed any Trade Secrets in which the Company or its Subsidiaries has (or purports to have) any right, title or interest (or any tangible embodiment thereof) to any Person without having the recipient thereof execute a written agreement regarding the non-disclosure and non-use thereof.

(ix) To the Company’s Knowledge, except as set forth in Section 3.1(p)(ix) of the Disclosure Schedule, each Company Product designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available to any Person by the Company or any of its Subsidiaries:

(A) conformed and complied in all material respects with the terms and requirements of any applicable warranty, the agreement related to such Company Products and with all applicable Laws; and

(B) was free of any design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial defect that would not adversely affect in any material respect such Company Product or other asset, product or system (or the operation or performance of either of the foregoing).

(x) No customer or other Person has asserted or, to the Company’s Knowledge, threatened to assert any claim against the Company or any of its Subsidiaries (i) under or based upon any warranty provided by or on behalf of the Company or any of its Subsidiaries, or (ii) under or based upon any other warranty relating to any Company Product. Neither the Company nor any of its Subsidiaries has received written notice related to (i) or (ii) above.

(xi) Neither the Company nor any of its Subsidiaries is or has ever been a member or promoter of, or a contributor to or made any commitments or agreements regarding any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, in each case that could or does require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company Proprietary Rights owned by or exclusively licensed to the Company or any of its Subsidiaries, including without limitation any future Proprietary Rights developed, conceived, made or reduced to practice by the Company or any Affiliate of the Company after the date of this Agreement.

(xii) No funding, facilities or personnel of any Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any Company Proprietary Rights or any Company Product.

(xiii) The execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby, the consummation of the transactions contemplated by this Agreement or such ancillary agreements and the satisfaction of any closing condition will not contravene, conflict with or result in any limitation on the Parent’s right, title or interest in or to any Company Proprietary Rights.

(xiv) To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has taken an action or failed to take an action that operates in such a way that would give rise to a laches or equitable estoppel claim by any Person that would result in the avoidance of a claim of infringement by the Company or any of its Subsidiaries against any such Person. In the conduct of its business, including without limitation the using, making, selling, offering for sale or importing any Company Products, neither the Company nor any of its Subsidiaries is relying on any action or omission by any Person that operates in such a way that would give rise to a laches or equitable estoppel claim by the Company that would result in the avoidance of a claim of infringement by the Company.

(xv) To the Company’s Knowledge, no product liability claims have been threatened, alleged or filed against the Company or any of its Subsidiaries related to any Company Product or any other product sold or distributed by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received written notice of any such claim.

(xvi) The conduct of the Non-Olfaction Business of the Company and its Subsidiaries as conducted prior to the Closing does not incorporate any of the Olfaction IP. The conduct after the Merger of the Non-Olfaction Business by Parent or any of its Affiliates (including the Company after the Merger) in a manner identical to that conducted by the Company prior to the Merger (excluding the application or usage of any Company Proprietary Rights on any olfactory receptor or receptors) will not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of Proprietary Rights of Newco with respect to the Olfaction IP, and Newco will have no grounds to claim or threaten a claim that any conduct of the Non-Olfaction Business in such an identical manner (excluding the application or usage of any Company Proprietary Rights on any olfactory receptor or receptors) would infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of Proprietary Rights of Newco with respect to the Olfaction IP.

(q) Environmental Matters.

(i) Each of the Company and its Subsidiaries possesses in full force and effect all material Environmental Permits necessary to conduct its businesses and operations as now being conducted. None of the Company or its Subsidiaries has been notified by any Governmental Entity that any Environmental Permits will be modified, suspended or revoked.

(ii) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and the terms and conditions of all Environmental Permits. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company or its Subsidiaries has received any communication from any Governmental Entity or other Person that alleges that the Company or any of its Subsidiaries has violated or is, or may be, liable under any Environmental Law.

(iii) There are no past or pending or, to the Knowledge of the Company, threatened material Environmental Claims (A) against the Company or any of its Subsidiaries or (B) against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed, either by Contract or by operation of law, and none of the Company or any of its Subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any material Environmental Claim.

(iv) There have been no Releases of any Hazardous Materials at, from, in, to, on or under any real properties currently or, to the Knowledge of the Company, previously owned, leased, or utilized by the Company or any of its Subsidiaries, predecessors, or Affiliates that could reasonably be expected to form the bases of any material Environmental Claim against the Company or any of its Subsidiaries.

(v) Neither the Company nor any of its Subsidiaries, predecessors or Affiliates transported or arranged for the transportation, treatment, storage, handling or disposal of any Hazardous Materials to any off-site location that could reasonably be anticipated to result in a material Environmental Claim.

(vi) To the Company’s Knowledge, there are no underground storage tanks, active or abandoned within the leasehold of any site or building utilized by the Company or any of its Subsidiaries.

(vii) All environmental investigations, studies, tests, audits, reviews or other analyses that are in possession of the Company or any of its Subsidiaries that relate to (A) the environmental conditions of the properties currently owned or operated by the Company or any of its Subsidiaries and (B) any material Environmental Claims have been delivered or Made Available to Parent.

(viii) For purposes of this Agreement, the following defined terms shall apply:

(A) “Environmental Claims” means any and all actions, Orders, suits, demands, directives, claims, Liens, investigations, proceedings or notices of violation by any Governmental Entity or other Person alleging potential responsibility or liability arising out of, based on or related to (1) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law;

(B) “Environmental Laws” means all Laws relating to pollution or protection of the environment or human health;

(C) “Environmental Permits” means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws;

(D) “Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law; and

(E) “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment or within any building, structure, facility or fixture.

(r) Assets in Good Condition.  All material physical assets of the Company and its Subsidiaries carried for value on the SEC Financial Statements are in good operating condition, normal wear and tear excepted.

(s) Insurance.  Section 3.1(s) of the Disclosure Schedule sets forth the insurance coverages (including all directors and officers liability and life insurance policies) maintained by the Company and its Subsidiaries (the “Insurance Policies”) and a list of any material claims made and claims paid since January 1, 2004. Neither the Company nor any of its Subsidiaries is in material default with respect to any of the provisions contained in any such policies of insurance or has failed to pay any premium due and payable. No insurer under any of the Insurance Policies has provided written notice to the Company indicating any intent not to renew such policy or materially increase the premium payable under any such policy. The Company has delivered or Made Available to Parent true and complete copies of all of such insurance policies.

(t) Related Party Transactions.

(i) Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries is indebted to any director, officer or employee of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or any of its Subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

(ii) Except for Contracts made solely between the Company and any of its Subsidiaries or between any of the Subsidiaries of the Company, and except for Contracts of employment or relating to severance or change of control payments, neither the Company nor any of its Subsidiaries is a party to any Contract with any officer, director, employee or, to the Knowledge of the Company, any other Person with whom the Company or any of its Subsidiaries is not dealing at arm’s length or any Affiliate of any of the foregoing, in all instances to the extent involving an amount in excess of $5,000.

(u) No Restrictions on Business.  Except for this Agreement, there is no Contract or Order binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any significant business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted by the Company.

(v) Opinion of Financial Advisor.  The Company has retained Burnham Securities Inc. (“Burnham”) to advise the Company and the Board of Directors of the Company in regard to the transactions contemplated by this Agreement. Burnham has delivered to the Board of Directors of the Company an opinion dated as of the date of this Agreement to the effect that as of the date of this Agreement, and subject to the various assumptions and qualifications contained in the opinion, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company. The Company has provided, for informational purposes only, a true, complete and correct copy of such opinion to Parent. Such opinion has not been withdrawn, revoked or modified.

(w) Brokers; Schedule of Fees.  No broker, investment banker, finder or financial advisor or other Person has been retained by, or is authorized to act on behalf of the Company or any of its Subsidiaries, and is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement (other than Burnham whose investment banking and financial advisory fees shall be paid by the Company).

(x) Notes and Accounts Receivables.  The Company has not received written notification that any note or receivable of the Company or its Subsidiaries is subject to an asserted counterclaim or set off, which if successful would reasonably be expected to have a Material Adverse Effect on the Company.

(y) Certain Payments.  The Company has not, and to the Knowledge of the Company, no director, officer, agent or employee of the Company, nor any other person acting for or on behalf the Company, has directly or indirectly, on behalf of the Company made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any entity or person, private or public, regardless of form, whether in money, property or services, in material violation of any applicable Law.

(z) Customers and Suppliers.  Section 3.1(z) of the Disclosure Schedule (i) accurately identifies, and provides an accurate and complete breakdown of the revenues received from, the top five customers of the Company or any of its Subsidiaries based on the Company’s consolidated revenues in the fiscal year ended December 31, 2005 and (ii) accurately identifies and provides an accurate and complete breakdown of the purchases by the Company and its Subsidiaries from the top five suppliers to the Company or any Subsidiary based on the dollar amount of all supplier charges to the Company and its Subsidiaries taken as a whole in the fiscal year ended December 31, 2005, including each supplier that is the sole supplier of any significant product or service to the Company or any of its Subsidiaries. Except as set forth on Section 3.1(z) of the Disclosure Schedule, no such customer has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, buying materials, products or services from the Company or any of its Subsidiaries. No such supplier of the Company or any of its Subsidiaries has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them, or otherwise materially alter its normal business with the Company.

(aa) Immigration Matters.  The Company and its Subsidiaries have complied in all material respects with all relevant provisions of Section 274(A) of the Immigration and Nationality Act, as amended.

(bb) Completeness of Disclosure.  In each case where a representation and warranty of the Company in this Agreement requires the listing of documents and agreements, a true and complete copy of all such documents and agreements have been delivered or Made Available to Parent.

3.2  Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub represent and warrant to the Company as follows as of the date of this Agreement and as of the Closing Date, except where another date is expressly specified:

(a) Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.

(b) Authority; Noncontravention.

(i) Parent and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve the execution, delivery and performance by Parent and Merger Sub of this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and each constitutes a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar Laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement, and compliance by Parent and Merger Sub with the provisions of this Agreement, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Merger Sub under, (A) any provision of the Certificate of Incorporation or Bylaws of the Parent or the Certificate of Incorporation or Bylaws of Merger Sub, (B) subject to the governmental filings and other matters referred to in the following paragraph, any Law or Order, in each case, applicable to Parent or Merger Sub or their respective properties or assets; other than, in the case of clause (B), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

(iii) No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement or the compliance with the provisions by this Agreement, except for (A) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (B) filings required under, and compliance with other requirements of, the Exchange Act and the rules of The Nasdaq Stock Market, and (C) such other consents, approvals, Orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

(c) Litigation.  There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened against or affecting Parent or Merger Sub or any of their respective assets or properties before or by any Governmental Entity that, individually or in the aggregate, could reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement, nor is there any Order of any Governmental Entity or arbitrator outstanding against Parent or Merger Sub that, individually or in the aggregate, could reasonably be expected to prevent or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

(d) Information Supplied.  The information supplied by Parent for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order the make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) Brokers.  No broker, investment banker, financial advisor or other Person has been retained by, or is authorized to act on behalf of, Parent or any of its Subsidiaries and is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

(f) Ownership and Interim Operations of Merger Sub.  Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub has not engaged in any business activities and has conducted its operations only as contemplated hereby. Merger Sub has not incurred, directly or indirectly, any material liabilities or obligations except those in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

(g) Capital Resources.  Parent and Merger Sub collectively have, and will have at the Effective Time, sufficient cash resources available to pay the aggregate Merger Consideration pursuant to the Merger and to pay all fees and expenses payable by them in connection with the transactions contemplated hereby.

(h) Disinterested Stockholder.  Except as set forth in this Agreement, neither Parent nor Merger Sub is an “interested stockholder” as that term is defined in Section 203(c)(5) of the Delaware General Corporation Law, as in effect as of the date of this Agreement.

ARTICLE 4

COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1  Conduct of Business.  Except as previously consented to in writing by Parent or otherwise expressly permitted by this Agreement, or required by applicable Law, between the date of this Agreement and the earlier of the termination of this Agreement or the Effective Time (the “Interim Period”), (i) the Company shall, and shall cause its Subsidiaries, (A) to operate their businesses (taken as a whole) in all material respects in the Ordinary Course of Business, (B) to comply with all applicable Laws, in all material respects, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company and (C) to use commercially reasonable efforts consistent with past practices to preserve intact their assets, business organization and goodwill, generally, and (D) the Company shall not, and shall not permit any of its Subsidiaries to:

(a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for the Olfaction IP Distribution;

(b) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, or take any action to accelerate any vesting provisions of any such shares or securities, other than (i) the acceleration of Options in accordance with their terms, (ii) the repurchase of shares from employees or former employees of the Company or any of its Subsidiaries pursuant to elections made by employees or former employees to sell or otherwise transfer shares of Company Common Stock to the Company to satisfy withholding obligations, and (iii) the repurchase of unvested shares by the Company, at a price per share not greater than the purchase price originally paid for those shares, from employees or service providers of the Company or any of its Subsidiaries in connection with the termination of their employment with or service to the Company or its Subsidiaries;

(c) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or any of its other securities, except for the Olfaction IP Distribution;

(d) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock appreciation rights or other rights that are linked in any way to the price of Company Common Stock or in any way alter the capitalization structure of the Company existing on the date of this Agreement (other than the issuance of shares of Company Common Stock upon the exercise of Options or warrants outstanding on the date of this Agreement pursuant to their terms as in effect on the date of this Agreement or as a result of the transactions contemplated hereby);

(e) amend its Certificate of Incorporation or Bylaws (or similar organizational documents) or the organizational documents of any Subsidiary;

(f) directly or indirectly, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing all or substantially all of the assets or capital stock of, or by any other manner, any assets constituting a business or any corporation, partnership, limited liability company, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (ii) any assets of any other Person, other than inventory or immaterial assets in each case in the Ordinary Course of Business;

(g) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(h) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets material to the Company and its Subsidiaries, taken as a whole, except (i) in the Ordinary Course of Business, including without limitation a six-month extension of the Company’s lease for its 445 Marshall Street, Philipsburg, New Jersey facility, (ii) pursuant to contracts or agreements that are in effect at the date hereof or (iii) dispositions of obsolete or worthless assets;

(i) (i) incur any indebtedness or guarantee any indebtedness of another Person, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, except for borrowings in the Ordinary Course of Business or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company;

(j) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, individually or in the aggregate, are in excess of $50,000, except in the Ordinary Course of Business;

(k) pay, discharge, settle or satisfy any material claims (including claims of stockholders), material liabilities or material obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) in the Ordinary Course of Business, (ii) as required by applicable Law or any Order, or (iii) as required by their terms as in effect on the date of this Agreement of material claims, material liabilities or material obligations reflected or reserved against in the Company Financial Statements (for amounts not in excess of such reserves) or incurred since the date of such Company Financial Statements in the Ordinary Course of Business, or waive, release, grant or transfer any right of material value;

(l) enter into, modify, amend or terminate any Material Contract which if so entered into, modified, amended or terminated would be reasonably likely to (x) have a Material Adverse Effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(m) (i) except as otherwise contemplated by this Agreement or as required to comply with applicable Laws or any Contract or Benefit Plans existing on the date of this Agreement, pay any material benefit not provided for as of the date of this Agreement under any Contract or Benefit Plan or (ii) enter into, modify, amend or terminate any Benefit Plan, or (iii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Subsidiary thereof;

(n) hire any additional employees with an annual base salary in excess of $75,000 or retain any additional consultants whose engagement could not be terminated on 30 days notice, materially increase the compensation of any employees, officers or consultants (other than in the Ordinary Course of Business or as required by Law) or enter into any employment or consulting agreements (other than in the Ordinary Course of Business); provided, however, that the Company may hire employees for the sole purpose of replacing employees who have been terminated or have terminated their employment on terms and conditions (including compensation) which are the same, in all material respects, as the terms and conditions of the employees being replaced;

(o) materially reduce the current level of insurance coverage provided by the Insurance Policies;

(p) except as required by GAAP, revalue any of its material assets or make any material changes in accounting methods, principles or practices;

(q) make or change any material Tax election, settle or compromise any material Tax liability, agree to an extension of the statute of limitations with respect to the assessment or determination of material Taxes, file any amended Tax Return with respect to any material Tax, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

(r) enter into any transaction that is reasonably likely to give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder;

(s) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under applicable Law, rule, regulation or GAAP, in each case as concurred upon by Company’s independent public accountants;

(t) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any Affiliate of the Company or any Subsidiary, including any transactions, agreements, arrangements or understandings with any Affiliate or other Person covered by Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404;

(u) compromise or settle any suit, claim, action, investigation or proceeding material to the Company and its Subsidiaries, taken as a whole;

(v) grant any material refunds, credits, rebates or other allowances by the Company to any end user, customer, reseller or distributor, in each case, other than in the Ordinary Course of Business; or

(w) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Notwithstanding Section 4.1, during the Interim Period, the Company may, after providing notice to Parent in the Company’s sole discretion and without the consent of Parent, comply with its legally binding obligations outstanding as of the date of this Agreement that have been either Made Available to Parent or disclosed in the Company SEC Documents in accordance with the terms of such agreements.

4.2  No Solicitation by the Company; Adverse Recommendation Change.

(a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their directors, officers, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, agents, other advisors and representatives, collectively, “Representatives”) to, on its or its Subsidiaries behalf, directly or indirectly:

(i) solicit, initiate, or knowingly encourage or support any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, including amending or granting any waiver or release under any standstill or similar agreement with respect to any Company Common Stock; or

(ii) enter into, continue or otherwise participate in any discussions or negotiations with any third party regarding or furnish to any Person any non-public information with respect to or otherwise knowingly facilitate any effort to attempt to make or implement, any Takeover Proposal.

Notwithstanding the foregoing, prior to the adoption of the Merger Agreement at the Stockholders Meeting (the “Specified Time”), the Company may, to the extent that the failure to do so is reasonably likely to cause the Board of Directors to violate its fiduciary duties under applicable Law, as determined in good faith by the Company’s Board of Directors after consultation with outside legal counsel, in response to a bona fide written Takeover Proposal made or received after the date of this Agreement that the Company’s Board of Directors determines in good faith, after consultation with outside counsel and an independent financial advisor, is or could reasonably be expected to lead to a Superior Proposal, in each case that did not result from a material breach by the Company of this Section 4.2, and subject to compliance with Section 4.2(c):

(X) furnish any information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement, provided that copies of all such information are provided to Parent prior to the Company’s delivery of such information to such Person, or on a substantially concurrent basis, except for information Made Available or previously delivered to Parent;

(Y) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal; and

(Z) enter into the confidentiality agreement contemplated by clause (X).

The term “Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) all or any part of the material assets, properties or business of the Company or its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable or (ii) 20% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The term “Superior Proposal” means any proposal made by a third party to acquire, directly or indirectly, all or substantially all of the assets of the Company, or 50% or more of the equity securities of the Company, pursuant to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, (i) on terms which the Board of Directors of the Company determines in its good faith and reasonable judgment to be more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement following consultation with a nationally recognized independent financial advisor, taking into account all the terms and conditions of such proposal and this Agreement (including the fees and expenses due hereunder, including the termination fee payable pursuant to Section 7.3(b) hereof) and (ii) that in the good faith and reasonable judgment of the Board of Directors of the Company is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

(b) Except as expressly permitted by this Section 4.2(b), neither the Company’s Board of Directors, nor any committee thereof, shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company’s Board Recommendation or (B) recommend or propose publicly to recommend, to the stockholders of the Company the approval or adoption of any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve, adopt or propose publicly to approve or adopt, any Takeover Proposal, or withdraw its approval of the Merger, or propose publicly to withdraw its approval of the Merger, or (iii) cause, authorize or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principal, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or any similar agreement, with respect to any Takeover Proposal (other than a confidentiality agreement permitted by clause (Z) of Section 4.2(a) above). Notwithstanding the foregoing, the Company’s Board of Directors may make a Company Adverse Recommendation Change or take any action referred to in clause (ii) above if: (i) a Takeover Proposal is made to the Company and is not withdrawn, and if the Company shall have complied with Section 4.2 in all material respects, (ii) the Company provides Parent with at least three days prior notice of any meeting of the Company’s Board of Directors (or presentation to the directors of a proposed unanimous written consent) at which such Board of Directors will consider and determine whether such Takeover Proposal is a Superior Proposal; (iii) the Company’s Board of Directors, after consultation with its financial advisor, determines in its reasonable judgment that such Takeover Proposal constitutes a Superior Proposal; and (iv) the Company’s Board of Directors determines in good faith, after consultation with the Company’s outside counsel, that, in light of such Superior Proposal, the failure to withdraw or modify the Company Board Recommendation would be reasonably likely to cause a violation by the Board of Directors of its fiduciary duties under applicable Law.

(c) In addition to the obligations of the Company set forth in Section 4.2(a), the Company shall promptly, but in no event later than 24 hours, advise Parent orally and in writing of any request for information that the Company reasonably believes would lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any other inquiry or communication that the Company reasonably believes would lead to any Takeover Proposal, including any inquiry for nonpublic information relating to the Company or any of its Subsidiaries, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the Person making any such request, Takeover Proposal or inquiry. The Company shall not provide any information to or participate in discussions or negotiations with the Person or entity making any Takeover Proposal until after the Company has first notified Parent of such Takeover Proposal as required by the preceding sentence. The Company shall keep Parent fully informed on a timely basis of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

(d) Promptly after the execution of this Agreement, the Company shall, and shall cause its Subsidiaries to, and its and its Subsidiaries’ Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Takeover Proposal. The Company shall immediately cease existing discussions or negotiations with any Persons conducted heretofore with respect to a Takeover Proposal.

(e) Nothing in this Section 4.2 or elsewhere in this Agreement shall prevent the Company from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other applicable Law.

4.3  Employee Benefit Matters.  Unless Parent indicates otherwise in writing, the Company shall take all action necessary to terminate, or cause to be terminated, effective as of the date immediately prior to the Closing Date, any Benefit Plan that is a 401(k) plan or other defined contribution retirement plan. Parent shall receive evidence that the Board of Directors of the Company has adopted resolutions to terminate the 401(k) plan or such other defined contribution retirement plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the date immediately prior to the Closing Date.

4.4  Confidentiality.  The parties acknowledge that Parent and the Company (on behalf of the Company and all of is Subsidiaries) have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Effective Time, except as expressly modified herein.

ARTICLE 5

ADDITIONAL AGREEMENTS

5.1  Preparation of the Proxy Statement; Stockholders Meeting; Other Board Actions.

(a) As promptly as practicable following the date of this Agreement (i) the Company shall prepare and file with the SEC the Proxy Statement and (ii) Parent shall provide to the Company any information required by Law for inclusion in the Proxy Statement and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Company. The Company shall promptly notify Parent of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide to Parent copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after all such SEC comments have been resolved. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response.

(b) The Company shall, as promptly as practicable following the date of receipt of notification of clearance of the Proxy Statement, or notification of no review of the Proxy Statement, by the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining Stockholder Approval. Subject to Section 7.1(h), the Stockholders Meeting shall be held regardless of whether the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger, in all cases subject to its rights under Section 4.2. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt and approve this Agreement and the Merger, and shall include such recommendation in the Proxy Statement, in each case subject to its rights under Section 4.2 (such recommendation, the “Company Board Recommendation”). Without limiting the generality of the foregoing, and subject to Section 7.1(h), the Company agrees that its obligations pursuant to this Section 5.1(b) to take actions to and hold the Stockholders Meeting for the purpose of obtaining Stockholder Approval shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Takeover Proposal, but in all cases subject to its rights under Section 4.2.

(c) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company’s stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent agrees that none of the information supplied by Parent for inclusion (or incorporation by reference) in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company’s stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(d) The Board of Directors of the Company, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time authorizing the disposition by the Company Insiders of their shares of Company Common Stock for cash and the disposition of their outstanding Options, in each case pursuant to the transactions contemplated hereby, for purposes of qualifying those dispositions for the exemption provided pursuant to Rule 16b-3(e) under the Exchange Act. For purposes of this Agreement, “Company Insiders” means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

5.2  Access to Information; Confidentiality.  Subject to applicable Law relating to the exchange of information, during the Interim Period, the Company shall provide, and shall cause each of its Subsidiaries to provide, to Parent and to the Representatives of Parent, reasonable access during normal business hours without undue disruption of their respective businesses, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would jeopardize the protection of an attorney-client privilege; and provided, further, that the Company shall not, and shall not permit any of its Subsidiaries to, enter into any contractual obligations after the date of this Agreement that would prohibit the Company or its Subsidiaries from providing to Parent and to the Representatives of Parent any such access, report, schedule, form, statement, document or information. Parent will hold, and will cause its Representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated August 17, 2005 (the “Confidentiality Agreement”).

5.3  Regulatory Approvals; Further Actions.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things that are necessary to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the taking of all commercially reasonable acts necessary to cause the conditions in Article 6 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity necessary, advisable or proper to consummate the transactions contemplated by this Agreement, (iii) the obtaining of all necessary consents, approvals or waivers from third parties required to consummate the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.3 will limit or affect actions permitted to be taken pursuant to Section 4.2 or 7.1, and no such actions taken shall be deemed to constitute a breach by the Company of this Section 5.3.

(b) Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any suit, claim, action, investigation or proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed in all material respects as to the status of any such suit, claim, action, investigation, proceeding or threat, and (3) promptly inform the other party of any material communication concerning Antitrust Laws to or from any Governmental Entity regarding the Merger. Subject to the foregoing and except as may be prohibited by any Governmental Entity or by any Law, the Company and Parent, will cooperate and consult with one another and will consider in good faith the views of one another, in connection with the process of dealing with any Governmental Entity concerning the effect of applicable Antitrust Laws on the transaction contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any Legal Proceeding under or relating to any other foreign, federal or state antitrust or fair trade Law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such Legal Proceeding.

(c) At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries’ ability to retain any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger and shall not be effective as against the Company until after the Effective Time.

(d) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose, transfer or hold separate, or cause any of its Subsidiaries to dispose, transfer or hold separate any assets or operations, or to commit or to cause the Company and any of its Subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company and any of its Subsidiaries to discontinue offering any product or service; (iii) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of any of the Company and any of its Subsidiaries./

5.4  Takeover Statutes.  Notwithstanding any other provision of this Agreement, in no event shall the approval of the Merger and this Agreement by the Board of Directors of the Company under Section 203 of the DGCL be withdrawn, revoked or modified by the Board of Directors of the Company. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company’s Board of Directors shall promptly grant such lawful approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

5.5  Public Announcements.  Unless otherwise required by applicable Law, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements or disclosures with respect to this Agreement, the Merger and the other transactions contemplated hereby. The Parties agree that the initial press release to be issued with respect to the entering into of this Agreement shall be in a form mutually agreeable to the Parties.

5.6  Directors’ and Officers’ Insurance and Indemnification.

(a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors, officers, employees or agents of the Company and its Subsidiaries (the “Indemnitees”) under the provisions existing on the date of this Agreement in the Company’s Certificate of Incorporation, Bylaws or any indemnification agreement with the Company or its Subsidiaries shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, assume all obligations of the Company in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time. Without limiting the foregoing, Parent, from and after the Effective Time for a period of six years, shall cause the Certificate of Incorporation and Bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company’s Certificate of Incorporation and Bylaws, which provisions shall not be amended, repealed or otherwise modified during that time period in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) The provisions of this Section 5.6 are intended to be for the benefit of, and will be enforceable by, each Indemnitee, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise; provided, however, that no director or officer shall be entitled to any of the benefits provided under this Section 5.6 in the event that, in a final, non-appealable judgment, a court of competent jurisdiction determines that such director or officer engaged in fraud or other willful misconduct in negotiating, executing or delivering this Agreement. The obligations of Parent and the Surviving Corporation under this Section 5.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.6 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6).

(c) For the six-year period commencing immediately after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect a “tail” policy (the “Tail Policy”) covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by the Company’s existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the “Existing Policy”). Such Tail Policy shall be based upon the Existing Policy and shall be on terms with respect to types of coverage and amount of coverage, not less favorable to such individuals than the terms of the Existing Policy; provided, however, that (i) the Surviving Corporation may substitute for the Tail Policy a policy or policies of comparable coverage, (ii) the Surviving Corporation shall not be required to pay an aggregate premium for the Tail Policy (or for any substitute policies) in excess of $200,000, and (iii) the Surviving Corporation shall not be required to maintain any Tail Policy by opposing rescission or attempting to obtain replacement coverage in the event of a rescission or attempted rescission by the insurer based on misrepresentation or concealment in any related insurance application and/or associated materials. In the event any future premium for the Tail Policy (or any substitute policies) exceeds $200,000, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Tail Policy (or any substitute policies) to the greatest amount of coverage that can be obtained for a premium equal to $200,000.

(d) In the event that, during the six-year period, Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, as a condition to consolidation, merger, transfer or conveyance (as the case may be), proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume the indemnification obligations thereof set forth in this Section 5.6.

5.7  Company Stock Plans.  None of the Options outstanding immediately prior to the Effective Time shall be assumed by Parent. Accordingly, at or immediately prior to the Effective Time, each such Option, whether or not then vested or exercisable, shall either terminate or be converted into an option exercisable for cash without any required action of the Company or any Subsidiary or any required consent or approval of the holder of the terminated Option and without any cash or other consideration payable to the holder of the cancelled Option (except as provided for in Section 2.1(e)) in connection with the cancellation of that Option (subject to any right of the holder of such Option to exercise such Option prior to the Effective Time), and the holder shall thereupon cease to have any further right to acquire any shares of Company Common Stock under such terminated Option.

5.8  Delisting.  Parent shall cause the Company’s securities to be de-listed from the Nasdaq Stock Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

ARTICLE 6

CONDITIONS PRECEDENT

6.1  Condition to Each Party’s Obligation to Effect the Merger.  The respective obligation of each Party to consummate and effect the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of the Parties:

(a) Company Stockholder Approval.  Stockholder Approval shall have been duly obtained.

No Restraints or Illegality.  There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any of its Subsidiaries of all or any portion of the business of the Company or any of its Subsidiaries (taken as a whole) or of Parent or any of its Subsidiaries (taken as a whole) or to compel Parent or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries (in both cases, taken as a whole), except where such action or proceeding would not reasonably be expected to have a Material Adverse Effect, (ii) seeking to impose or confirm limitations on the ability of Parent or any of its Subsidiaries to effectively exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders, (iii) seeking to require divestiture by Parent or any of its Subsidiaries of any such shares, or any other legal restraint or prohibition that would reasonably be expected to have the effect of preventing the consummation of the Merger or otherwise preventing or interfering with the consummation of the Merger; or (iv) seeking to make the consummation of the Merger illegal and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

6.2  Conditions to Obligation of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

(a) Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be true and correct in all material respects as of such specified date), except for changes expressly permitted by this Agreement; provided, however, that (i) in determining the accuracy of such representations and warranties and for the purposes of this Section 6.2(a), all materiality qualifications that are contained in such representations and warranties shall be disregarded; and (ii) the condition set forth in this Section 6.2(a) shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties (considered collectively) constitute a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and principal financial officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have duly performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Effective Time and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the principal financial officer of the Company to such effect.

(c) Consents.  The Company shall have obtained the following, which shall be in full force and effect: (i) all authorizations, qualifications and orders of Governmental Entities required in order to effect the Merger as provided herein (assuming Parent and Merger Sub shall have satisfied their respective obligations provided herein) and (ii) all consents and approvals of other third parties as listed on Section 6.2(c) of the Disclosure Schedule, and Parent shall have received evidence, in form and substance reasonably satisfactory to it, to such effect.

(d) No Material Adverse Effect.  There shall not have occurred, with respect to the Company, a Material Adverse Effect.

(e) Employment Agreements.

(i) Those individuals set forth on Section 6.2(e) of the Disclosure Schedule (“Key Employees”) each shall have executed an employment agreement (each an “Employment Agreement”), in the form attached hereto as Exhibit B.

(ii) The CEO of the Company shall have terminated his existing employment agreement with the Company and the Company shall have delivered proof of such termination to Parent.

(f) Olfaction IP Distribution.

(i) The Company shall have completed the Olfaction IP Distribution to Newco in a manner approved by Parent, which approval shall not be unreasonably withheld. For purposes of this Section 6.2(f), the Parties agree that it shall not be unreasonable for Parent to withhold its approval of the Olfaction IP Distribution if the fees and expenses related to the Olfaction IP Distribution to be paid by the Company and/or Parent exceed $250,000.

(ii) Newco shall have entered into an agreement with Parent and the Company, in a form acceptable to Parent, pursuant to which (A) Newco will covenant that it will not, and it will cause its Affiliates to not, assert any claims or rights by commencing, or causing to be commenced, any action or proceeding against Parent or any of its Affiliates that alleges infringement, contributory infringement, inducement to infringe, misappropriation or unlawful use by Parent or its Affiliates under any Olfaction IP based on any conduct of the Non-Olfaction Business in a manner identical to that conducted by the Company prior to the Merger (excluding the application or usage of any Company Proprietary Rights on any olfactory receptor or receptors), (B) such covenant will be binding on all successors in interest to, all transferees or assignees of and any exclusive licensee of any Olfaction IP, and (C) Newco will agree to inform all such successors in interest, transferees, assignees or licensees of such covenant.

(g) Other Deliveries.  The Company shall have delivered or caused to be delivered to Parent and Merger Sub, in each case in form and substance acceptable to Parent:

(i) the Certificate of Merger, duly executed by the Company; and

(ii) a resignation letter of each of the directors of the Company, resigning in their capacity as directors of the Company, each dated effective as of the Closing.

6.3  Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be true and correct in all material respects as of such specified date) except for changes expressly permitted by this Agreement; provided, however, that (i) in determining the accuracy of such representations and warranties for the purposes of this Section 6.3(a), all materiality qualifications that are contained in such representations and warranties shall be disregarded; and (ii) the condition set forth in this Section 6.3(a) shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties (considered collectively) constitute a Material Adverse Effect on Parent or Merger Sub. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by the chief executive officer or chief financial officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have duly performed in all material respects each of the covenants or obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of the Company by the chief executive officer, the chief financial officer or senior vice president of Parent to such effect.

(c) Consents.  Parent shall have obtained the following, which shall be in full force and effect: (i) all authorizations, qualifications and orders of Governmental Entities required in order to effect the Merger as provided herein (assuming the Company shall have satisfied its obligations provided herein) and (ii) all consents and approvals of other third parties as listed on Section 6.2(c) of the Disclosure Schedule, and Parent shall have received evidence, in form and substance reasonably satisfactory to it, to such effect.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1  Termination.  This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders):

(a) by mutual written consent, upon approval of the Boards of Directors of Parent and the Company;

(b) by either Parent or the Company, by written notice to the other party, if the Merger shall not have been consummated by 120 days from the date of this Agreement or such later date as may be agreed upon in writing by the parties hereto, provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of the Merger to occur on or before such date;

(c) by either Parent or the Company, by written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, provided that the right to terminate under this Section 7.1(c) shall not be available to a party if the issuance of such Order or action taken was primarily due to the failure of such party to perform any of its obligations hereunder;

(d) by either Parent or the Company, by written notice to the other party, if (i) the Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by failing to obtain the Stockholder Approval; provided, however, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain the Stockholder Approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time, and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) unless the Company shall have made the payment(s) required to be made to Parent pursuant to Section 7.3(a) and, if applicable, pursuant to Section 7.3(b) or Section 7.3(c);

(e) by Parent (at any time prior to the receipt of the Stockholder Approval), by written notice if a Company Triggering Event shall have occurred;

(f) by Parent, by written notice, (i) if any of the Company’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.2(a) (after giving affect to the proviso contained therein) would not be satisfied, or (ii) if (A) any of the Company’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2(a) (after giving affect to the proviso contained therein) would not be satisfied and (B) such inaccuracy has not been cured by the Company within twenty Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) if (A) any of the Company’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.2(b) would not be satisfied and (B) such breach has not been cured by the Company within fifteen (15) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given;

(g) by the Company, by written notice, (i) if any of Parent’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.3(a) (after giving affect to the proviso contained therein) would not be satisfied, or (ii) if (A) any of Parent’s representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3(a) (after giving affect to the proviso contained therein) would not be satisfied and (B) such inaccuracy has not been cured by Parent within twenty Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) if any of Parent’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.3(b) would not be satisfied;

(h) by the Company if, prior to the Stockholders Meeting, (i) the Board of Directors of the Company shall have determined that it desires to adopt, approve or recommend entering into a written agreement providing for a Takeover Proposal which the Board of Directors of the Company has determined to be a Superior Proposal, (ii) the Company shall have complied with Section 4.2 in all material respects, including without limitation, the requirement that the Company shall have provided to Parent copies of all information that the Company shall have provided to the Person making such Takeover Proposal (and its representatives) prior to the Company’s delivery of such information to such Person, or on a substantially concurrent basis, (iii) the Company prior to or concurrent with such termination pays to Parent in immediately available funds all amounts required to be paid pursuant to Section 7.3(b) hereof and (iv) prior to such termination (A) the Company shall have given Parent written notice that it intends to terminate this Agreement pursuant to Section 7.1(h), identifying the Takeover Proposal then determined to be a Superior Proposal and the parties thereto and delivering a summary of the material terms and conditions of such Takeover Proposal and (B) within three days after the Company has provided the notice referred to in the previous clause (A), Parent does not make a binding written offer that the Company’s Board of Directors concludes in good faith is as favorable to Company stockholders than the Takeover Proposal determined to be a Superior Proposal.

A “Company Triggering Event” shall mean: (i) the failure of the Company’s Board of Directors to make the Company Board Recommendation, or the occurrence of a Company Adverse Recommendation Change; (ii) the

Company (A) shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of the Company has determined and believes that the Merger is in the best interests of the Company’s stockholders and recommends its approval, or (B) removed the Company Board Recommendation from the Proxy Statement or modified the text of the Proxy Statement in an manner adverse to Parent; (iii) the Board of Directors of the Company fails to reaffirm, unanimously and without qualification, the Company Board Recommendation, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interests of the Company’s stockholders, within five Business Days after Parent requests in writing that such action be taken; (iv) the Board of Directors of the Company shall have approved, adopted, endorsed, or recommended, or proposed publicly to approve, adopt, endorse or recommend, any Takeover Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced, and the Company shall not have sent to its securityholders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that its Board of Directors recommends rejection of such tender or exchange offer; (vi) a Takeover Proposal is publicly announced, and the Company (A) fails to issue a press release reaffirming its recommendation in favor of the Merger within ten Business Days after such Takeover Proposal is announced or (B) otherwise fails to publicly announce its opposition to or otherwise actively oppose such Takeover Proposal; or (vii) the Company or any of its Subsidiaries, or any Representative of the Company or any of its Subsidiaries, shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.2.

7.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or Affiliates; provided, however, that (i) the last sentence of Section 5.2, this Section 7.2, Section 7.3 and Article 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability in connection with any willful or intentional breach of any of such party’s representation or warranties set forth in this Agreement or any material breach of any covenant or other provision contained in this Agreement.

7.3  Fees and Expenses.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated (for greater certainty and without limiting anything in this section, all fees, costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be paid by Company); provided, however, that if this Agreement is terminated (A) by Parent or the Company pursuant to Section 7.1(b), (B) by Parent or the Company pursuant to Section 7.1(d) (but only if the conditions for the payment of the amount referred to in Section 7.3(b)(iii) or 7.3(b)(iv) shall have occurred), (C) by Parent pursuant to Section 7.1(e), or (D) by Parent pursuant to Section 7.1(f) (but only if the conditions for the payment of the amount referred to in Section 7.3(b)(iii) or 7.3(b)(iv) shall have occurred) then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 7.3(b)) the Company shall make a nonrefundable cash payment to Parent in an amount equal to the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger, such fees and expenses not to exceed $100,000. Any fees and expenses due under this Section 7.3(a) shall be paid to Parent by wire transfer of the same-day funds within two Business Days after delivery by Parent to the Company of written notification of the amount thereof which shall set forth each of the fees and expenses incurred by Parent in sufficient detail.

(b) The Company shall pay Parent, in addition to the amounts payable by the Company pursuant to Section 7.3(a), a nonrefundable termination fee of $1,000,000 in the event of the termination of this Agreement:

(i) by Parent pursuant to Section 7.1(e);

(ii) by the Company pursuant to Section 7.1(h);

(iii) by Parent or the Company pursuant to Section 7.1(d) or by Parent pursuant to Section 7.1(f) if, at or prior to the time of such failure to obtain Stockholder Approval or such breach of the Company’s representations, warranties and covenants, there shall have been publicly disclosed or announced and not withdrawn or abandoned a Takeover Proposal relating to the Company and within twelve months after such termination there shall have been consummated any transaction, or any agreement shall have been entered into providing for the merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (y) all or substantially all of the material assets, properties or business of the Company and its Subsidiaries, taken as a whole, or (z) a majority or greater than a majority of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company (each, a “Tail Transaction”) with any Person (or such Person’s affiliate) who made or disclosed or publicly announced such Takeover Proposal prior to the termination of this Agreement (the “Original Bidder”); or

(iv) by Parent or the Company pursuant to Section 7.1(d) if, at or prior to the time of such failure to obtain Stockholder Approval, there shall have been publicly disclosed or announced and not withdrawn or abandoned a Takeover Proposal relating to the Company and within six months after such termination there shall have been consummated any Tail Transaction with any Person other than the Original Bidder.

Any fee due under Section 7.3(b)(i) shall be paid to Parent by wire transfer of the same-day funds within two Business Days after such termination. Any fee due under Section 7.3(b)(ii) shall be paid to Parent by wire transfer of same-day funds prior to or on the date of termination of this Agreement. Any fee due under Section 7.3(b)(iii) and Section 7.3(b)(iv) shall be paid to Parent by wire transfer of the same-day funds within one Business Day after the consummation of the Tail Transaction.

(c) Except as provided in this Section 7.3(c), no fees due pursuant to Section 7.3 shall be deemed liquidated damages; provided, however, that any fee due under Section 7.3(b)(ii) shall be deemed liquidated damages and in full satisfaction of any and all claims that Parent may have against the Company or any of its Subsidiaries, or any of their respective officers, directors, stockholders, Affiliates or Representatives, and in lieu of any other amounts; provided that (x) the Company shall have fully complied with and not breached in any manner its obligations under Sections 4.2 and 7.1(h)(iv) and (y) the Company pays all fees in compliance with Sections 7.3(a) and 7.3(b).

(d) If the Company fails to pay when due any amount payable under this Section 7.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 7.3.

7.4  Amendment.  This Agreement may be amended by the Parties at any time before or after Stockholder Approval and whether before or after adoption of this Agreement by the stockholder of Merger Sub; provided, however, that after the Stockholder Approval is obtained, there shall not be made any amendment that by Law requires further approval by the stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

7.5  Extension; Waiver.  At any time prior to the Effective Time, a Party may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the proviso of Section 7.4, waive compliance by the other Party with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement, provision, term or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 8

GENERAL PROVISIONS

8.1  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the Parties which by its express terms contemplates performance, in whole or in part, after the Effective Time.

8.2  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Parent or Merger Sub, to:

Invitrogen Corporation 1600 Faraday Avenue Carlsbad, California 92008 Attention: General Counsel

with a copy (which shall not constitute notice) to:

DLA Piper Rudnick Gray Cary US LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Attention: Jeff Baglio, Esq.

(b) if to the Company, to:

Sentigen Holding Corp. 445 Marshall Street Phillipsburg, New Jersey 08865 Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.

666 Fifth Avenue New York, NY 10103 Attention: Sheldon G. Nussbaum, Esq.

8.3  Certain Definitions.

(a) For purposes of this Agreement the following definition shall apply:

(i) An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(ii) “Business Day” means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York, New York or Washington, DC.

(iii) “Company Product(s)” shall mean each and all of the products of Company or its Subsidiaries (including without limitation all components, parts, integrated circuits or elements thereof, chemicals, compositions, tools, kits (including without limitation tool kits, drug kits and screening kits ), drugs, animals, plants, software, firmware, middleware, databases, interfaces, systems, devices, hardware, equipment, other tangible items designed, developed, manufactured, assembled, sold, leased, installed, repaired, licensed or otherwise made available by the Company or its Subsidiaries or any services performed by the Company or its Subsidiaries), whether currently being distributed, currently under development, or otherwise anticipated to be distributed under any product “road map” of the Company or its Subsidiaries.

(iv) “Company Proprietary Rights” shall mean any Proprietary Rights owned by or licensed to the Company or its Subsidiaries or otherwise used in the business the Company or its Subsidiaries.

(v) “Copyrights” shall mean all copyrights, copyrightable works (including without limitation all software, middleware and firmware), semiconductor topography, mask works and mask work rights, and applications for registration of any of the foregoing, including without limitation all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions and treaties.

(vi) “Financial Performance” shall mean the Company’s achievement of the sales projections listed as “Receipt of Revenue” on Exhibit C, within a margin of error of 30%, through the applicable time period listed.

(vii) “IP Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, right of first negotiation, license, covenant not to assert/sue or other immunity from suit, equitable interest, preemptive right, community property interest, technology escrow, title retention or title reversion agreement, prior assignment, or any other encumbrance or restriction of any nature, whether accrued, absolute, contingent or otherwise (including without imitation any restriction on the transfer or licensing of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(viii) “Issued Patents” shall mean all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other applicable Governmental Entity, including without limitation utility models and design patents.

(ix) “Knowledge”, (i) as it pertains to the Company, means the actual knowledge of the executive officers and employee-directors of the Company and each of its Subsidiaries, including those set forth on Schedule 8.3(a)(ix) hereto, as to a particular fact or matter, or if upon exercising reasonable due inquiry of those persons who would reasonably be expected to have knowledge of such matters, such persons would be expected to discover or become aware of that fact or matter, and (ii) as it pertains to Parent or Merger Sub, means the knowledge of the executive officers and employee-directors of Parent or Merger Sub, respectively, as to a particular fact or matter, or if exercising reasonable care such persons would be expected to discover or become aware of that fact or matter in the course of carrying out their duties and responsibilities on behalf of such entities.

(x) “Law” means any statute, law (including common law), constitution, treaty, ordinance, code, Order, rule, regulation and any other binding requirement or determination of any Governmental Entity.

(xi) “Made Available” means that the subject documents were filed by the Company in full without redaction on the website of the United States Securities and Exchange Commission (“SEC”) through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) on or prior to the date hereof.

(xii) An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or would reasonably be expected to have a material adverse effect on (i) the business, capitalization, assets, liabilities, operations or Financial Performance of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to consummate the Merger, or (iii) Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of

“Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) has a material adverse effect on the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, provided, however, that any event, violation, inaccuracy, circumstance or other matter arising out of, resulting from or attributable to the following shall not be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, provided that such changes do not affect such party and its Subsidiaries in a disproportionately adverse manner, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which such party and its Subsidiaries conduct business, provided that such changes do not affect such party and its Subsidiaries in a disproportionately adverse manner, (iii) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or (iv) any decline in the market price, or change in trading volume, of the capital stock of such party or any failure to meet publicly announced revenue or earnings projections, provided, however, that the exception set forth in (iv) above shall in no way prevent or otherwise effect a determination that any event, violation, inaccuracy, circumstance or other matter underlying such decline or change in trading volume has resulted in, or contributed to, a Material Adverse Effect.

(xiii) “Non-Olfaction Business” means all the assets, products, businesses and Proprietary Rights, including the Company Proprietary Rights, being acquired by Parent hereunder through the Merger.

(xiv) “Off-the-Shelf Software” shall mean any software (other than Public Software) that is generally and widely available to the public through regular commercial distribution channels and is licensed on a non-exclusive basis on standard terms and conditions for a one-time license fee less than $10,000 per license and that was obtained by the Company or any of its Subsidiaries in the Ordinary Course of Business.

(xv) “Olfaction IP” means (I) the 204 Series (A) Title: Nucleic acids and proteins of insect or 83b odorant receptor genes and uses thereof (B) Inventors: Kevin Lee; Thuy-Ai Nguyen; Brian Kloss, consisting of the following patent applications: (i) United States: (a) Provisional Application No. 60/312,319 was filed on August 14, 2001, Expired; (b) Application Serial No. 10/486,781 was filed on August 6, 2004 and is Pending, (ii) Australia: Application No. 2002332534 was filed on August 14, 2002 and is Pending, (iii) Brazil: Application No. PI 0212523-4 was filed on August 14, 2002 and is Pending; (iv) Canada: Application No. 2,457,226 was filed on August 14, 2002 and is Pending, (v) European Patent Convention: Application No. 02 794 893 was filed on August 14, 2002 and is Pending, (vi) Israel: Application No. 160 396 was filed on August 14, 2002 and is Pending, (vii) Japan: Application No. 2003-521786 was filed on August 14, 2002 and is Pending, (viii) Mexico: Application No. PA/a/2004/001460 was filed on August 14, 2002 and is Pending, (ix) Patent Cooperation Treaty: Application No. PCT/US2002/028315 was filed on August 14, 2002 and is Expired, (II) all substitutions, continuations, continuations-in-part, divisions, renewals, revivals, reissues, re-examinations and extensions thereof, (III) all published and all unpublished non-provisional and provisional patent applications in any jurisdiction that claim inventions described in any patent applications described in clause (I) and (II) above to the extent the Company, Newco or any successor of Newco has rights to such patent applications described in this subsection (III); (IV) all patents that issue from any of the patent applications described in clause (I), (II) or (III) above in any jurisdiction, including reissued and reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof any patents that issue from such, (V) all Proprietary Rights licensed under the Exclusive License Agreement, dated April 10, 2000, between The Trustees of Columbia University of the City of New York and Sentigen Biosciences, Inc. (formerly known as Sentigen Corp.) a copy of which has been delivered or Made Available to Parent, and (VI) all other Proprietary Rights as are being assigned by the Company to Newco pursuant to an assignment agreement that will be entered into prior to or at the Closing in connection with the Olfaction IP Distribution, provided however that this definition shall not be deemed to include any inventions made by Newco or its successor after the Closing Date that are claimed in a patent or patent application that does not claim priority to any patent application specified in (I) above.

(xvi) “Olfaction IP Distribution” shall mean the spin-off, prior to the Merger, of the Olfaction IP to a newly formed entity (“Newco”) the shares of which are expected to be distributed, in a taxable transaction, pro rata to the then existing stockholders of Sentigen Holding Corp.

(xvii) “Order” means any award, injunction, judgment, decree, order, ruling, writ, subpoena or verdict or other decision entered, issued or rendered by any Governmental Entity.

(xviii) “Ordinary Course of Business” with respect to the Company and its Subsidiaries means the ordinary course of business, consistent with past practice existing prior to the date of this Agreement.

(xix) “Patents” shall mean the Issued Patents and the Patent Applications.

(xx) “Patent Applications” shall mean all published and all unpublished non-provisional and provisional patent applications, reexamination proceedings, invention disclosures, records of invention, applications for certificates of invention and priority rights, in any country and regardless of formal name, including without limitation, substitutions, continuations, continuations-in-part, divisions, renewals, revivals, reissues, re-examinations and extensions thereof.

(xxi) “Parties” means the Company, Parent and Merger Sub, and each shall be considered a “Party”.

(xxii) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(xxiii) “Proprietary Rights” shall mean any and all of the foregoing in any country: (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, (iv) domain names and domain name registrations, (v) Copyrights, (vi) Trade Secrets, (vii) all other ideas, inventions, designs, manufacturing, operating and other specifications, technical data and information, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights); or (b) any right (whether at law, equity by contract or otherwise) to use, practice or otherwise exploit any of the foregoing.

(xxiv) “Public Software” shall mean any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including without limitation any model that requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (b) the Artistic License (e.g., PERL); (c) the Mozilla Public License; (d) the Netscape Public License); (e) the Sun Community Source License (SCSL); (f) the Sun Industry Standards License (SISL); (g) the BSD License; and (h) the Apache License.

(xxv) “Registered Copyrights” shall mean all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office and any other applicable Governmental Entity.

(xxvi) “Registered Trademarks” shall mean all Trademarks for which registrations have been obtained or applications for registration have been filed in the United States Patent and Trademark Office and any applicable Governmental Entity.

(xxvii) “Subsidiary” of a particular Person means another Person where the first Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other voting interests in such other Person that is sufficient to enable such first Person to elect at least a majority of the members of such other Person’s Board of Directors or comparable governing body, or (b) if there are no such voting interests, at least 50% of the outstanding equity interests issued by such other Person.

(xxviii) “Trade Secrets” shall mean all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including both source code and object code), databases, interfaces, computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.

(xxix) “Trademarks” shall mean all (a) trademarks, service marks, marks, logos, insignias, designs, other symbols, trade names and fictitious business names, (b) applications for registration of trademarks, service marks, marks, logos, insignias, designs, other symbols, trade names and fictitious business names, (c) trademarks, service marks, marks, logos, insignias, designs, other symbols, trade names and fictitious business names for which registrations has been obtained and (d) all goodwill associated with each of the foregoing.

(xxx) ‘‘$” means United States dollars.

(b) In addition to the defined terms listed above, the following capitalized terms are defined in the following Sections of this Agreement:

Term:	Section:

Agreement	First Paragraph
Appraisal Shares	2.1(d)
Benefit Plans	3.1(m)
Board Approval	3.1(d)(iii)
Burnham	3.1(v)
Certificate	2.1(c)
Certificate of Merger	1.3
Certifications	3.1(e)(ii)
Closing	1.2
Closing Date	1.2
Code	3.1(m)(ii)
Company	First Paragraph
Company Adverse Recommendation Change	4.2(b)
Company Board Recommendation	5.1(b)
Company Common Stock	2.1(a)
Company Financial Statements	3.1(e)(vi)
Company Insiders	5.1(d)
Company Preferred Stock	3.1(c)(i)
Company SEC Documents	3.1(e)(i)
Company Triggering Event	7.1(h)
Confidentiality Agreement	5.2
Contract	3.1(d)(iv)
Controlled Group Member	3.1(k)(i)
DGCL	Recitals
Disclosure Schedule	3.1
Effective Time	1.3
Employment Agreement	6.2(e)(i)
Environmental Claims	3.1(q)(viii)(A)
Environmental Laws	3.1(q)(viii)(B)
Environmental Permits	3.1(q)(viii)(C)
Equity Benefit Plans	3.1(k)(i)(A)
ERISA	3.1(k)(i)(B)

Term:	Section:

ERISA Benefit Plans	3.1(k)(i)(B)
Exchange Act	3.1(c)(iv)
Existing Policy	5.6(c)
GAAP	3.1(e)(vi)
Governmental Entity	3.1(d)(v)
Hazardous Materials	3.1(q)(viii)(D)
Indemnities	5.6(a)
Insurance Policies	3.1(s)
Interim Period	4.1
Key Employees	6.2(e)
Liens	3.1(b)
Material Contract	3.1(j)
Merger	Recitals
Merger Consideration	2.1(c)
Merger Sub	First Paragraph
Non-ERISA Benefit Plans	3.1(k)(i)(C)
Original Bidder	7.3(b)(iii)
Option	2.1(e)
Parent	First Paragraph
Paying Agent	2.2(a)
Permits	3.1(i)
Proxy Statement	3.1(d)(v)
Release	3.1(q)(viii)(E)
Representatives	4.2(a)
Sarbanes-Oxley Act	3.1(e)(i)
SEC	3.1(d)(v)
Section 262	2.1(d)
Securities Act	3.1(b)
Specified Time	4.2(a)
Stockholder Approval	3.1(d)(ii)
Stockholders Meeting	5.1(b)
Superior Proposal	4.2(a)
Surviving Corporation	1.1
Tail Policy	5.6(c)
Tail Transaction	7.3(b)(iii)
Takeover Proposal	4.2(a)
Tax and Taxes	3.1(n)(i)
Tax Returns	3.1(n)(ii)
Voting Agreements	Recital

8.4  Interpretation.  When a reference is made in this Agreement to an Article or Section or the Disclosure Schedule, such reference shall be to an Article or Section of, or the Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase

“and/or”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

8.5  Counterparts.  This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

8.6  Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the documents and instruments referred to herein or delivered pursuant hereto, including Exhibits, Schedules (including the Disclosure Schedule) and the Confidentiality Agreement between the Company and Parent (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Article 2, and Section 5.6, are not intended to confer upon any Person other than the Parties any rights or remedies.

8.7  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

8.8  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

8.9  Consent to Jurisdiction.  Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of either (a) the Court of Chancery of the State of Delaware or (b) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Court of Chancery of the State of Delaware or (b) any Federal court of the United States of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.10  Waiver of Jury Trial.  Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

8.11  Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy in any Delaware State court or any Federal court of the United States of America sitting in the State of Delaware to which they are entitled at law or in equity (but subject to the provisions of Section 7 herein).

8.12  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INVITROGEN CORPORATION

By:	/s/ John D. Thompson
John D. Thompson
Senior Vice President
of Corporate Development

ARTIC FOX ACQUISITION CORPORATION

By:	/s/ John D. Thompson
John D. Thompson
President

SENTIGEN HOLDING CORP.

By:	/s/ Thomas J. Livelli
President and Chief Executive Officer

Schedule A

List of Company Stockholders Subject to Voting Agreement

Joseph K. Pagano
Frederick R. Adler
Samuel A. Rozzi
Thomas Livelli
Joel M. Pearlberg
Bruce Slovin
Arnold B. Pollard
G. Scott Segler

EXHIBIT A

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of          , by and between INVITROGEN CORPORATION, a Delaware corporation (“Acquiror”), and the undersigned stockholder (the “Stockholder”) of SENTIGEN HOLDING CORP., a Delaware corporation (“Target”).

RECITALS

A. Concurrently with the execution of this Agreement, Acquiror, Arctic Fox Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and Target have entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into Target (the “Merger”), pursuant to which Target will become a wholly-owned subsidiary of Acquiror;

B. The Stockholder is the holder of record or beneficial owner of the number of shares of the outstanding capital stock of Target indicated on the final page of this Agreement (the “Shares”);

C. In connection with the Merger, Acquiror will acquire the Stockholder’s entire equity interest in Target and the Stockholder will receive in exchange a cash payment; and

D. In consideration of and to induce the execution of the Merger Agreement by Acquiror, the Stockholder agrees not to sell or otherwise dispose of any shares of Target stock held by the Stockholder and to vote the Shares so as to facilitate consummation of the Merger, as more fully described below.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

1. Agreement to Retain Shares.  The Stockholder agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any of the Shares at any time prior to the Expiration Date, as defined herein. The “Expiration Date” shall mean the earlier of (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the date on which the Merger Agreement shall be terminated pursuant to its terms.

2. Agreement to Vote Shares.  At any meeting of the Target stockholders called with respect to any of the following, and at any adjournment thereof, and with respect to any written consent solicited with respect to any of the following, the Stockholder agrees to vote the Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter reasonably required to facilitate the Merger based on the economic terms and conditions set forth in the Merger Agreement and (ii) against any action, proposal, agreement or transaction (A) made in opposition to or in competition with consummation of the Merger and the Merger Agreement, (B) which would result in the liquidation, dissolution or winding up of Target or (C) which would, or could reasonably be expected to, prohibit, delay or discourage the Merger (each of the foregoing being referred to as an “Opposing Proposal”). The Stockholder, as the holder of voting stock of Target, agrees to be present, in person or by proxy, at all meetings of stockholders of Target so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote the Shares or give instructions in any manner inconsistent with this Section 2. This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from acting in accordance with his fiduciary duties as an officer or director of Target.

3. Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Acquiror a proxy in the form attached hereto as Annex A (the “Proxy”), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

4. Additional Purchases.  For purposes of this Agreement, the term “Shares” shall include any shares of Target capital stock which the Stockholder purchases or otherwise acquires and as to which the Stockholder has the right to vote, after the execution of this Agreement and prior to the Expiration Date.

5. Waiver of Appraisal Rights.  Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder may have by virtue of any Shares.

6. Representations, Warranties and Covenants of the Stockholder.  The Stockholder hereby represents, warrants and covenants to Acquiror as follows:

6.1 Ownership of Shares.  Except as specifically described on Annex B to this Agreement, the Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of capital stock of Target other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

6.2 Validity; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the Proxy by the Stockholder do not, and the performance of this Agreement and the Proxy by the Stockholder will not (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Stockholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute any breach of or default under, or give to any other person or entity any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance or restriction on any of the Shares pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of his or its affiliates or properties is or may be bound or affected.

6.3 No Voting Trusts or Agreements.  Between the date of this Agreement and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder’s control to, deposit any shares of Target capital stock held by the Stockholder or such entity in a voting trust or subject any shares of Target capital stock held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Acquiror, unless the trustee of such trust agrees in writing to be bound by the terms of this Agreement.

6.4 No Proxy Solicitations.  Between the date hereof and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder’s control to, (a) solicit proxies or become a participant in a “solicitation” (as such term is defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to an Opposing Proposal, (b) take any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement or otherwise encourage or assist any party in taking or planning such action, (c) initiate or encourage a stockholders’ vote, action by written consent or any other facilitating act of Target stockholders with respect to an Opposing Proposal or (d) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Target with respect to an Opposing Proposal.

7. Additional Documents.  The Stockholder hereby covenants and agrees to execute and deliver any additional documents and take all such other actions necessary or desirable, in the reasonable opinion of Acquiror’s legal counsel, to carry out the intent of this Agreement.

8. Consent and Waiver.  The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party.

9. Miscellaneous.

9.1 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.2 Survival of Representations, Warranties and Agreements.  All representations and warranties made by the Stockholder in this Agreement shall survive (i) the consummation of the Merger, and (ii) termination of the Merger Agreement.

9.3 Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by the Stockholder without the prior written consent of the Acquiror.

9.4 Amendments and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

9.5 Specific Performance: Injunctive Relief.  The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Acquiror upon such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

9.6 Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.7 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service or by confirmed telecopy to the respective parties as follows:

If to Acquiror:

Invitrogen Corporation
1600 Faraday Avenue
Carlsbad, California 92008
Attn: General Counsel

With a copy to:

DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Jeff Baglio, Esq.

If to Stockholder:

To the address for notice set forth on the last page hereof

With a copy to:

Sentigen Holding Corp.
445 Marshall Street
Phillipsburg, New Jersey 08865
Attn: Chief Financial Officer

With a copy to:

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
Attn: Sheldon G. Nussbaum, Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

9.8 Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

9.9 Entire Agreement.  This Agreement and the Proxy contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

9.10 Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

9.11 Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

9.12 Termination.  Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Stockholder under either of them, shall automatically terminate as of the Expiration Date.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INVITROGEN CORPORATION

By:
John D. Thompson
Senior Vice President of Corporate Development

STOCKHOLDER

(Signature)

(Printed Name)

Address:

Shares Beneficially Owned:

[Signature Page to Voting Agreement]

ANNEX A

IRREVOCABLE PROXY

The undersigned stockholder of Sentigen Holding Corp., a Delaware corporation (“Target”), hereby irrevocably appoints and constitutes the members of the Board of Directors of Invitrogen Corporation, a Delaware corporation (“Acquiror”), and each of them (the “Proxyholders”), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of Target beneficially owned by the undersigned, which shares are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof as to which the undersigned has the right to vote, on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows:

The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Target stockholders, and in every written consent in lieu of such a meeting, or otherwise,

1. In favor of (i) approval of the Merger (as defined in the Voting Agreement dated as of August 29, 2006 between the Stockholder and Acquiror (the “Voting Agreement”)) and that certain Agreement and Plan of Merger dated as of August 29, 2006 by and among Acquiror, Target and Arctic Fox Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror (the “Merger Agreement”), and (ii) any matter reasonably required to facilitate the Merger based on the economic terms and conditions set forth in the Merger Agreement, and

2. Against any action, proposal, agreement or transaction (i) made in opposition to or in competition with consummation of the Merger and the Merger Agreement, (ii) which would result in the liquidation, dissolution or winding up of Target or (iii) which would, or could reasonably be expected to, prohibit, delay or discourage the Merger.

The Proxyholders may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all such other matters.

The proxy granted by the stockholder to the Proxyholders hereby is granted as of the date of this Agreement in order to secure the obligations of the stockholder set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Target to be purchased and sold pursuant to the Merger Agreement. This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Target and with any Inspector of Elections at any meeting of the stockholders of Target.

This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

STOCKHOLDER

(Signature)

(Printed Name)

Shares Beneficially Owned:

Dated:

ANNEX B

EXHIBIT C

Financial Performance

	Month	Two Months	Three Months	Four Months
	Ended	Ended	Ended	Ended
	Aug 31, 2006	Sep 30, 2006	Oct 31, 2006	Nov 30, 2006
	Forecast	Forecast	Forecast	Forecast

Receipt of revenue	$263,675	$646,888	$1,057,501	$1,432,001

ANNEX B

August 24, 2006

Board of Directors
Sentigen Holding Corp.
445 Marshall Street
Phillipsburg, NJ 08865

Gentlemen:

We understand that Sentigen Holding Corp. (“Sentigen” or the “Company”) contemplates entering into a transaction (the “Proposed Transaction”) whereby the Company will enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Invitrogen Corporation (“Invitrogen” or “Purchaser”) and a wholly owned subsidiary of the Purchaser (the “Merger Sub”). The Merger Agreement will provide for the merger of the Merger Sub into the Company and the exchange of each share outstanding of the Common Stock, par value $0.01 per share, of the Company, on a fully diluted basis, for $3.37 in cash, without interest. We further understand that, on or about the effective date of the Proposed Transaction, Sentigen intends to distribute to its stockholders pro-rata interests in the Company’s olfaction intellectual property (the “OIP Distribution”).

The Board of Directors of Sentigen has requested Burnham Securities Inc.’s (“Burnham”) opinion (“the Opinion”) as investment bankers as to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be paid in connection with the Merger Agreement (the “Engagement”).

In the course of this Engagement, we have, among other things:

•	Reviewed select publicly available information concerning Sentigen, including all SEC filings, since January 1, 2001;

•	Reviewed certain internal financial statements and other financial and operating data prepared by Sentigen’s management;

•	Analyzed revenue projections prepared by Sentigen’s management for the remainder of calendar year 2006;

•	Reviewed and discussed with senior executives of Sentigen certain strategic and financial issues, including the Company’s past performance and future prospects;

•	Compared the financial and operating performance of Sentigen and the market prices and trading history of its stock with those of certain other publicly-traded companies that Burnham deemed relevant (as reported by reliable information sources);

•	Considered and reviewed the limited trading in the Company’s Common Stock, the Company’s comparatively small market capitalization and the limited ownership of the Company’s Common Stock by non-affiliates;

•	Considered the nature and value of the consideration to be received by the Company’s stockholders in the Proposed Transaction with respect to each of their shares of Common Stock, in comparison to the price of the Common Stock before, and on the date of, the public announcement of the Proposed Transaction;

•	Compared the Proposed Transaction with other comparable and completed business combination transactions involving publicly-traded companies that Burnham deemed relevant, as reported by reliable information services;

•	Reviewed drafts of the Merger Agreement and other related documents as they became available;

•	Considered the prospects for Sentigen and its stockholders if the Proposed Transaction were not effected;

•	Considered the 2005 sale by Sentigen of its profitable Specialty Media division;

•	Considered the Company’s dependence on a single contract with Merck & Co. to generate a majority of its revenue; along with a recent decline in projected revenues anticipated to be derived from the current Merck contract;

•	Considered that the Proposed Transaction consideration is all cash, in a fixed per-share amount; and therefore not subject to uncertainty based on the results of operations of Sentigen or the performance of the financial markets;

•	Considered Sentigen’s prospects if it were to remain independent (as well as the risks involved in achieving those prospects);

•	Considered the possible costs to the Company if the Company were to continue as a public company;

•	Considered the Company’s prior discussions with respect to possible business combinations, the process undertaken by the Company’s Board of Directors and management to explore strategic alternatives, and the lack of other proposals after months of intermittent discussions with certain other parties;

•	Reviewed the size and M&A track record of, and financial resources available to, Invitrogen in consummating the Proposed Transaction; and

•	Performed such other analyses and considered such other information and factors as Burnham deemed appropriate.

In preparing our Opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to, reviewed or analyzed by us in connection with this Opinion without making, or assuming any responsibility for making, any independent verification of such information. With respect to the prospective financial information supplied to us, we have assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to expected future financial performance, including, without limitation, the character, quantity or timing of any anticipated benefits of the Proposed Transaction. We assume no responsibility for and express no view as to such prospective financial information or the estimates and assumptions on which they are based. In addition, we have not made, or assumed any responsibility for making, any independent evaluation or appraisal of the assets, including intellectual property, or liabilities of Sentigen (including the assets and liabilities to be included in the OIP Distribution). Our Opinion is necessarily based on economic, market and other conditions as they exist and as they can be evaluated as of the date of this Opinion. Subsequent developments may affect, and may in the future affect, Burnham’s Opinion. If the Company requests that we update our Opinion to reflect material changes in the Proposed Transaction or because of delays in the closing of the Proposed Transaction, the Company is obligated to pay to us an additional fee for each update. We have not been requested to express any opinion with respect to, and we do not in any manner express any opinion with respect to Sentigen’s underlying business decision to proceed with the Proposed Transaction.

The Company has agreed to indemnify us from certain liabilities arising out of this Engagement. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We recognize our responsibility for compliance with federal laws in connection with any such activities.

It is understood that our Opinion is for the use of the Company’s Board of Directors in connection with its consideration of the Proposed Transaction. Our Opinion is directed to the Board of Directors and does not constitute a recommendation as to how any director of the Company, or any stockholder of the Company, should vote regarding the Proposed Transaction. Although this Opinion is solely for the information of the Board of Directors for its use when considering the Proposed Transaction, the Company may reproduce this Opinion, in whole but not in part, in any materials filed with the Securities and Exchange Commission (“SEC”) concerning the Proposed Transaction. In addition, the Company may include in its SEC filings the information concerning this Opinion required by applicable securities laws; provided, however, that such disclosure must meet with Burnham’s reasonable approval.

Subject to the foregoing, on the basis of our review and analyses and such other factors as we deemed relevant, it is our opinion that as of the date hereof the consideration to be received by the Company’s common stockholders in connection with the Proposed Transaction is fair, from a financial point of view, to such stockholders.

Very truly yours,

Burnham Securities Inc.

By:	/s/ Richard Lewisohn, III Richard Lewisohn, III Senior Managing Director

ANNEX C

Section 262 of the Delaware General Corporation Law

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SENTIGEN HOLDING CORP.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph K. Pagano and Thomas J. Livelli, and each of them individually, proxies, with full power of substitution, to vote all shares of common stock of Sentigen Holding Corp., a Delaware corporation, which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on November 14, 2006 at 10:00 a.m. Eastern Daylight Time, or any adjournment or postponement thereof and to vote all shares of common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters set forth on the reverse of this proxy card.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

(Continued and to be signed on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED FOR THE PROPOSALS

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of August 31, 2006, by and among Invitrogen Corporation, Arctic Fox Acquisition Corporation, a wholly-owned subsidiary of Invitrogen Corporation, and Sentigen Holding Corp., and approve the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal to grant discretionary authority to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the special meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Signature

Date

Signature

Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When Shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.